UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

NOVAGOLD RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice Of

Annual and Special Meeting

Of Shareholders

&

Management

Information Circular

MEETING TO BE HELD JUNE 5, 2014

NOVAGOLD RESOURCES INC.

CORPORATE OFFICE Suite 720 – 789 West Pender Street Vancouver, British Columbia Canada V6C 1H2 Tel: 604-669-6227 or 866-669-6227 Fax: 604-669-6272	MANAGEMENT OFFICE 201 South Main Street, Suite 400 Salt Lake City, Utah USA 84111 Tel: 801-639-0511 Fax: 801-649-0509
Website: www.novagold.com

NOVAGOLD RESOURCES INC.
Suite 720 – 789 West Pender Street
Vancouver, British Columbia
Canada V6C 1H2

201 South Main Street, Suite 400
Salt Lake City, Utah
USA 84111

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of NOVAGOLD RESOURCES INC. (the “Company”) will be held at The Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9, Canada, on Thursday, June 5, 2014 at 3:00 p.m. (Vancouver time), for the following purposes:

1.
To receive the Annual Report of the Directors of the Company (the “Directors”) containing the consolidated financial statements of the Company for the year ended November 30, 2013, together with the Report of the Auditors thereon;

2.	To elect Directors of the Company for the forthcoming year;

3.	To appoint the Auditors of the Company for the forthcoming year and to authorize the Directors through the Audit Committee to fix the Auditors’ remuneration;

4.	To consider and, if deemed advisable, pass an ordinary resolution approving certain amendments to the Company’s Stock Award Plan and to approve all unallocated entitlements under the Stock Award Plan;

5.
To consider and, if deemed advisable, pass an ordinary resolution to approve certain amendments to the Company’s Performance Share Unit Plan and to approve all unallocated entitlements under the Performance Share Unit Plan;

6.
To consider and, if deemed advisable, pass an ordinary resolution to approve certain amendments to the Company’s Deferred Share Unit Plan and to approve all unallocated entitlements under the Deferred Share Unit  Plan;

7.	To consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s Named Executive Officers;

8.	To conduct a non-binding vote on the frequency of holding a non-binding vote on the compensation of the Company’s Named Executive Officers; and

9.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters currently proposed to be put before the Meeting are set forth in the Circular accompanying and forming part of this Notice.

Only Shareholders of record at the close of business on April 10, 2014 are entitled to receive notice of the Meeting and to vote at the Meeting.

To assure your representation at the Meeting, please complete, sign, date and return the proxy that will be delivered to you separately, whether or not you plan to personally attend. Sending your proxy will not prevent you from voting in person at the Meeting. All proxies completed by registered Shareholders must be returned to the Company:

•
by delivering the proxy to the Company’s transfer agent, Computershare Investor Services Inc. at its office at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, for receipt no later than June 3, 2014, at 6:00 p.m. Eastern time, (3:00 p.m. Pacific time);

•
by fax to the Toronto office of Computershare Investor Services Inc., Attention: Proxy Tabulation at  416-263-9524 or 1-866-249-7775 not later than June 3, 2014 at 6:00 p.m. Eastern time, (3:00 p.m. Pacific time); or

Alternatively, registered Shareholders can vote by proxy online at the following website:  www.envisionreports.com/novagold_2014, not later than June 3, 2014 at 6:00 p.m. Eastern time, (3:00 p.m. Pacific time).

Non-registered Shareholders whose shares are registered in the name of an intermediary should carefully follow voting instructions provided by the intermediary. A more detailed description on returning proxies by non-registered Shareholders can be found on page 2 of the attached Circular.

Kingsdale Shareholder Services (“Kingsdale”) is acting as the Company’s proxy solicitation agent. If you have any questions, please contact Kingsdale, toll free in North America at 1-866-228-8818 or call collect outside North America at 416-867-2272 or by email at contactus@kingsdaleshareholder.com.

DATED at Vancouver, British Columbia, this 11th day of April, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory A. Lang
Gregory A. Lang, President and Chief Executive Officer

TABLE OF CONTENTS

MANAGEMENT INFORMATION CIRCULAR	1
INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING	1
Solicitation of Proxies	1
Voting of Common Shares	2
Exercise of Proxies	3
Revocation of Proxies	3
Voting Shares and Principal Holders Thereof	4
MATTERS TO BE ACTED UPON AT MEETING	4
Election of Directors	4
Appointment of Auditors	6
Report on Audited Financial Statements	6
Additional Matters to be Acted Upon	7
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	22
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON	36
STATEMENT OF EXECUTIVE COMPENSATION	36
Compensation Discussion and Analysis	36
Objectives of Compensation Program	37
Executive Compensation Policies and Programs	37
Annual Compensation Decision-Making Process	38
Risk Assessment of Compensation Policies and Practices	40
Annual Incentive Plan	43
Stock-Based Incentive Plans	45
Performance Graph	47
Advisory Vote on Executive Compensation	49
Advisory Vote on the Frequency of Advisory Vote on Executive Compensation	49
Compensation Governance	49
EMPLOYMENT AGREEMENTS	51
Termination of Employment or Change of Control	52
Transition to Current Executive Team - 2012 An Anomaly in Executive Compensation	53
Summary Compensation Table	53
Incentive Plan Awards	54
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	56
Equity Compensation Plan Information	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS	58
DIRECTOR COMPENSATION	60
Director Compensation Table	61
DSU Plan for Directors	61
Director's Share Ownership	62
Incentive Plan Awards	63
Value Vested or Earned During the Year	65
INDEBTEDNESS OF DIRECTORS AND OFFICERS	66
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	66
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	66
Board of Directors	66
OTHER BUSINESS	70
ADDITIONAL INFORMATION	70
OTHER MATERIAL FACTS	71
SHAREHOLDER PROPOSALS	71
CERTIFICATE	71
APPENDIX A 2004 STOCK AWARD PLAN	72
APPENDIX B STOCK AWARD PLAN RESOLUTION	82
APPENDIX C 2009 PERFORMANCE SHARE UNIT PLAN	83
APPENDIX D PSU PLAN RESOLUTION	96
APPENDIX E 2009 NON-EXECUTIVE DIRECTOR DEFERRED SHARE UNIT PLAN	97
APPENDIX F DSU PLAN RESOLUTION	108

-i-

MANAGEMENT INFORMATION CIRCULAR

INFORMATION REGARDING ORGANIZATION AND CONDUCT OF MEETING

Solicitation of Proxies

THIS MANAGEMENT INFORMATION CIRCULAR (this “Circular”) IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT AND THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS” OR THE “BOARD”) OF NOVAGOLD RESOURCES INC. (the “Company”) for use at the Annual and Special Meeting of the Shareholders (the “Shareholders”) of the Company to be held at The Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, V6C 2Y9, Canada at 3:00 p.m. (Vancouver time) on June 5, 2014 (the “Meeting”) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.  This Circular was first made available to Shareholders on April 21, 2014.

Solicitation of proxies will primarily be by mail or courier, supplemented by telephone or other personal contact by employees or agents of the Company at nominal cost, and all costs thereof will be paid by the Company. The Company has also retained the services of Kingsdale Shareholder Services as its proxy solicitation agent to assist the Company in soliciting proxies. The total cost of the solicitation of proxies will be borne by the Company.  The Company will also pay the fees and costs of intermediaries for their services in transmitting proxy related material to non-registered Shareholders (other than objecting beneficial owners) in accordance with National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”).

Notice-and-Access

The Company is availing itself of newly introduced “Notice-and-Access” provisions in securities laws that permit the Company to forego mailing paper copies of this Circular and proxy-related materials to Shareholders and instead make them available for review, print and download via the Internet.  Registered and non-registered Shareholders have received a Notice Package (as defined below), but will not receive a paper copy of this Circular or the proxy-related materials unless they request such documents as described in the Notice Package.

In accordance with the requirements of NI 54-101, the Company has distributed a notice (the “Notice Package”), in the form prescribed by NI 54-101, to the clearing agencies and intermediaries for onward distribution to non-registered Shareholders, of the website location where non-registered Shareholders may access the Notice of Meeting, this Circular and the instrument of proxy (collectively, the “Meeting Materials”).  The Company will not pay for intermediaries to forward the Meeting Materials to objecting beneficial owners (as defined NI 54-101); therefore, objecting beneficial owners will not receive the Notice Package unless their intermediary assumes the costs of delivery.

Intermediaries are required to forward the Notice Package to non-registered Shareholders unless a non-registered Shareholder has waived the right to receive Meeting Materials. Typically, intermediaries will use a service company (such as Broadridge Financial Services Inc. (formerly known as ADP Investor Communications Corporation) (“Broadridge”)) to forward the Notice Package to non-registered Shareholders.

General

Unless otherwise specified, the information in this Circular is current as at March 24, 2014.  Unless otherwise indicated, all references to “$” or “US$” in this Circular refer to United States dollars.  References to “C$” in this Circular refer to Canadian dollars.

Copies of the Meeting Materials, as well as the Company’s financial statements to be approved at the Meeting and related MD&A, can be obtained under the Company’s profile at www.sedar.com, at www.novagold.com or at www.envisionreports.com/novagold_2014.

Record Date and Quorum

The Board of Directors of the Company has fixed the record date for the Meeting as the close of business on April 10, 2014 (the “Record Date”). If a person acquires ownership of shares subsequent to the Record Date such person may establish a right to vote by delivering evidence of ownership of common shares of the Company (“Common Shares”) satisfactory to the Board and a request to be placed on the voting list to Blake, Cassels & Graydon LLP, the Company’s legal counsel, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson. Subject to the above, all registered holders of Common Shares at the close of business on the Record Date will be entitled to vote at the Meeting. No cumulative rights are authorized and dissenter’s rights are not applicable to any matters being voted upon.  Each registered Shareholder will be entitled to one vote per Common Share.

Two or more persons present in person or by proxy representing at least 25% of the Common Shares entitled to vote at the Meeting will constitute a quorum at the Meeting.

Voting of Common Shares

Registered Shareholders

Registered Shareholders have two methods by which they can vote their shares at the Meeting, namely in person or by proxy. To assure your representation at the Meeting, please complete, sign, date and return the proxy included with this Circular.  Sending your proxy will not prevent you from voting in person at the Meeting.

Shareholders who do not wish to attend the Meeting or do not wish to vote in person can vote by proxy.  A registered Shareholder must return the completed proxy to the Company:

(a)
by delivering the proxy to the Toronto office of the Company’s transfer agent, Computershare at its office at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1, for receipt not later than June 3, 2014 at 6:00 p.m. Eastern time (3:00 p.m. Pacific time);

(b)	by fax to the Toronto office of Computershare, Attention: Proxy Tabulation at 416-263-9524 or 1-866-249-7775 not later than June 3, 2014 at 6:00 p.m. Eastern time (3:00 p.m. Pacific time); or

Alternatively, a registered Shareholder can vote by proxy online at the following website:  www.envisionreports.com/novagold_2014, not later than June 3, 2014 at 6:00 p.m. Eastern time (3:00 p.m. Pacific time).

The persons named in the form of proxy are officers and directors of the Company (“Directors”). Each Shareholder has the right to appoint a person or a company (who need not be a Shareholder) to attend and act for him/her and on his/her behalf at the Meeting other than the persons designated in the form of proxy. Such right may be exercised by striking out the names of the persons designated on the form of proxy and by inserting such appointed person’s name in the blank space provided for that purpose or by completing another form of proxy acceptable to the Board.

Non-registered Shareholders

The information set forth in this section is of significant importance to many Shareholders of the Company, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (i.e. non-registered or beneficial Shareholders) should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted upon the instructions of the non-registered Shareholder. Without specific instructions, a broker and its agents and nominees are prohibited from voting Common Shares for the broker’s clients. Therefore, non-registered Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from non-registered Shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered Shareholders in order to ensure that their shares are voted at the Meeting. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge typically uses its own form of proxy, mails those forms to the non-registered Shareholders and asks non-registered Shareholders to either return the proxy forms to Broadridge or alternatively provide voting instructions by using the Broadridge automated telephone system. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A non-registered Shareholder receiving a proxy from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting – the proxy must be returned to Broadridge well in advance of the Meeting in accordance with Broadridge’s instructions in order to have the shares voted.

Although a non-registered Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his/her broker (or an agent of the broker), a non-registered Shareholder may attend the Meeting as the proxyholder for a registered Shareholder and vote the Common Shares in that capacity. Non-registered Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as the proxyholder for a registered Shareholder, should enter their own names in the blank space on the form of proxy provided to them by their broker (or agent) and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Exercise of Proxies

On any ballot that may be called for, the Common Shares represented by a properly executed proxy given in favor of the person(s) designated in the form of proxy will be voted or withheld from voting in accordance with the instructions given on the form of proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is specified, the proxy will confer discretionary authority and will be voted in favor of all matters referred to on the form of proxy.

The proxy also confers discretionary authority to vote for, withhold from voting or vote against, amendments or variations to matters identified in the Notice of Meeting and with respect to other matters not specifically mentioned in the Notice of Meeting but which may properly come before the Meeting. Management has no present knowledge of any amendments or variations to matters identified in the Notice of Meeting or any business other than that referred to in the accompanying Notice of Meeting which will be presented at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the person named in the proxy to vote in accordance with the recommendations of management of the Company.

Proxies must be received by the Toronto office of Computershare, located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 not later than June 3, 2014 at 6:00 p.m. Eastern time (3:00 p.m. Pacific time).

Revocation of Proxies

A Shareholder who has given a proxy may revoke it at any time insofar as it has not been exercised. In addition to any other manner permitted by law, a Shareholder who has given an instrument of proxy may revoke it by instrument in writing, executed by the Shareholder or by his/her attorney authorized in writing, or if the Shareholder is a Company, under its corporate seal, and deposited either with Computershare at its Toronto office at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 or with the Company’s legal counsel, Blake, Cassels & Graydon LLP, at Suite 2600, 595 Burrard Street, Vancouver, BC, V7X 1L3, Attention: Trisha Robertson, at any time up to and including the last business day preceding the Meeting at which the proxy is to be used, or any adjournment thereof, or with the chairman of such Meeting on the date of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked. A Shareholder attending the Meeting has the right to vote in person, and if the Shareholder does so, any proxy previously given is nullified with respect to the matters such person votes upon and any subsequent matters thereafter to be voted upon at the Meeting.

Voting Shares and Principal Holders Thereof

As at April 10, 2014, the Company has 317,297,868  Common Shares issued and outstanding without nominal or par value. Each Common Share is entitled to one vote. Except as otherwise noted in this Circular, a simple majority of votes cast at the Meeting, whether in person or by proxy, will constitute approval of any matter submitted to a vote.

The following table sets forth certain information regarding the ownership of the Company’s common shares as at December 31, 2013 by each Shareholder known to the Company who beneficially owns, or exercises control or direction over, directly or indirectly, more than 5% of the outstanding Common Shares of the Company as of that date, based on such person’s Schedules 13D and 13G filed with the U.S. Securities and Exchange Commission (the “SEC”).

Name of Shareholder	Number of Voting Securities	Percentage of Outstanding Voting Securities
Electrum Strategic Resources LLC (“Electrum”)(1)	84,569,479	26.7%
Paulson & Co. Inc.	35,839,014	11.3%
The Baupost Group, LLC	21,688,300	6.8%
Notes:

(1)
Dr. Thomas Kaplan, Chairman of the Board, is also Chairman and Chief Investment Officer of each of Electrum and the Electrum Group LLC (“Electrum Group”), a privately-held global natural resources investment management company which manages the portfolio of Electrum.

MATTERS TO BE ACTED UPON AT MEETING

Election of Directors

According to the Articles of Association of the Company, the Board shall consist of not less than three and no more than such number of Directors to be determined by resolution of Shareholders. The number of Directors has been set at 11.

The proposed nominees in the list that follows, in the opinion of management, are well qualified to direct the Company’s activities for the ensuing year and have confirmed their willingness to serve as Directors, if elected. The term of office of each Director elected will be until the next annual meeting of the Shareholders of the Company or until a successor is elected or appointed, unless his or her office is earlier vacated, in accordance with the Articles of Association of the Company and the provisions of the Business Corporations Act (British Columbia).

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a Shareholders’ meeting.  If the number of Common Shares “withheld” for any nominee exceeds the number of Common Shares voted “for” the nominee, then, notwithstanding that such Director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the Chair of the Board. The Corporate Governance and Nominations Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board must take formal action on the Corporate Governance and Nominations Committee’s recommendation within 90 days of the date of the applicable Shareholders’ meeting and announce its decision by press release.  See “Statement of Corporate Governance Policies – Majority Voting Policy.”

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the election of the nominees whose names are set forth below. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees and therefore will have no effect on the outcome of the election.  If, prior to the Meeting, any of the listed nominees shall become unavailable to serve, the persons designated in the proxy form will have the right to use their discretion in voting for a properly qualified substitute.  Management does not contemplate presenting for election any person other than these nominees but, if for any reason management does present another nominee for election, the proxyholders named in the accompanying form of proxy reserve the right to vote for such other nominee in their discretion unless the Shareholder has specified otherwise in the form of proxy.

Name, Province or State and Country of Residence	Age	Independence	Principal Occupation	Director Since	Meets Share Ownership Guidelines(4)
Sharon Dowdall(1)(2) Ontario, Canada	61	Independent	Corporate Director, Consultant	2012	No
Dr. Marc Faber(6) Chiang Mai, Thailand	68	Independent	Managing Director of Marc Faber Ltd.	2010	No
Dr. Thomas Kaplan(5) New York, USA	51	Non- Independent	Chairman and Chief Investment Officer of the Electrum Group LLC	2011	No
Gregory Lang(3)(7) Utah, USA	59	Non- Independent	President and Chief Executive Officer of NOVAGOLD RESOURCES INC.	2012	No(8)
Gillyeard Leathley(3) British Columbia, Canada	76	Non- Independent	Chief Operating Officer of Sunward Resources Ltd.	2011	Yes
Igor Levental(6)(7) Colorado, USA	58	Independent	President of The Electrum Group LLC	2010	No
Kalidas Madhavpeddi(1)(2) Arizona, USA	58	Independent	President of Azteca Consulting LLC and overseas Chief Executive Officer of China Molybdenum Co. Ltd.	2007	Yes
Gerald McConnell(2)(6)(7) Nova Scotia, Canada	69	Independent	Chief Executive Officer of Namibia Rare Earths Inc.	1984	Yes
Clynton Nauman(1)(3) Washington, USA	65	Independent	President and Chief Executive Officer of Alexco Resource Corp.	1999	Yes
Rick Van Nieuwenhuyse(7) British Columbia, Canada	58	Non- Independent	President and Chief Executive Officer of NovaCopper Inc.	1999	Yes
Anthony Walsh(1)(6) British Columbia, Canada	62	Independent	Corporate Director, Businessman	2012	No

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Environment, Health, Safety and Sustainability (“EHSS”) and Technical Committee.
(4) The Board adopted a policy requiring each Director to maintain a minimum holding of Common Shares and/or DSUs equal to $50,000. See “Director’s Share Ownership" for details on the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed Director.
(5) Chairman of the Board.
(6) Member of the Corporate Governance and Nominations Committee.
(7) Member of the Corporate Communications Committee.
(8) Mr. Lang has met 18% of his share ownership requirements as President and Chief Executive Officer as of November 30, 2013.  See “Executive Share Ownership” for details on share ownership guidelines for Executive Officers.

See “Director’s Securities Held” and “Share Ownership Guidelines” for details on share ownership and the number of securities beneficially owned, or controlled or directed, directly or indirectly, by each proposed Director.

Refer to Section “Information Concerning the Board of Directors and Executive Officers” for further information regarding the above Directors.

Appointment of Auditors

The independent auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), located at 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada. PwC were appointed auditors of the Company (“Auditors”) on May 29, 2013 by the Shareholders.  The Shareholders will be asked at the Meeting to vote for the appointment of PwC as Auditors until the next annual meeting of the Shareholders of the Company or until a successor is appointed, at a remuneration to be fixed by the Directors through the Audit Committee. To the Company's knowledge, a representative from PwC will be present at the Meeting and will be available to respond to appropriate questions.  PwC will also be permitted to make a statement if it so desires.

A table setting forth the fees paid by the Company to PwC, its Auditors, for the years ended November 30, 2013 and 2012 is set forth below.

	Year Ended November 30
	2013	2012
Audit Fees (1)	C$ 315,000	C$ 648,000
Audit Related Fees (2)	123,000	158,000
Tax Fees (3)	Nil	Nil
All Other Fees (4)	Nil	Nil
Total	C$ 438,000	C$ 806,000

(1) “Audit Fees” are the aggregate fees billed by PwC for the audit of the Company’s consolidated annual financial statements, reviews of interim financial statements and attestation services that are provided in connection with statutory and regulatory filings or engagements.
(2) “Audit-Related Fees” are fees charged by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category comprises fees billed for review and advisory services associated with the Company’s financial reporting.
(3) “Tax Fees” are fees billed by PwC for tax compliance, tax advice and tax planning.
(4) “All Other Fees” are fees charged by PwC for services not described above.

Pre-Approval Policies and Procedures

All services to be performed by the Company’s Auditors must be approved in advance by the Audit Committee.  The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining the Auditors’ independence and has adopted a charter governing its conduct. The charter is reviewed annually and requires the pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Auditors, subject to the de minimis exceptions for non-audit services as allowed by applicable law or regulation. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Pursuant to these procedures, all services and related fees reported were pre-approved by the Audit Committee.

Report on Audited Financial Statements

The Audit Committee reviewed and discussed with management and the Company's Auditors the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended November 30, 2013. In addition, the Audit Committee has discussed with the Company's Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380), as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the Company's Auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the Company's Auditors that audit firm's independence from the Company and its management. Based on the review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2013, for filing with the SEC, which Annual Report is available under the Company’s profile on SEDAR at www.sedar.com.

Audit Committee of the Board
Anthony Walsh, Chair
Sharon Dowdall
Kalidas Madhavpeddi
Clynton Nauman

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the appointment of PricewaterhouseCoopers LLP as auditors of the Company until the next annual meeting of Shareholders or until a successor is appointed, at a remuneration to be fixed by the Directors through the Audit Committee.  Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

Additional Matters to be Acted Upon

The Company is seeking Shareholder approval of an amendment and restatement of the Company’s Stock Award Plan (the “Stock Award Plan”) for purposes of enabling the Company to take a tax deduction for qualifying compensatory awards granted under the Stock Award Plan in the United States.  The Company is also seeking Shareholder approval of all unallocated entitlements under the Stock Award Plan, which is required every three years under the rules of the Toronto Stock Exchange (the “TSX”).  Shareholders last approved the Stock Award Plan at the Company’s annual meeting held in 2012.  Even though Shareholder approval of the Stock Award Plan for compliance with TSX requirements is not required until 2015, because the Company is asking for Shareholder approval of its two other equity compensation plans this year (the PSU Plan and the DSU Plan, as defined below), the Company wishes to seek approval of all three plans in 2014 so that all three plans will be on the same triennial approval schedule going forward.

The Company is seeking Shareholder approval of an amendment and restatement of both the Company’s Performance Share Unit Plan (the “PSU Plan”) and Deferred Share Unit Plan (the “DSU Plan”) that would, among other things, convert these plans from fixed to rolling plans.  A fixed plan has a definitive number of share units available for grant; a rolling, or evergreen, plan has a variable number of share units available for grant depending upon the number of issued and outstanding shares from time to time.  The Company is also seeking approval of all unallocated entitlements under the PSU Plan and the DSU Plan in compliance with TSX requirements.

As of March 24, 2014, the Company has 14,570,800 stock options authorized and outstanding under the Stock Award Plan, 1,793,900 PSUs authorized and outstanding under the PSU Plan, and 150,420 DSUs authorized and outstanding under the DSU Plan to insiders of the Company (as that term is defined by the TSX), which, if all were exercised for or settled by the delivery of Common Shares, would represent 5.2% of the currently issued and outstanding Common Shares of the Company.  Pursuant to the terms of each of the Stock Award Plan, PSU Plan and DSU Plan, the maximum number of Common Shares issuable to insiders of the Company pursuant to all security-based compensation arrangements of the Company is not to exceed 10% of the issued and outstanding Common Shares.  In compliance therewith, the maximum number of Common Shares issuable pursuant to the Stock Award Plan, the PSU Plan and the DSU Plan to insiders is 31,729,786 collectively as of March 24, 2014.  Pursuant to the terms of the PSU Plan and the DSU Plan, the Company has the discretion to settle awards made under the Plans by the delivery of Common Shares issued from treasury, Common Shares purchased in the open market, in cash, or in any combination of the foregoing.  For more information, refer to the sections entitled “Vesting” and “Maximum Number of Common Shares Issued” under each of “Approval of Performance Share Unit Plan” and “Approval of Deferred Share Unit Plan” below.

In addition, in accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its Shareholders the opportunity to vote to approve or not approve, on an advisory basis, the Company’s overall compensation of its Named Executive Officers (“NEOs”) and its compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Circular. Finally, in accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is submitting to its Shareholders a non-binding vote to advise whether the non-binding Shareholder vote on compensation of the Company’s NEOs shall occur every one, two, or three years.

Each of these Additional Matters is separately described below.

1.	Approval of Amendment and Restatement of the Stock Award Plan

Background

The Board originally adopted the Stock Award Plan in 2004 for the benefit of the Company’s Directors, executives, employees and consultants, and Shareholders most recently approved the Stock Award Plan, as amended, in 2012.  The Stock Award Plan has been established to assist the Company in the recruitment and retention of highly qualified executives, employees and eligible consultants by providing a means to reward performance, to motivate participants under the Stock Award Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the Stock Award Plan, to better align the interests of participants with the long-term interests of Shareholders.

At the Meeting, Shareholders will be asked to approve a resolution to amend and restate the Stock Award Plan in the form attached to this Circular as Appendix A, and to approve all unallocated entitlements under the Stock Award Plan.  Approval of this proposal is intended to constitute approval of the material terms of the Stock Award Plan for purposes of Section 162(m) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) in order to enable qualifying performance-based compensation to be deducted by the Company as a business expense.  In order to be approved, the resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting.  Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.  In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the approval of the resolution authorizing the amendment and restatement as set forth in Appendix B (the “Stock Award Plan Resolution”).

Prior Grants Under The Stock Award Plan

Stock Award Plan(1)
Name and Position	Number of Units
Gregory Lang, Director, President & Chief Executive Officer	3,525,150
David Deisley, Executive Vice President, General Counsel and Corporate Secretary	1,592,900
David Ottewell, Vice President and Chief Financial Officer	1,117,300
NEOs as a group	6,235,350
Non-Executive Directors as a group	8,335,450
All Company Employees (excluding NEOs and Non-Executive Directors)	4,316,621
Total:	18,887,421(2)

(1) Options outstanding as of March 24, 2014.
(2) Represents 5.9% of the issued and outstanding Common Shares as at March 24, 2014.

Summary of the Stock Award Plan

Set out below is a summary of the Stock Award Plan, which is qualified in its entirety by reference to the complete copy of the Stock Award Plan, including the proposed amendments, attached to this Circular as Appendix A.

Eligible Participants

Under the Stock Award Plan, Awards (as defined in the Stock Award Plan) may be granted to Directors, executives, employees and other service providers of the Company and its designated subsidiaries and affiliates. As of March 24, 2014, there were approximately 14 employees and 10 non-executive Directors of the Company eligible to participate in the Stock Award Plan.  The total number of Common Shares reserved for issuance in connection with Awards granted or that may be granted under the Stock Award Plan is 10% of the total number of issued and outstanding Common Shares. Based on the total number of issued and outstanding Common Shares, a total of 31,729,786 Common Shares is available for issuance under the Stock Award Plan as of March 24, 2014.  As of March 24, 2014, the total number of Common Shares issuable in connection with outstanding, unexercised Award grants under the Stock Award Plan is 18,887,421, which represents, in the aggregate, 5.9% of the total number of the Company’s issued and outstanding Common Shares. Of the 18,887,421 outstanding, unexercised Awards, Awards to purchase 14,289,695 Common Shares are fully vested, with 4,597,726 remaining unvested.

Summary of Award Types

Under the Stock Award Plan, stock options (“options”), stock appreciation rights (“SARs”) and tandem SARs (“Tandem SARs”) may be granted to participants at any time as determined by the Board.  The participant’s Award agreement shall list the term of the Award, as determined by the Board, as well as the period during which the Award may be exercised.  The term of a Tandem SAR may not exceed the term of the option portion of the Award, which may not exceed five years, and a free-standing SAR’s term may not exceed five years, provided however, that if at any time the expiry of the term of an Award should be determined to occur either during a period in which the trading of Common Shares by the holder of the Award is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such expiry date will be deemed to be the date that is the tenth business day following the date of expiry of such restriction.  All Awards must be granted with an exercise price no less than “fair market value” of the Common Shares on the date of grant.  Unless determined otherwise by the Board, fair market value is generally defined under the Stock Award Plan as the last recorded sale price of the Common Shares on the TSX for the preceding trading date.  All options granted under the Stock Award Plan are nonqualified stock options for purposes of the Code.

A SAR may be granted in tandem with an option granted under the Stock Award Plan or on a free-standing basis, and may be exercised upon such terms and conditions as the Board, in its sole discretion, determines.  Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount equal to the excess of the fair market value of a Common Share on the date of exercise over the price at which the SAR was originally granted (which shall not be less than the fair market value of a Common Share on the date of the SAR grant). All payments shall be made in Common Shares, the number of which shall be calculated by dividing the payment amount by the fair market value of the Common Shares on the exercise date.

Tandem SARs give the awardee the right to surrender to the Company all or a portion of the related option and to receive a distribution of Common Shares in an amount equal to the excess of the fair market value of a specified number of shares as of the date the SAR is exercised over the exercise price of the related option. To the extent a Tandem SAR is exercised, the related option will terminate at the time of such exercise. The effect of the exercise of a SAR or Tandem SAR would be a reduction in the total number of shares issued by the Company to a participant versus the exercise of an equivalent stock option.

The total number of Common Shares that may be issued to an individual participant under the Stock Award Plan upon the exercise of Awards granted thereunder shall not exceed, in the aggregate, 5% of the Company’s total number of issued and outstanding Common Shares at the date of grant of such Award.  In addition, no individual participant may be granted any Award or Awards for more than ten million Common Shares in any calendar year.   The maximum number of shares issuable to insiders pursuant to the Stock Award Plan, together with any shares issued pursuant to any other share compensation arrangement, at any time shall not exceed (i) 10% of the total number of issued and outstanding Common Shares and (ii) 10% of the total number of issued and outstanding Common Shares within any one-year period.

Administration

The Stock Award Plan is administered by the Compensation Committee appointed by the Board. Subject to the terms of the Stock Award Plan, the Compensation Committee may determine, among other things, the persons to whom Awards may be granted, the number of Awards to be granted to any participant, and the exercise price and the schedule and dates for vesting of Awards granted.  The Compensation Committee may, but is not required to, impose a vesting schedule on any Award made under the Stock Award Plan.

If a participant ceases to be engaged by the Company for any reason other than death, they will have the right to exercise any vested Award not exercised prior to such termination within the lesser of six months from the date of the termination, unless otherwise extended by the Board, in its absolute discretion, or the expiry date of the Award; provided that if the termination is for just cause the right to exercise the vested Award shall terminate on the date of termination unless otherwise determined by the Board. The unvested portion of all Awards shall terminate on the date of termination.

The Board shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without Shareholder approval, amend, suspend or terminate the Stock Award Plan or any Award granted under the Stock Award Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided, however, that:

(a)      such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Common Shares are listed;

(b)      no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a participant with respect to any then outstanding Award, as determined by the Board acting in good faith, without his or her consent in writing; and

(c)      the Board shall obtain Shareholder approval of the following:

(i)      any amendment to the maximum number of Common Shares issuable pursuant to the Stock Award Plan, other than as contemplated by the Stock Award Plan;

(ii)     any amendment that would reduce the award price of an outstanding Award other than as contemplated by the Stock Award Plan; and

(iii)    any amendment that would extend the term of any Award granted under the Stock Award Plan beyond the expiry date.

In the event of, among other things, a take-over bid affecting the Company, the Board of the Company will notify each awardee under the Stock Award Plan of the full particulars of the offer whereupon all Awards will become vested and may be exercised.

Transferability

No Awards granted under the Stock Award Plan shall be transferable or assignable other than by will or by the laws of succession.  However, if permitted by all applicable laws and the TSX rules, a participant may assign any Award to a trust or a similar legal entity.

New Plan Benefits

The benefits that will be awarded or paid under the Stock Award Plan cannot currently be determined.  Awards granted under the Stock Award Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards.  As of March 24, 2014, the closing price of a Common Share on the TSX was C$4.28.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to Awards made under the Stock Award Plan.  The following description applies to Awards that are subject to U.S. federal income tax.  The grant of options, SARs or Tandem SARs should not result in taxable income to a participant at the time of grant.  When Awards are paid out, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the Awards, less any exercise price paid, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation and section 162(m) of the Code.  A participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the participant recognized ordinary income less any exercise price paid.  If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income, but will qualify as capital gain or loss.

Shareholder Approval of Amendments

At the Meeting, pursuant to the requirements of Section 162(m), Shareholders will be asked to approve a resolution to amend the Stock Award Plan as follows:

1.      To provide that Awards that are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) shall be granted by a committee consisting of two or more “outside directors” as defined under Section 162(m); and

2.      To provide that no one person may be granted any Award or Awards for more than ten million Common Shares in the aggregate in any calendar year.

The Stock Award Plan, as amended, has been structured in such a manner that allows compliance with the requirements of United States law pertaining to executive compensation. The Company became subject to these requirements on December 1, 2013 when it ceased to be a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. The proposed amendments will allow the Company to grant Awards that may qualify for the exemption from the $1 million deduction limit on compensation paid to top executives pursuant to Section 162(m). If the compensation qualifies, the amendments may enable the Company to deduct future Awards as a business expense.  However, because the rules and regulations issued under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect, there can be no assurance that any compensation awarded or paid under the Stock Award Plan will be deductible in all circumstances.

In addition, Shareholders will be asked at the Meeting to re-approve the Stock Award Plan and all unallocated Awards issuable pursuant thereto. The TSX rules require Shareholder approval every three years. Shareholders last approved the Stock Award Plan at the Company’s annual meeting held in 2012.  Even though Shareholder approval of the Stock Award Plan is not required until 2015, because the Company is asking for Shareholder approval of its two other equity compensation plans this year (the PSU Plan and the DSU Plan), the Company is seeking approval of the Stock Award Plan as well so that all three plans will be on the same triennial approval schedule going forward. In the event that the resolution to approve the Stock Award Plan is not passed by the requisite number of votes cast at the Meeting, the Company will not have a valid stock award plan, all unallocated Awards will be cancelled and the Company will not be permitted to grant further Awards under the Stock Award Plan. Previously allocated Awards under the Stock Award Plan will continue unaffected by the approval or disapproval of the resolution to approve the Stock Award Plan. Any Awards that have been terminated, cancelled or that have expired will not be available for re-granting.

In order to approve the continuation of the Stock Award Plan, the Stock Award Resolution (as defined herein) must be passed by a majority of the votes cast by Shareholders who, being entitled to do so, vote in person or by proxy on the Stock Award Resolution. The full text of the resolution to approve the amendments to and the continuation of the Stock Award Plan (the “Stock Award Resolution”) is set out in Appendix B to this Circular.

The Board has unanimously concluded that the amendment and approval of the continuation of the Stock Award Plan is in the best interest of the Company and its Shareholders, and recommends that Shareholders vote IN FAVOR of the Stock Award Plan Resolution. The Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favor of the Stock Award Plan Resolution. In the absence of a contrary instruction, the person(s) designated by management of the Company in the form of proxy intend to vote FOR the Stock Award Plan Resolution.

2.	Approval of Amendment and Restatement of the Performance Share Unit Plan

Background

The Board adopted the PSU Plan for the benefit of the Company’s executives, employees and consultants. The PSU Plan has been established to assist the Company in the recruitment and retention of highly qualified executives, employees and eligible consultants by providing a means to reward performance, to motivate participants under the PSU Plan to achieve important corporate and personal objectives and, through the proposed issuance by the Company of Common Shares under the PSU Plan, to better align the interests of participants with the long-term interests of Shareholders.

The Board intends to use Performance Share Units (“PSUs”) issued under the PSU Plan, as well as options issued under the Stock Award Plan, as part of the Company’s overall executive and employee compensation plan. Since the value of PSUs increase or decrease with the price of the Common Shares, PSUs reflect a philosophy of aligning the interests of executives and employees with those of the Shareholders by tying executive compensation to share price performance. In addition, PSUs assist in the retention of qualified and experienced executives and employees by rewarding those individuals who make a long term commitment to the Company.

At the Meeting, Shareholders will be asked to approve a resolution to amend and restate the PSU Plan in the form attached to this Circular as Appendix C and to approve all unallocated entitlements under the PSU Plan, in compliance with TSX rules.  The amendment will cause the PSU Plan to be an evergreen treasury based plan (as further explained below) that will base the number of PSUs that may be outstanding at any time under the PSU Plan on the number of issued and outstanding Common Shares.  As of March 24, 2014, this amendment will result in an additional 6,518,936 Common Shares being subject to issuance under the PSU Plan.  In addition, the PSU Plan has been structured in such a manner that PSU grants made under it can satisfy the requirements of “performance-based” compensation within the meaning of Section 162(m) of the Code.  In order to comply with Section 162(m), Shareholders must approve the material terms of the performance goals under which the compensation may be paid, including (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal.  Each of these issues is discussed below.  However, nothing in this proposal prevents the Compensation Committee from granting PSUs that do not qualify for tax deductibility under Section 162(m).  In order to be approved, the resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.  In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the approval of the resolution authorizing the amendment and restatement as set forth in Appendix D (the “PSU Plan Resolution”).

Outstanding Grants Under The PSU Plan

Performance Share Unit Plan (1)
Name and Position	Number of Units
Gregory Lang President & CEO	1,014,000
David Deisley Executive Vice President, General Counsel & Corporate Secretary	446,500
David Ottewell Vice President & CFO	333,400
NEOs as a Group	1,793,900
All Company Employees (excluding NEOs)	651,450
Total	2,445,350(2)

(1)    PSU grants outstanding as of March 24, 2014 (does not include Common Shares issued under PSU Plan).
(2)    Represents 0.7% of the issued and outstanding Common Shares as of March 24, 2014.

Summary of the PSU Plan

Set out below is a summary of the PSU Plan. A complete copy of the PSU Plan, including the proposed amendments, is attached to this Circular as Appendix C.

Eligible Participants

The PSU Plan is administered by the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board (the “Committee”). Employees and eligible consultants of the Company and its designated subsidiaries are eligible to participate in the PSU Plan.  As of March 24, 2014, there were approximately 14 employees and 4 consultants eligible to participate in the PSU Plan.  All but one of the Company’s current, full-time, permanent employees have received grants under the PSU Plan to date.  In accordance with the terms of the PSU Plan, the Company, under the authority of the Board, will approve those employees and eligible consultants who are entitled to receive PSUs and the number of PSUs to be awarded to each participant.  PSUs awarded to participants are credited to them by means of an entry in a notional account in their favor on the books of the Company. Each PSU awarded conditionally entitles the participant to receive up to 1.5 Common Shares (or the cash equivalent) upon attainment of the PSU vesting criteria.

Vesting

The PSUs vest upon the expiry of a time-based vesting period.  The duration of the vesting period applicable to a specific PSU grant shall be determined at the time of the grant by the Committee. In addition, the Committee may establish other terms or conditions with respect to the vesting of PSUs, including without limitation, provisions which make the vesting of PSUs conditional upon (i) the achievement of corporate or personal objectives, including the attainment of milestones relating to financial, operational, strategic or other objectives of the Company, (ii) the market price of the Company’s Common Shares from time to time and/or the return to Shareholders, and/or (iii) any other performance criteria relating to the participant or the Company.  Any such conditions shall be set out in a grant agreement, may relate to all or any portion of the PSUs in a grant, and may be graduated such that different percentages of the PSUs in a grant will vest depending on the extent of satisfaction of one or more such conditions.  The Board may, in its discretion and having regard to the best interests of the Company, subsequent to the grant date of a PSU, waive any such terms or conditions or determine that they have been satisfied.

Once the PSUs in a grant vest, the participant is entitled to receive the equivalent number of Common Shares or cash equal to the Market Value (as defined below) of the equivalent number of Common Shares. The vested PSUs may be settled through the issuance of Common Shares from treasury (subject to the Shareholder approval being sought at this Meeting), by the delivery of Common Shares purchased in the open market, in cash or in any combination of the foregoing (at the discretion of the Company). If settled in cash, the award amount shall be equal to the number of Common Shares in respect of which the participant is entitled multiplied by the Market Value of a Common Share on the payout date. Market Value per share as at any date is defined in the PSU Plan (if the Common Shares are listed and posted for trading on the TSX) as the arithmetic average of the closing price of the Common Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date.  The PSUs may be settled on the payout date, which shall be the second anniversary of the date of the grant or such other date as the Committee may determine at the time of the grant, which in any event shall be no later than the expiry date for such PSUs. The expiry date of PSUs will be determined by the Committee at the time of grant.  All unvested, expired or previously settled PSUs are available for future grants.

Maximum Number of Common Shares Issuable and Proposed Amendment

Under the current PSU Plan, the maximum number of Common Shares reserved and available for issuance from treasury is 3,000,000 Common Shares, which represents 0.9% of the issued and outstanding Common Shares as of March 24, 2014. The Company proposes to amend the PSU Plan to increase the maximum number of Common Shares from treasury which may be reserved, set aside and made available for issuance under the PSU Plan to a variable number equal to three percent (3%) of the issued and outstanding Common Shares of the Company (on a non-diluted basis) from time to time.  This type of plan share pool structure is sometimes referred to as an evergreen, or rolling, plan feature.   As of March 24, 2014, three percent (3%) of the issued and outstanding Common Shares represents 9,518,936 Common Shares, an increase of 6,518,936 Common Shares over and above the 3,000,000 Common Shares previously reserved and available for issuance under the PSU Plan.

The PSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the PSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of issued and outstanding Common Shares.  In addition, the maximum number of Common Shares issued to insiders under the PSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of issued and outstanding Common Shares.

Qualified Performance-based Compensation

The Company further proposes to amend the PSU Plan to provide that grants pursuant to the PSU Plan that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) shall be (i) granted by a committee consisting of two or more outside directors and (ii) conditioned solely upon the achievement of one or more performance goals, based on the following factors, each of which may be adjusted as provided in the PSU Plan:

Financial Performance Goals: economic value added (EVA); sales or revenue; costs or expenses; performance relative to budget; net profit after tax; gross profit; income (including without limitation operating income, pre-tax income and income attributable to the Company); cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof); earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales; net working capital; margins (including one or more of gross, operating and net income margin);

Shareholder Performance Goals: earnings per share (EPS) (basic or diluted); earnings per share from continuing operations; returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR)); ratios (including one or more of price-to-earnings, debt-to-assets, debt-to-net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk); stock price; value creation; market capitalization;

Corporate Performance Goals:  safety performance; environmental performance; development and implementation of exploration programs; advancement of governmental permitting and approval processes; development and implementation of corporate social responsibility/sustainable development initiatives; engagement with key stakeholders; evaluation of corporate development opportunities; corporate compliance and reporting; implementation or completion of key corporate initiatives or projects; strategic plan development and implementation; workforce satisfaction; employee retention; productivity metrics; career development;

(collectively, the “Performance Goals”).

The Performance Goals may be applied individually, alternatively, or in any combination, either to the Company as a whole or to a subsidiary, division, business unit or line of business basis.  The PSU Plan has been amended to limit the number of PSUs that may be granted to any one person to 9,500,000 per year.  Section 162(m) requires that Shareholders must re-approve the PSU Plan at least every five years for grants to be “qualified performance-based compensation” within the meaning of Section 162(m). This proposed amendment will enable the Company to make grants under the PSU Plan that may qualify for the exemption from the $1 million deduction limit on compensation paid to top U.S. executives. If approved, the amendments will enable the Company to deduct qualifying future grants as a business expense.  However, nothing in this proposal prevents the Compensation Committee from granting PSUs that do not qualify for tax deductibility under Section 162(m).

Cessation of Entitlement

Unless otherwise determined by the Company in accordance with the PSU Plan, PSUs which have not vested on a participant’s termination date shall terminate and be forfeited. If a participant who is an employee ceases to be an employee as a result of termination of employment without cause, at the Company’s discretion (unless otherwise provided in the applicable grant agreement), all or a portion of such participant’s PSUs may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Company in its sole discretion. All forfeited PSUs are available for future grants.

Transferability

PSUs are not assignable or transferable by a participant other than by operation of law, except, if and on such terms as the Company may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by the participant, the sole shareholders or beneficiaries of which, as the case may be, are any combination of the participant, the participant’s spouse, minor children or minor grandchildren, and after the participant’s lifetime shall inure to the benefit of and be binding upon the participant’s designated beneficiary, on such terms and conditions as are appropriate for such transfers to be included  in the class of transferees who may rely on a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, to sell Common Shares received pursuant to the PSUs.

New Plan Benefits

The benefits that will be awarded or paid under the PSU Plan cannot currently be determined.  Awards granted under the PSU Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards.  As of March 24, 2014, the closing price of a Common Share on the TSX was C$4.28.

Amendments to the PSU Plan

The PSU Plan provides that the Company may, without notice, at any time and from time to time, and without Shareholder approval, amend the PSU Plan or any provisions thereof in such manner as the Company, in its sole discretion, determines appropriate:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the PSU Plan;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the PSU Plan;

(c)	to change the vesting provisions of PSUs to reflect revised performance metrics or to accelerate vesting in the event that performance criteria is achieved earlier than expected;

(d)	to change the termination provisions of PSUs or the PSU Plan which does not entail an extension beyond the original expiry date of the PSUs; or

(e)	the amendments contemplated by Section 15.1(f) of the PSU Plan;

provided, however, that:

(1)
no such amendment of the PSU Plan may be made without the consent of each affected participant if such amendment would adversely affect the rights of such affected participant(s) under the PSU Plan; and

(2)	Shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in:

(i)    an increase in the maximum number of Common Shares issuable pursuant to the PSU Plan other than as already contemplated in the PSU Plan;

(ii)   an extension of the expiry date for PSUs granted to insiders under the PSU Plan;

(iii)  granting of other types of compensation through Common Share issuance;

(iv)  expansion of the rights of a participant to assign PSUs beyond what is currently permitted in the PSU Plan;

(v)   the addition of new categories of participants, other than as already contemplated in the PSU Plan;

(vi)  changes in eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; or

(vii) an amendment of the Board’s authority to amend provisions of the PSU Plan.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to PSUs awarded under the PSU Plan.  The following description applies to PSUs that are subject to U.S. federal income tax.  The grant of PSUs should not result in taxable income to a participant at the time of grant.  When PSUs are paid out, the participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the PSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation. For information on the deductibility of executive compensation, see Qualified Performance-based Compensation above. A participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the participant recognized ordinary income.  If, as usually is the case, the Common Shares are a capital asset in the participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income, but will qualify as capital gain or loss.

Section 409A of the Code may apply to PSUs granted under the PSU Plan.  For such awards subject to Section 409A, certain U.S. officers may experience a delay of up to six months in the settlement of the PSUs in Common Shares.

The TSX has conditionally approved the treasury-based aspects of the PSU Plan, subject to approval of the Shareholders. In order for the proposed amendments to the PSU Plan to be approved, the PSU Plan Resolution (as defined below) must be passed by a majority of the votes cast by the holders of Shareholders who, being entitled to do so, vote in person or by proxy on the PSU Plan Resolution. The full text of the resolution to approve the amendments to the PSU Plan (the “PSU Plan Resolution”) is set out in Appendix D to this Management Information Circular.

The Board recommends that Shareholders vote FOR the PSU Plan Resolution, and the Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favour of the PSU Plan Resolution. In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the PSU Plan Resolution, including for the Common Shares to be taken from treasury and set aside for issuance under the PSU Plan.

3.	Approval of Amendment and Restatement of Deferred Share Unit Plan

Background

The Board has adopted the DSU Plan for the benefit of the Company’s non-executive Directors. Currently there are ten non-executive Directors participating in the DSU Plan. The DSU Plan has been established to assist the Company in the recruitment and retention of qualified persons to serve on the Board and, through the proposed issuance by the Company of Common Shares under the DSU Plan, to promote better alignment of the interests of Directors and the long-term interests of Shareholders.

The Board intends to use the Deferred Share Units (“DSUs”) issued under the DSU Plan, as well as options issued under the Stock Award Plan, if any, as part of the Company’s overall director compensation plan. Since the value of DSUs increase or decrease with the price of the Common Shares, DSUs reflect a philosophy of aligning the interests of Directors with those of the Shareholders by tying compensation to share price performance.

At the Meeting, Shareholders will be asked to approve a resolution to amend and restate the DSU Plan in the form attached to this Circular as Appendix E, to approve all unallocated entitlements under the DSU Plan, and to ratify all prior issuances of DSUs under the DSU Plan. The amendment will cause the DSU Plan to be an evergreen treasury based plan (as explained further below) that will base the number of Common Shares that may be outstanding at any time under the DSU Plan on the number of issued and outstanding Common Shares of the Company.  As of March 24, 2014, this amendment will result in an additional 3,022,978 of Common Shares being subject to issuance under the DSU Plan.  In addition, the amendment makes certain technical changes with respect to its U.S participants (as discussed below) that will cause the payments made under the DSU Plan to comply with or be exempt from the tax regulations issued under Section 409A of the Code.  In order to be approved, the resolution must be passed by a majority of the votes cast by the holders of the Common Shares present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.  In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the approval of the resolution authorizing the amendment and restatement as set forth in Appendix F (the “DSU Plan Resolution”).

Prior Grants Under The DSU Plan

Deferred Share Unit Plan(1)
Name of Non-Executive Director	Number of Units
Sharon Dowdall	9,081
Marc Faber	12,419
Thomas Kaplan	20,564
Gillyeard Leathley	14,442
Igor Levental	22,203
Kalidas Madhavpeddi	13,930
Gerald McConnell	25,689
Clynton Nauman	13,930
Rick Van Nieuwenhuyse	9,081
Anthony Walsh	9,081
Non-Executive Directors as a Group	150,420(2)

(1)	DSUs outstanding as of March 24, 2014.
(2)	Represents 0.05% of the issued and outstanding Common Shares as at March 24, 2014.

Summary of the DSU Plan

Set out below is a summary of the DSU Plan. A complete copy of the DSU Plan is attached to this Circular as Appendix E.

Administration of Plan

The DSU Plan provides that non-executive Directors (each, a “Participant”) will receive 50%, and may elect to receive up to 100%, of their annual compensation amount (the “Annual Base Compensation”) in DSUs.  The cash portion of Annual Base Compensation shall be paid to the Participant quarterly.  A DSU is a unit credited to a Participant by way of a bookkeeping entry in the books of the Company, the value of which is equivalent to the value of one Common Share.  All DSUs paid with respect to Annual Base Compensation will be credited quarterly to the Participant by means of an entry in a notional account in their favor on the books of the Company (a “DSU Account”) when such Annual Base Compensation is payable.  The Participant’s DSU Account will be credited on a quarterly basis with the number of DSUs, calculated to the nearest thousandth of a DSU, determined by dividing the dollar amount of compensation payable in DSUs on the grant date by the Share Price of a Common Share at that time.  Share Price is defined in the DSU Plan as (if the Common Shares are listed and posted for trading on the TSX) the closing price of the Common Shares on the TSX averaged over the five (5) consecutive trading days immediately preceding the date of grant.  Fractional Common Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

Generally, a Participant in the DSU Plan shall be entitled to redeem their DSUs during the period commencing on the business day immediately following the date upon which the Participant ceases to hold any position as a Director of the Company and its subsidiaries and is no longer otherwise employed by the Company or its subsidiaries, including in the event of death of the Participant (the “Termination Date”), and ending on the 90th day following the Termination Date, provided, however that for eligible U.S. Participants, redemption will be made upon such Participant’s “separation from service” as defined under Internal Revenue Code Section 409A. Redemptions under the DSU Plan may be settled in Common Shares issued from treasury, Common Shares purchased by the Company on the open market for delivery to the Participant, cash, or any combination of the foregoing, subject to the restrictions set forth in the DSU Plan.

Maximum Number of Common Shares Issuable and Proposed Amendment

Under the current DSU Plan, the maximum number of Common Shares reserved and available for issuance from treasury is 150,000 Common Shares. The Company proposes to amend the DSU Plan to increase the maximum number of Common Shares which may be reserved, set aside and made available for issuance from treasury under the DSU Plan to a variable number equal to one percent (1%) of the issued and outstanding Common Shares of the Company (on a non-diluted basis) from time to time.  This type of plan share pool structure is sometimes referred to as an evergreen, or rolling, plan feature.  As of March 24, 2014, one percent (1%) of the issued and outstanding Common Shares represents 3,172,978 Common Shares, representing an increase of 3,022,978 Common Shares over and above the 150,000 Common Shares previously reserved and available for issuance under the DSU Plan.

The DSU Plan provides that the maximum number of Common Shares issuable to insiders (as that term is defined by the TSX) pursuant to the DSU Plan, together with any Common Shares issuable pursuant to any other security-based compensation arrangement of the Company, will not exceed 10% of the total number of outstanding Common Shares. In addition, the maximum number of Common Shares issued to insiders under the DSU Plan, together with any Common Shares issued to insiders pursuant to any other security-based compensation arrangement of the Company within any one year period, will not exceed 10% of the total number of outstanding Common Shares.

Transferability

No right to receive payment of deferred compensation or retirement awards shall be transferable or assignable by any Participant under the DSU Plan except by will or laws of descent and distribution.

New Plan Benefits

The benefits that will be awarded or paid under the DSU Plan cannot currently be determined.  The amount of DSUs paid under the DSU Plan is dependent on the level of Annual Base Compensation as determined by the Board, the election of the individual Participants, and the Share Price at the end of each fiscal quarter.  As of March 24, 2014, the closing price of a Common Share on the TSX was C$4.28.

Amendments to the DSU Plan

The DSU Plan provides that the Board may at any time, and from time to time, and without Shareholder approval, amend any provision of the DSU Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan including amendments of a “clerical” or “housekeeping” nature;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the DSU Plan;

(c)	amendments to the termination provisions of the DSU Plan;

(d)	amendments necessary or advisable because of any change in applicable securities laws;

(e)	amendments to the transferability of DSUs provided for in the DSU Plan;

(f)	amendments relating to the administration of the DSU Plan; or

(g)	any other amendment, fundamental or otherwise, not requiring Shareholder approval under applicable laws or the rules of the Toronto Stock Exchange;

provided, however, that:

1)	no such amendment of the DSU Plan may be made without the consent of each affected Participant in the DSU Plan if such amendment would adversely affect the rights of such affected Participant(s) under the DSU Plan; and
2)	Shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment:

(i) to increase the maximum number of Common Shares which may be issued under the DSU Plan;

(ii) to the amendment provisions of the DSU Plan; or

(iii) to the definition of “Participant”.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to DSUs awarded under the DSU Plan.  The following description applies to DSUs that are subject to U.S. federal income tax.  The grant of DSUs and the crediting of DSUs to a Participant’s DSU Account should not result in taxable income to the Participant at the time of grant.  When DSUs are paid out, the Participant will recognize ordinary income equal to the fair market value of the Common Shares and cash received in settlement of the DSUs, and the Company will be entitled at that time to a corporate income tax deduction (for U.S. federal income tax purposes) for the same amount, subject to the general rules concerning deductibility of compensation.  A Participant’s basis in any Common Shares received will equal the fair market value of the Common Shares at the time the Participant recognized ordinary income.  If, as usually is the case, the Common Shares are a capital asset in the Participant’s hands, any additional gain or loss recognized on a subsequent sale or exchange of the Common Shares will not be ordinary income, but will qualify as capital gain or loss.  To the extent that a Participant’s DSUs are subject to U.S. federal income tax and to taxation under the Income Tax Act (Canada), DSUs awarded under the DSU Plan are intended to comply with Section 409A of the Internal Revenue Code and to avoid adverse tax consequences under paragraph 6801(d) of the regulations under the Income Tax Act (Canada). To that end, the DSU Plan has been amended to include certain forfeiture provisions that could apply to DSUs awarded under the DSU Plan in limited circumstances.

The TSX has conditionally approved the treasury-based aspects of the DSU Plan, subject to approval of the Shareholders. In order for the proposed amendments to the DSU Plan to be approved, the DSU Plan Resolution (as defined below) must be passed by a majority of the votes cast by the holders of Shareholders who, being entitled to do so, vote in person or by proxy on the DSU Plan Resolution. The full text of the resolution to approve the amendments to the DSU Plan (the “DSU Plan Resolution”) is set out in Appendix F to this Circular.

The Board recommends that Shareholders vote FOR the DSU Plan Resolution set out in Appendix F, and the Company has been advised that the Directors and senior officers of the Company intend to vote all Common Shares held by them in favour of the DSU Plan Resolution. In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the DSU Plan Resolution.

4.	Non-Binding Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the following proposal, commonly known as a “Say on Pay” proposal, gives our Shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our NEOs.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Circular.

Our executive compensation program is designed to recruit and retain key individuals and reward individuals with compensation that has long-term growth potential while recognizing that the executives work as a team to achieve corporate results and should be rewarded accordingly.  In order to align executive pay with both the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company’s performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases.  Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Circular, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy.

We are asking our Shareholders to indicate their support for our NEO compensation as described in this Circular by voting FOR the following resolution:

BE IT RESOLVED, as an ordinary resolution, that the compensation paid to the named executive officers, as disclosed in the Company’s 2014 Circular pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board or the Compensation Committee.  Our Board and Compensation Committee value the opinions of all of our Shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs. As described in the “Frequency of Non-Binding Advisory Vote on Executive Compensation” section below, the Board believes that submitting the non-binding vote on compensation of the Company’s NEOs to Shareholders on an annual basis is appropriate for the Company and its Shareholders at this time. If the Board adopts an annual non-binding advisory vote schedule, the next opportunity for Shareholders to vote on the compensation of the Company’s NEOs would occur in connection with the Company’s annual meeting of Shareholders in 2015.

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the approval of the non-binding resolution approving the compensation paid to the NEOs as disclosed in this Circular. Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

5.	Frequency of Non-Binding Advisory Vote on Executive Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are required to submit to our Shareholders a non-binding vote to advise whether the non-binding Shareholder vote on compensation of the Company’s NEOs shall occur every one, two, or three years.

After careful consideration, our Board believes that submitting the non-binding vote on compensation of the Company’s NEOs to Shareholders on an ANNUAL basis is appropriate for the Company and its Shareholders at this time.

The proxy form provides Shareholders with four choices (every one, two, or three years, or abstain).  Shareholders are not voting to approve or disapprove our Board’s recommendation.  Shareholder approval of a one, two, or three-year frequency vote is non-binding and will not require the Company to implement the non-binding vote on compensation of the Company’s NEOs every one, two, or three years.  The final decision on the frequency of a non-binding vote on compensation of the Company’s NEOs remains with our Board and/or its committees.

Our Board values the opinions of the Company’s Shareholders.  Although the vote is non-binding, the Board and its committees will carefully consider the outcome of the frequency vote when making future decisions regarding the frequency of voting on a non-binding vote on compensation of the Company’s NEOs.

In the absence of a contrary instruction, the person(s) designated in the form of proxy by the Company intend to vote FOR the non-binding Shareholder vote on compensation of the Company’s NEOs to occur every YEAR.  Abstentions and broker non-votes will not be counted either in favor of or against this proposal and, therefore, will have no effect on the outcomes of such proposal.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current Directors and executive officers. The term for each Director expires at the next annual meeting of Shareholders or at such time as a qualified successor is appointed, upon ceasing to meet the qualifications for election as a director, upon death, upon removal by the Shareholders or upon delivery or submission to the Company of the Director's written resignation, unless the resignation specifies a later time of resignation.  Each executive officer shall hold office until the earliest of the date the officer’s resignation becomes effective, the date a successor is appointed or the officer ceases to be qualified for that office, or the date the officer is terminated by the Board of Directors of the Company. The name, location of residence, age, and office held by each Director and executive officer, current as of March 24, 2014, has been furnished by each of them and is presented in the following table.  Unless otherwise indicated, the address of each Director and executive officer in the table set forth below is care of NOVAGOLD RESOURCES INC., 201 South Main, Suite 400, Salt Lake City, Utah 84111, United States.

Name and Municipality of Residence	Position and Office Held	Director/Officer Since	Age
Sharon Dowdall(2)(3) Ontario, Canada	Director	April 16, 2012	61
Dr. Marc Faber(5) Chiang Mai, Thailand	Director	July 5, 2010	68
Dr. Thomas Kaplan(1) New York, USA	Chairman	November 15, 2011	51
Gregory Lang(4)(6) Utah, USA	President and CEO / Director	April 16, 2012 / January 9, 2012	59
Gillyeard Leathley(4) British Columbia, Canada	Director	November 15, 2011	76
Igor Levental(5)(6) Colorado, USA	Director	July 5, 2010	58
Kalidas Madhavpeddi(2)(3) Arizona, USA	Director	July 31, 2007	58
Gerald McConnell(3)(5)(6) Nova Scotia, Canada	Lead Director	1984	69
Clynton Nauman(2)(4) Washington, USA	Director	1999	65
Rick Van Nieuwenhuyse(6) British Columbia, Canada	Director	1999	58
Anthony Walsh(2)(5) British Columbia, Canada	Director	March 19, 2012	62
David Deisley Utah, USA	Executive Vice President, General Counsel and Corporate Secretary	November 1, 2012	57
David Ottewell Utah, USA	Vice President and CFO	November 13, 2012	53
(1)      Chairman of the Board                                      .
(2)      Member of the Audit Committee.
(3)      Member of the Compensation Committee.
(4)      Member of the EHSS and Technical Committee.
(5)      Member of the Corporate Governance and Nominations Committee.
(6)      Member of the Corporate Communications Committee.

The Securities Held listed below for each Director and NEO are as of November 30, 2013.  Determination of whether each person meets the share ownership guidelines is determined by calculating the number of Common Shares and DSUs, if applicable, owned by each person, multiplied by the closing price of the Common Shares on November 29, 2013 on the TSX (if a Director), or on the NYSE-MKT (if a NEO).

Sharon Dowdall

Ms. Dowdall, a Director of the Company, has a 30-year career in the mining industry. Ms. Dowdall served in senior legal capacities for Franco-Nevada Corporation (“Franco-Nevada”), a major gold-focused royalty company, and Newmont Mining Company, one of the world’s largest gold producers. During her 20-year tenure with Franco-Nevada, Ms. Dowdall served in various capacities, including Chief Legal Officer and Corporate Secretary and Vice President, Special Projects.  Ms. Dowdall was one of the principals who transformed Franco-Nevada from an industry pioneer into one of the most successful precious metals enterprises in the world. Prior to joining Franco-Nevada, she practiced law as a partner with Smith Lyons in Toronto, a major Canadian legal firm specializing in natural resources. Ms. Dowdall is the recipient of the 2011 Canadian General Counsel Award for Business Achievement. She currently serves on the boards of several Canadian exploration and development companies. Ms. Dowdall holds an Honours B.A. in Economics from the University of Calgary and an LLB, from Osgoode Hall Law School at York University.  The Board has determined that Ms. Dowdall should serve as a Director due to her significant experience: 1) as a natural resources lawyer, 2) moving a precious-metals mining company from the development stage to the successful producer stage, and 3) working in a senior executive position at large international mining company.

Ms. Dowdall joined the Board on April 16, 2012.

During the past five years, Ms. Dowdall was employed with Franco-Nevada as Chief Legal Officer and Corporate Secretary (December 2007-May 2010), and as Vice President, Special Projects (May 2010-December 2011).  She currently consults for Franco-Nevada.  During the last five years Ms. Dowdall has served, and continues to serve, on the boards of Olivut Resources Ltd and Foran Resources Ltd.

Areas of expertise include: legal, corporate governance, finance, investment, valuation, securities, human resources, corporate strategy, corporate leadership and mining industry.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Audit(1) Compensation	6/6 3/3 6/6	Nil	6,021	50,000	30%
(1)      Ms. Dowdall joined the Audit Committee March 1, 2013.

Dr. Marc Faber

Dr. Faber, a Director of the Company, has over 35 years of experience in the finance industry and is the Managing Director of Marc Faber Ltd., an investment advisory and fund management firm. He is an advisor to a number of private investment funds and serves as a director of Ivanplats Limited and Sprott Inc. Dr. Faber publishes a widely read monthly investment newsletter entitled The Gloom, Boom & Doom Report and is the author of several books including Tomorrow’s Gold – Asia’s Age of Discovery. A renowned commentator on global market trends and developments, he is also a regular contributor to several leading financial publications around the world, including Barron’s, where he is a member of the Barron’s Roundtable. Dr. Faber received his PhD in Economics magna cum laude from the University of Zurich.  The Board has determined that Dr. Faber should serve as a Director for the Company to benefit from his vast knowledge of economics, global market trends, precious metals and commodities in general.

Dr. Faber’s principal occupation over the last five years is Managing Director of Marc Faber Ltd.  During the last five years, Dr. Faber has served, and continues to serve, on the boards of Ivanplats Limited and Sprott Inc.

Areas of expertise include: global economics and market dynamics, finance and mining industry.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Corporate Governance	6/6 4/4	Nil	9,359	50,000	46%

Dr. Thomas Kaplan

Dr. Kaplan is Chairman of the Board of the Company as well as NovaCopper Inc.  He is also Chairman and Chief Investment Officer of The Electrum Group LLC, a privately-held global natural resources investment management company which manages the portfolio of Electrum, the single largest Shareholder of the Company.  Dr. Kaplan is an entrepreneur and investor with a track record of both creating and unlocking Shareholder value in public and private companies.  Most recently, Dr. Kaplan served as Chairman of Leor Exploration & Production LLC, a natural gas exploration and development company founded by Dr. Kaplan in 2003.  In 2007, Leor’s natural gas assets were sold to EnCana Oil & Gas USA Inc., a subsidiary of Encana Corporation, for $2.55 billion.  Dr. Kaplan holds Bachelors, Masters and Doctoral Degrees in History from Oxford University.  The Board has determined that Dr. Kaplan should serve as the Director and Chairman to gain from his experience as a developer of and investor in mining and oil and gas companies, as well as his significant beneficial ownership in the Company.

Dr. Kaplan’s principal occupation during the last five years has been Chairman and Chief Investment Officer of The Electrum Group LLC.  During the last five years Dr. Kaplan has served, and continues to serve, on the board of NovaCopper Inc.

Areas of expertise include:  finance, mergers and acquisitions, mining industry.

Board / Committee Membership	Overall Attendance 83%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board	5/6(2)	Nil(3)	14,444	50,000	71%
(2)      Dr. Kaplan missed the August 1, 2013 Board Meeting to attend a funeral.
(3)      See description of Electrum’s holdings and Dr. Kaplan’s relationship with Electrum under “Voting Shares and Principal Holders Thereof.”

Gregory Lang

Mr. Lang is President and Chief Executive Officer of the Company. Mr. Lang has over 35 years of diverse experience in mine operations, project development and evaluations, including time as President of Barrick Gold North America, a wholly-owned subsidiary of Barrick Gold Corporation (“Barrick”). Mr. Lang has held progressively responsible operating and project development positions over his 10-year tenure with Barrick and, prior to that, with Homestake Mining Company and International Corona Corporation, both of which are now part of Barrick. He holds a Bachelor of Science in Mining Engineering from University of Missouri-Rolla and is a Graduate of the Stanford University Executive Program.  The Board has determined that Mr. Lang should continue to serve as a Director to gain his insight as an experienced mine engineer, as well as his expertise in permitting, developing and operating large-scale assets, and as a successful senior executive of other large gold-mining companies.

Mr. Lang joined the Board on April 16, 2012.

During the last five years, Mr. Lang served as the President of Barrick until December 2011, and has served as the Company’s President and Chief Executive Officer since January 2012.

Mr. Lang has served, and continues to serve, as a director of NovaCopper Inc. and Sunward Resources during the last five years.

Areas of expertise include: mining operations, mine development and evaluation and corporate leadership.

Board / Committee Membership	Overall Attendance 100%	Securities Held			Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	PSUs #	Total $	% Met
Board EHSS & Technical Corporate Communications	6/6 4/4 2/2	138,444	Nil	560,000	$1,800,000	18%(4)
(4)      Mr. Lang has met 18% of his share ownership requirements as President and Chief Executive Officer as of November 30, 2013.  See “Executive Share Ownership” for details on the share ownership guidelines applicable to Mr. Lang.  PSUs are not included in determining whether a NEO meets the Share Ownership Guidelines.

Gillyeard Leathley

Mr. Leathley joined the Company in January 2010 and served as Senior Vice President and Chief Operating Officer of the Company from November 2010 to November 2012.  In February 2013, Mr. Leathley was named Chief Operating Officer of Sunward Resources Ltd.  Mr. Leathley was instrumental in advancing the Company's Donlin Gold and Galore Creek projects. He trained as a mine surveyor and industrial engineer with the Scottish National Coal Board, working in coal, bauxite, gold and copper mines. Mr. Leathley has over 25 years of experience overseeing the development of several major operating mines.  Additionally, Mr. Leathley has over 55 years of experience working in the mining industry worldwide in positions of increasing responsibility ranging from Engineer to Chief Operating Officer.  The Board has determined that Mr. Leathley should serve as a Director to benefit from his substantial international mine engineering experience and from his knowledge of the Company and its projects related to his previous employment as a Company executive.

Mr. Leathley’s principal occupations during the last five years have been Advisor to the CEO of the Company (consultant from April 2009-January 2010, employee from January 2010-November 2010), Senior Vice President and Chief Operating Officer of the Company (November 2010-November 2012), and Chief Operating Officer of Sunward Resources (February 2013-present).

During the last five years, Mr. Leathley has served, and continues to serve, as a director of the following companies:  Mawson Resources, Tasman Resources, Lariat Resources and Sunward Resources Limited.  Mr. Leathley also served as a director of Golden Peak Resources from October 2001 until February 2012.

Areas of expertise include: mining operations.

Board / Committee Membership	Overall Attendance 89%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board EHSS	6/6 2/3(5)	84,167	8,321	50,000	100%
(5)      Mr. Leathley joined the EHSS Committee on March 1, 2013.  Mr. Leathley missed the November 18, 2013 EHSS meeting due to illness.

Igor Levental

Mr. Levental, a Director of the Company, is President of The Electrum Group, a privately-held global natural resources investment management company.  Affiliates of The Electrum Group are currently the largest Shareholders of the Company.  Mr. Levental is a director of Gabriel Resources Ltd., which is engaged in the development of major precious metals deposits in Romania; he is also a director of NovaCopper Inc., a TSX and NYSE Market-listed company involved in the exploration and development of major copper-dominant deposits in Alaska, and Sunward Resources Ltd., a TSX-listed company engaged in the exploration and development of a large porphyry gold-copper project in Colombia.  With more than 30 years of experience across a broad cross-section of the international mining industry, Mr. Levental has held senior positions with major mining companies including Homestake Mining Company and International Corona Corporation.  Mr. Levental is a Professional Engineer with a BSc in Chemical Engineering and an MBA from the University of Alberta.  The Board has determined that Mr. Levental should serve as a Director for the Company to benefit from his 30-plus years of experience as a chemical engineer and executive of large mining companies.

Mr. Levental’s primary occupation during the last five years has been President of The Electrum Group.  During the last five years, Mr. Levental has served, and continues to serve, as a director of Gabriel Resources Limited, Sunward Resources Limited and NovaCopper Inc.

Areas of expertise include: corporate development, finance, mergers and acquisitions, corporate governance and mining industry.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Corporate Governance Corporate Communications	6/6 4/4 2/2	1,000	16,082	50,000	84%

Kalidas Madhavpeddi

Mr. Madhavpeddi, a Director of the Company, has over 30 years of international experience in business development, corporate strategy, global mergers and acquisitions, exploration, government relations, marketing, trading and sales, and mining engineering and capital. He is President of Azteca Consulting LLC, an advisory firm to the metals and mining sector.  He is also Overseas CEO of China Molybdenum Co. Ltd.  His extensive career in the mining industry spans over 30 years including Phelps Dodge Corporation (“Phelps Dodge”) from 1980 to 2006, starting as a Systems Engineer and ultimately becoming Senior Vice President for Phelps Dodge, a Fortune 500 company, responsible for the company’s global business development, acquisitions and divestments, including joint ventures, as well as its global exploration programs.  He was contemporaneously President of Phelps Dodge Wire and Cable, a copper and aluminum cable manufacturer with international operations in over ten countries, including Brazil and China.  Mr. Madhavpeddi is an alumnus of the Indian Institute of Technology, Madras, India; the University of Iowa and the Harvard Business School.  The Board has determined that Mr. Madhavpeddi should serve as a Director to benefit from his long-term experience in the mining industry working as an executive in global corporate development, exploration, mergers and acquisitions, joint ventures and finance.

Mr. Madhavpeddi has served as the President of Azteca Consulting LLC and the Overseas CEO of China Molybdenum Co. Ltd. as his principal occupations during the last five years.  Mr. Madhavpeddi has been a director of Namibia Rare Earths since 2010, a director of Capstone Mining since 2012 and a director of NovaCopper Inc. since 2012.

Areas of expertise include: corporate strategy, mergers and acquisitions, mining operations and capital, marketing and sales.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Audit Compensation Corporate Governance EHSS & Technical	6/6 4/4 6/6 3/3(6) 1/1(7)	6,066	10,870	50,000	100%
(6)      Mr. Madhavpeddi was no longer a member of the Corporate Governance & Nominations Committee effective August 1, 2013.
(7)      Mr. Madhavpeddi was no longer a member of the EHSS and Technical Committee effective March 1, 2013.

Gerald McConnell, Q.C.

Mr. McConnell, a Director of the Company, has over 25 years of experience in the resource sector.  Mr. McConnell is a director and the Chief Executive Officer of Namibia Rare Earths Inc., a public Canadian company focused on the development of rare earth opportunities in Namibia.  From 1990 to 2010, he was President and Chief Executive Officer, as well as a director, of Etruscan Resources Inc., a West African junior gold producer.  From December 1984 to January 1998, Mr. McConnell was the President of the Company and from January 1998 to May 1999 he was the Chairman and Chief Executive Officer of the Company. Mr. McConnell is a graduate of Dalhousie Law School and was called to the bar of Nova Scotia in 1971 and received his Queen’s Counsel designation in 1986.  The Board has determined that Mr. McConnell should serve as a Director as he was one of the original founders of the Company and has remained involved with the Company in some capacity ever since, and because of his wide experience working in legal and executive positions at a variety of mining companies.

Mr. McConnell’s principal occupations over the last five years have been President and CEO of Etruscan Resources Inc. (1990-2010) and CEO of Namibia Rare Earths Inc. (2010-present).  Mr. McConnell served as a director of Etruscan Resources Inc. from 1990 to 2010, and has been a director of Namibia Rare Earths and NovaCopper Inc. since 2010 and 2012, respectively.

Areas of expertise include: legal, compensation, operations, mining industry, senior officer and board governance.

Board / Committee Membership	Overall Attendance 89%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Compensation Corporate Governance Corporate Communications	5/6 6/6 4/4 1/2	33,882	19,568	50,000	100%

Clynton Nauman

Mr. Nauman, a Director of the Company, is the Chief Executive Officer of Alexco Resource Corp. and Asset Liability Management Group ULC, and was formerly President of Viceroy Gold Corporation and Viceroy Minerals Corporation and a director of Viceroy Resource Corporation, positions he held from February 1998 until February 2003. Previously, Mr. Nauman was the General Manager of Kennecott Minerals from 1993 to 1998. Mr. Nauman has 25 years of diversified experience in the mining industry ranging from exploration and business development to operations and business management in the precious metals, base metals and coal sectors.  The Board has determined that Mr. Nauman should serve as a Director to gain from his significant experience as a senior mining executive working in the areas of environment, engineering and operations.

Mr. Nauman’s principal occupation for the last five years has been CEO of Alexco Resource Corp. and of Asset Liability Management Group ULC.  Mr. Nauman has served as a director of Alexco Resource Corp. since 2006 and has served as a director of NovaCopper Inc. since 2011.

Areas of expertise include: environmental, geology, exploration, operations, mining industry and senior officer.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Audit EHSS	6/6 1/1(8) 4/4	129,443	10,870	50,000	100%
(8)      Mr. Nauman joined the Audit Committee effective August 1, 2013.

Rick Van Nieuwenhuyse

Mr. Van Nieuwenhuyse joined the Company as President and Chief Operating Officer in January 1998 and was appointed as Chief Executive Officer in May 1999. He resigned as President and Chief Executive Officer of the Company in January of 2012 in order to assume his current role of President and Chief Executive Officer of NovaCopper Inc. Mr. Van Nieuwenhuyse has more than 30 years of experience in the natural resource sector including as Vice President of Exploration for Placer Dome Inc. In addition to his international exploration perspective, Mr. Van Nieuwenhuyse brings years of working experience in and knowledge of Alaska to the Company. Mr. Van Nieuwenhuyse has managed projects from grassroots discovery through to advanced feasibility studies, production and mine closure. Mr. Van Nieuwenhuyse holds a Candidature degree in Science from the Université de Louvain, Belgium, and a Masters of Science degree in geology from the University of Arizona.  The Board has determined that Mr. Van Nieuwenhuyse should serve as a Director to benefit from his experience as a geologist, his extensive knowledge of the Company, its projects and its history as the former President and Chief Executive Officer of the Company, due to his extensive experience in discovering, exploring, and developing large mining projects, and due to his significant experience in Alaska.

Mr. Van Nieuwenhuyse served as a director of Mantra Capital until April 2011, and currently serves as a director of NovaCopper Inc., Alexco Resource Corp., Tintina Resources and AsiaBaseMetals.

Areas of experience include: exploration, geology, resource and reserve assessment, feasibility studies, government relations, mining industry, senior officer and board governance.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Corporate Communications	6/6 2/2	699,993	6,021	50,000	100%

Anthony Walsh, CA

Mr. Walsh has over 20 years of international experience in the field of exploration, mining and development and was the President and CEO of Sabina Gold & Silver Corp. (“Sabina”) (2008-2011). Prior to joining Sabina, Mr. Walsh was President and CEO of Miramar Mining Corporation (1999-2007), Vice-President and CFO of Miramar Mining Corporation (1995-1999), the Senior Vice-President and CFO of a computer leasing company (1993-1995) and the CFO and Senior Vice-President, Finance of International Corona Mines Ltd., a major North American gold producer (1989-1992). From 1985 to 1989 he was Vice-President, Finance of International Corona Mines Ltd., and from 1973 to 1985 Mr. Walsh held various positions at Deloitte, Haskins & Sells, a firm of Chartered Accountants.  Mr. Walsh graduated from Queen's University (Canada) in 1973 and became a member of The Canadian Institute of Chartered Accountants in 1976.  Mr. Walsh joined the Board on March 19, 2012.  The Board has determined that Mr. Walsh should serve as a Director to benefit from his experience as a senior executive in a variety of global mining companies and international accounting firms.  Mr. Walsh lends the Board his expertise in finance, international accounting and corporate governance.

Mr. Walsh has been retired since 2011, but currently serves as a director of the following companies:  Sabina, Avala Resources Ltd., TMX Group Inc., Dundee Precious Metals Ltd. and Quaterra Resources Ltd.  Mr. Walsh previously served on the board of Stolnoway Diamonds Limited (September 2004 - November 2012) and on the board of Dunav Resources Limited (July 2010 - March 2013).

Areas of expertise include: corporate development, finance, accounting, mergers and acquisitions, corporate governance, corporate regulation, and mining industry.

Board / Committee Membership	Overall Attendance 100%	Securities Held		Share Ownership Guidelines
	Regular Meeting	Common Shares #	DSUs #	Total C$	% Met
Board Audit Corporate Governance	6/6 4/4 1/1(9)	Nil	6,021	50,000	30%
(9) Mr. Walsh joined the Corporate Governance and Nominations Committee effective August 1, 2013.

David Deisley

Mr. Deisley joined the Company November 1, 2012 as Executive Vice President, General Counsel and Corporate Secretary, responsible for all aspects of the Company’s legal governance and corporate affairs.  With over 25 years of experience in the mining industry in the Americas, Mr. Deisley has an extensive track record in project permitting, corporate social responsibility, mergers and acquisitions and corporate development. Prior to joining the Company, Mr. Deisley served in positions of increasing responsibility with Goldcorp Inc. from September 2007 to October 2012.  At the time he resigned from Goldcorp Inc., Mr. Deisley held the position of Executive Vice President, Corporate Affairs and General Counsel for Goldcorp Inc. Prior to his tenure at Goldcorp Inc., Mr. Deisley served in several progressively responsible capacities with Barrick Gold Corporation, including Regional General Counsel for Barrick Gold North America.  Mr. Deisley received his Juris Doctor from the University of Utah S.J. Quinney College of Law, and his Bachelor of Arts from Brown University.

Areas of expertise include: sustainability and corporate social responsibility, environmental permitting and compliance, corporate development, corporate and project financing, mergers and acquisitions, corporate governance, corporate regulation, and mining industry.

Securities Held		Share Ownership Guidelines
Common Shares #	PSUs #	Total $	% Met
111,752	280,000	850,000	31%

David Ottewell

Mr. Ottewell joined the Company on November 13, 2012, as its Vice President and Chief Financial Officer.  In this role, Mr. Ottewell is responsible for all aspects of the Company’s financial management.  Mr. Ottewell is a highly accomplished financial executive, with over 25 years of mining industry experience. Prior to joining the Company, he served as Vice President and Controller for Newmont Mining Corporation where he was employed since 2005, and prior to that, had a 16-year career with Echo Bay Mines Ltd., a prominent precious metals mining company with multiple operations in the Americas. Mr. Ottewell holds a Bachelor of Commerce degree from the University of Alberta and is a member of the Canadian Institute of Chartered Accountants.

Areas of expertise include:  global accounting and finance, corporate disclosure and financial regulation, and mining industry.

Securities Held		Share Ownership Guidelines
Common Shares #	PSUs #	Total $	% Met
49,314	200,000	650,000	18%

Meetings of the Board and Board Member Attendance at Annual Meeting

During the fiscal year ended November 30, 2013, the Board held six meetings. None of the incumbent Directors attended fewer than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which he or she serves.

Board members are not required to attend the annual general meeting; however, the following eight Directors attended the Company’s annual meeting of shareholders held on May 29, 2013:  Sharon Dowdall, Thomas Kaplan, Gregory Lang, Gillyeard Leathley, Igor Levental, Clynton Nauman, Rick Van Nieuwenhuyse, and Anthony Walsh.

Legal Proceedings

Neither the Company nor any of its property is currently subject to any material legal proceedings or other adverse regulatory proceedings. We do not currently know of any legal proceedings against us involving our Directors, proposed Directors, executive officers or Shareholders of more than 5% of our voting shares. None of our Directors, proposed Directors or executive officers has, during the past ten years, been involved in any material bankruptcy, criminal or securities law proceedings.

Family and Certain Other Relationships

There are no family relationships among the members of the Board or the members of senior management of the Company. There are no arrangements or understandings with customers, suppliers or others, pursuant to which any member of the Board or member of senior management was selected. As of November 30, 2013, Electrum held 84,569,479 Common Shares, representing approximately 27.2% of the Company’s outstanding shares. Pursuant to the Unit Purchase Agreement dated December 31, 2008 between the Company and Electrum, the Company provided Electrum with the right to designate an observer at all meetings of the Company’s Board and any committee thereof so long as Electrum and its affiliates hold not less than 15% of the Company’s common shares. Electrum designated Igor Levental as its observer at the Company’s Board meetings. In July 2010, the Company appointed Igor Levental as a Director of the Company. In November 2011, Dr. Thomas Kaplan, was appointed the Chairman of the Company’s Board. Dr. Kaplan is also the Chairman and Chief Investment Officer of The Electrum Group.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as described in this Circular, no (i) person who has been a Director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii) proposed nominee for election as a Director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, in any matter to be acted upon at the Meeting.

Independence of Directors

The Board determined that the following Directors qualify as independent under the applicable standards of the NYSE-MKT, SEC rules and National Instrument 52-110: Ms. Dowdall and Messrs. Faber, Levental, Madhavpeddi, McConnell, Nauman and Walsh. Dr. Kaplan is not considered to be independent because he is the Chairman and Chief Investment Officer of The Electrum Group, which manages the portfolio of Electrum, the single largest Shareholder of the Company.  Mr. Lang is not considered to be independent because is the Company’s President and Chief Executive Officer.  Mr. Leathley is not considered to be independent because he was the Company’s Senior Vice President and Chief Operating Officer from November 2010 to November 2012.  Mr. Van Nieuwenhuyse is not considered to be independent because he was the Company’s President and Chief Operating Officer from January 1998 and Chief Executive Officer from May 1999 until January 2012 when he assumed the position of President and Chief Executive Officer of NovaCopper Inc. (“NovaCopper”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, Directors and such 10% Shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

The Company was a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act) during the entirety of the fiscal year ended November 30, 2013 and was not subject to the reporting requirements of Section 16(a).  Effective as of December 1, 2013, the Company no longer qualified as a “foreign private issuer.” Accordingly, the Company will be required in its Circular for the fiscal years ending November 30, 2014 and thereafter to make a determination of whether it believes all transactions required to be reported pursuant to Section 16(a) were timely reported by the Company's officers, Directors and greater than 10% Shareholders.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes and explains the significant elements of the Company’s executive compensation program which was implemented during the 2013 fiscal year to attract, retain and incentivize the Company’s NEOs.

The Company’s current NEOs are:

•	Mr. Gregory Lang, President and CEO (“CEO”);

•	Mr. David Deisley, Executive Vice President, General Counsel and Corporate Secretary (“EVP”); and

•	Mr. David Ottewell, Vice President and CFO (“CFO”).

Objectives of Compensation Program

The Company has a pay-for-performance philosophy and the compensation programs of the Company are designed to attract and retain executive officers with the talent and experience necessary for the success of the Company. A significant portion of total direct compensation is dependent on actual performance measured against short-term and long-term goals of the Company and the individual, as approved by the CEO and the Board.

The Compensation Committee of the Board evaluates each officer position to establish skill requirements and levels of responsibility. The Compensation Committee, after referring to market information provided by its outside compensation advisor, Mercer (Canada) Limited (“Mercer” or the “Compensation Consultant”), determines compensation for the officers.  As directed by the Compensation Committee, the Company has a compensation philosophy to pay above the median of its peer group companies.  Factors which influence this policy include the size of the Company’s precious metals deposits as compared to other peer group companies and the acknowledgement that managing these resources requires an executive team with extensive experience and skills in advancing significant deposits into production.  Additionally, the Company is working with senior mining partners to advance two of its projects and needs to attract and retain executives with specialized skills, knowledge and experience which come from working for and with large mining companies to advance these substantial projects.  Such skills and knowledge include the areas of geology, engineering, logistical planning, preparation of feasibility studies, permitting, mine construction and operation, government and community affairs, marketing, financing and accounting.

The Company regularly meets directly with its major Shareholders to discuss a variety of matters relevant to the Company.  At the request of the Compensation Committee, the Company includes the issue of executive compensation in such discussions and provides feedback from the Shareholders to the Compensation Committee.

The Compensation Committee currently targets NEO compensation as follows:

•	CEO, CFO, and EVP:

Base Salary – 62.5th percentile of the market

Total Cash Compensation – 62.5th percentile of the market

Total Direct Compensation – 75th percentile of the market

Total cash compensation includes base salary and annual incentive compensation. Total direct compensation includes base salary, annual incentive compensation and long-term incentive compensation.

Executive Compensation Policies and Programs

In establishing compensation objectives for NEOs, the Compensation Committee seeks to accomplish the following goals:

•	incentivize executives to achieve important corporate and personal performance objectives and reward them when such objectives are met;

•
recruit and subsequently retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions at Peer Group companies (as defined in the “Peer Group” section below); and

•	align the interests of executive officers with the long-term interests of Shareholders through participation in the Company’s stock-based compensation plans.

During 2013, the Company’s executive compensation package consisted of the following principal components: base salary, annual incentive cash bonus, various welfare plan benefits, individual retirement account (“IRA”) matching for U.S. NEOs, and long-term incentives in the form of stock options and PSUs.  Effective as of January 1, 2014, the IRA matching terminated, and 401(k) retirement savings matching commenced for U.S. NEOs.

The following table summarizes the different elements of the Company’s total compensation package:

COMPENSATION ELEMENT	OBJECTIVE	KEY FEATURE
Base Salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities.	Base salary bands were created and are reviewed annually based on the 62.5th percentile of the Peer Group market data for base salary. Actual increases are based on individual performance.
Annual Incentive Plan	Reward for short-term performance against corporate and individual goals.
Cash payments based on a formula. Each NEO has a target opportunity based on the 62.5th percentile of the Peer Group market data for total cash. Actual payout depends on performance against corporate and individual goals.

Stock Options	Align management interests with those of Shareholders, encourage retention and reward long-term Company performance.
Calculations are based on targets for each NEO determined by targeting the 75th percentile of the Peer Group market data for total direct compensation. Stock option grants generally vest over 2 years and have a 5-year life.

Performance Share Units	Align management interests with those of Shareholders, encourage retention and reward long-term Company performance.
Calculations are based on targets for each NEO determined by targeting the 75th percentile of the Peer Group market data for total direct compensation. PSU grants cliff vest (typically two years from the grant date) and actual payout depends upon the performance against corporate and individual goals as established in the grant.

Employee Share Purchase Plan	Encourage ownership in the Company through the regular purchase of Company shares from the open market.	Employees may contribute up to 5% of base salary and the Company matches 50% of the employee’s contribution.
Retirement Plans: RRSP (Canadian employees), IRA and 401(k) Plan (U.S. employees)	Provide retirement savings.
RRSP – Company matches 100% of the employee’s contribution up to 5% of base salary.
IRA – Company matched 100% of the employee’s contribution up to 3% of base salary. (1)
401(k) – Company matches 100% of the employee’s contribution up to 5% of base salary, subject to applicable IRS limitations.

Welfare Plan Benefits	Provide security to employees and their dependents pertaining to health and welfare risks.	Coverage includes medical, dental and vision benefits, short- and long-term disability insurance, life and AD&D insurance and employee assistance plan.

(1) The IRA was replaced with a 401(k) Plan for the Company’s U.S. employees, including the NEOs, effective January 1, 2014.

Annual Compensation Decision-Making Process

Each year, the executive team establishes goals and objectives for the upcoming year that include key priorities and initiatives. The CEO presents these goals and objectives to the Board for approval. Similarly, the CEO and the Chair of the Compensation Committee work together to establish individual goals and objectives for the CEO for the upcoming fiscal year and the CEO follows a similar process with the other NEOs.

The Company’s 2014 corporate goals include:

•	Advance permitting of the Donlin Gold project.

•	Maintain a healthy balance sheet.

•	Undertake Galore Creek technical studies to build on successful 2012 and 2013 drill results.

•	Evaluate opportunities to monetize the value of Galore Creek.

•	Maintain an effective corporate social responsibility program.

Performance relative to the corporate goals is reviewed at year-end and performance ratings are determined for the Company by the Board, for the CEO by the Compensation Committee and for each of the other NEOs by the CEO. These performance ratings are used in making decisions and calculations related to base salary increases, annual incentive payouts and stock option and PSU-based grants.

The Board can exercise discretion in determining the appropriate performance rating for the Company and executive officers based on their evaluation of performance against goals set at the beginning of the year. The size of any payout or award is dependent on the performance rating as determined by the Board.  The rating can be 0% to 150%.

The Compensation Committee makes a recommendation to the Board regarding the CEO’s base salary, annual incentive payout and stock option and PSU-based grants. The Compensation Committee also reviews the performance and compensation recommendations for the NEOs by the CEO and makes the final determination regarding the same.

Base salary increases are effective January 1st of each year and annual incentive payments are usually paid out shortly after the end of each performance cycle. The Company’s performance cycle is aligned with its fiscal year end.

The bar graph below illustrates how much of compensation is cash versus non-cash based on the salary guidepost for each NEO and his annual incentive and long-term incentive targets for 2013. The actual pay mix may vary depending on whether goals are met since performance factors are used in the calculation of annual incentive pay and long-term incentive pay.  Following the compensation review that was completed in 2013, the total direct compensation pay mix targets for 2014 will remain unchanged from 2013, as shown in the graph below:

The bar graph below illustrates the actual pay mix for each NEO for compensation earned in 2013, although the annual incentive amounts were paid in fiscal 2014 and the long-term incentive amounts were awarded in fiscal 2014 in the form of stock option and PSU grants.

Risk Assessment of Compensation Policies and Practices

Annually, the Compensation Committee conducts a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. The design features and performance metrics of the Company’s cash and stock-based incentive programs, along with the approval mechanisms associated with each, are evaluated to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, the following characteristics of the Company’s compensation policies and practices were noted as being characteristics that the Company believes reduce the likelihood of risk-taking by the Company’s employees, including the Company’s officers and non-officers:

•	The Company’s compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including PSUs and stock options.

•
The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged the Compensation Consultant. The Compensation Consultant assists the Compensation Committee in reviewing executive compensation and provides advice to the Committee on an as needed basis.

•
The annual incentive program for the executive management team, which includes each of the NEOs, is approved by the Board. Individual payouts are based on a combination of quantitative metrics as well as qualitative and discretionary factors.

•	Stock-based awards are all recommended by the Compensation Committee and approved by the Board.

•	The Board approves the compensation for the President and CEO based upon a recommendation by the Compensation Committee, which is comprised entirely of independent Directors.

•
The nature of the business in which the Company operates requires some level of risk taking to achieve reserves and development of mining operations in the best interest of all stakeholders. Consequently, the executive compensation policies and practices have been designed to encourage actions and behaviors directed towards increasing long-term value while limiting incentives that promote excessive risk taking.

Based on this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

NEOs and Directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or Director.  Additionally, the Company does not permit NEOs or Directors to pledge Company securities to secure personal debts or loans.

Peer Group

On May 8, 2013, the Compensation Committee retained the Compensation Consultant to assist the Compensation Committee in determining appropriate levels for each of the three main components of total direct compensation for the Company’s Directors and NEOs. The Compensation Consultant’s work encompasses a review of the Company’s executive compensation philosophies against a comparable peer group of mining companies using the publicly available filings of the peer companies.

A compensation peer group of mining companies has been developed using the following selection criteria:

•	Canadian and/or U.S. listed companies;

•	market capitalization and total assets similar to the Company;

•	gold, diversified metals and mining, or precious metals/minerals industry;

•	complexity of operation/business strategy relative to the Company; and

•	experienced, full-time executive team

The Company considers the above selection criteria to be relevant because the criteria reflect the types of companies and the market in which the Company primarily competes for talent.

Based upon considerations of company size, stage of development and operating jurisdictions, the following peer group companies were selected:

Alacer Gold Corp	Hecla Mining Co.
Alamos Gold Inc.	IAMGOLD Corp.
Allied Nevada Gold Corp	Lake Shore Gold Corp.
Argonaut Gold Inc.	New Gold Inc.
Aurico Gold Inc.	Osisko Mining Corp.
Centerra Gold Inc.	Silver Standard Resources Inc.
Detour Gold Corp.	Stillwater Mining Co.
Gabriel Resources Ltd.	Taseko Mines Ltd.

(collectively, the “Peer Group”).

Compensation Elements

After compiling information based on salaries, bonuses and other types of cash and equity based compensation programs obtained from the public disclosure records of the Peer Group, the Compensation Consultant reported its findings to the Compensation Committee and made recommendations to the Compensation Committee regarding compensation targets for Directors and NEOs.

The Compensation Committee has set the following compensation targets for the Company’s NEOs for the 2014 fiscal year:

•	CEO

o	Base Salary – 62.5th percentile of Peer Group

o	Annual Incentive Target – 100% of base salary

o	Long Term Incentive Target – 375% of base salary

•	EVP and CFO

o	Base Salary – 62.5th percentile of Peer Group

o	Annual Incentive Target – 80% of base salary

o	Long Term Incentive Target – 250% of base salary

Base Salary

Salaries for officers are determined by evaluating the responsibilities inherent in the position held and each individual’s experience and past performance, as well as by reference to the competitive marketplace for management talent at the Peer Group companies. The Compensation Committee refers to market information provided by the Compensation Consultant.  The Compensation Consultant matches the executives to those individuals performing similar functions at the Peer Group companies. For the 2013 fiscal year, the Company set the 62.5th percentile of this market data as a target to determine the salary bands for the NEOs.

As a result of the compensation review conducted in 2013, the Compensation Committee has recommended leaving the current salary bands unchanged for 2014.

The Company targets base salaries above the median of salaries paid by the Peer Group companies to assist in attracting and retaining the highly experienced people that the Company needs to be successful.

The Company will conduct a Peer Group review for its NEOs annually.

When determining base salary increases for the NEOs, the CEO and Compensation Committee look at the targets or guideposts (currently 62.5th percentile of the market data) for the salary bands and determine an increase based on each NEO’s performance.  Individual performance is evaluated based on goals and initiatives set at the beginning of the year. The CEO determines a salary increase budget for each year based on market data from consulting companies and considering the Company’s financial resources. Using this budget, and taking into account individual performance and each individual’s position in his or her salary band, the CEO may recommend an increase for one or all NEOs. The Compensation Committee makes a recommendation for the CEO’s base salary increase, also taking into account the budget set and the CEO’s individual performance.

If an NEO is fully competent in their position, the NEO will be paid between 95% and 105% of the guidepost. Developing NEOs would be paid between 80% and 94% of the guidepost and NEOs who consistently perform above expectation can be paid between 106% and 120% of the guidepost.

NEO’s Base Salary Compared to Salary Band Guideposts

NEO	2014 Base Salary Compared to Salary Band Guidepost	Reason
Gregory Lang	Above: 104% of guidepost
Mr. Lang’s base salary is above the salary range guidepost for his role and level due to his past and current performance, specifically with his previous experience as President & CEO of Barrick U.S. Gold, his mine engineering and operations experience and his excellent relationships with the stakeholders in the Company’s two primary assets.

David Deisley	Above: 109% of guidepost
Mr. Deisley’s base salary is above the salary range guidepost for his role and level due to his past and current performance, his significant previous experience as Executive Vice President and General Counsel of Goldcorp, as in-house and General Counsel of Barrick U.S. Gold, and his cultivation of good relationships with the Alaskan stakeholders in the Company’s Donlin Gold project.

David Ottewell	Below: 85% of guidepost
Mr. Ottewell’s base salary is below the salary range guidepost for his role and level due to the fact that this is Mr. Ottewell’s first position at the CFO level.  His past and current performance has been excellent, and his previous experience as the Vice President and Controller for Newmont Mining has prepared him for the additional responsibilities incumbent upon the Vice President and CFO position at the Company.

Base Salary Increases for 2014

The Compensation Committee approved the following base salary increases for 2014:

NEO	Title	2013 Base Salary	2014 Base Salary	% Change
Gregory Lang	President & CEO	$675,000	$695,250	3%
David Deisley	EVP, General Counsel and Corporate Secretary	$425,000	$437,750	3%
David Ottewell	VP & CFO	$325,000	$341,250	5%

Annual Incentive Plan

At the end of each fiscal year, the Compensation Committee reviews actual performance against the objectives set by the Company and the NEOs for such fiscal year. The assessment of whether the Company’s objectives for the year have been met includes, but is not limited to, considering the quality and measured progress of the Company’s development stage projects, protection of the Company’s treasury, corporate alliances and similar achievements.

The Company considers the 75th percentile for annual incentive targets for NEOs.

The annual incentive formula for NEOs is as follows:

[(Corporate performance x 80%) + (Individual performance x 20%)] x target % x annual base salary = annual incentive payout

The corporate performance component is weighted more heavily than the individual performance component in the formula above for each of the NEOs.

Annual Incentive Payout for 2013

Actual incentive awards for 2013 were based on performance relative to goals and initiatives set for 2013. Performance is measured in two areas: corporate and individual.  Performance ratings for each area range from 0% to 150%.

Discussions around corporate goals for the following year are started during a strategy session held in the fall of the preceding year. All NEOs, the other officers and some managers are involved in the strategy session. During the session, goals and initiatives are set in the following areas: Corporate Goals and Project Goals. These corporate goals and objectives are approved by the Board.  Individual goals and objectives flow from the corporate goals and objectives to ensure that everyone’s efforts are linked to the success of the Company.

The Company also focuses on setting goals and objectives around its core values which include safety, sustainability, accountability, communication, empowerment, integrity, respect and teamwork.

The following table describes the 2013 annual incentive calculation for NEOs made in 2014 based on performance in 2013:

NEO	Annual Incentive Target (as a % of annual base salary)	2013 Annual Incentive Payout	2013 Corporate Weight/Rating	2013 Individual Weight/Rating
Gregory Lang	100%	$864,000	80% / 125%	20% / 140%
David Deisley	80%	$435,200	80% / 125%	20% / 140%
David Ottewell	80%	$330,200	80% / 125%	20% / 135%

The 2013 Corporate Goals included:

•	Advance the permitting of Donlin Gold on time and on budget.

•	Optimize the Donlin Gold Project by lowering upfront capital requirements and increasing the rate of return.

•	Maintain a healthy balance sheet.

•	Further evaluate opportunities to monetize the value of Galore Creek and increase its reserves and resources.

•	Continue an effective corporate social responsibility program.

The Compensation Committee determined that these goals generally were successfully achieved. In establishing the corporate weighting percentage, the Compensation Committee specifically considered the following results that were achieved during 2013.

Permitting at the Donlin Gold project proceeded according to the schedule adopted by the Corps and total Donlin Gold expenses during 2013 were under budget. During the public scoping process more than 14 public meetings took place in various Yukon-Kuskokwim villages and Anchorage.  Subsequently, the Corps prepared a Scoping Summary Report which included comments from the scoping meetings that will be addressed in the Draft EIS. Throughout the year, the Donlin Gold project team collaborated with the cooperating agencies as part of the permitting process and the Corps hosted a number of workshops to review important components of the baseline data that had been submitted to the permitting agencies. The development of Donlin Gold is at a key juncture and in 2013 the Company established the foundation needed for a successful permitting outcome.  The Company’s executives and employees were actively involved in supporting the Donlin Gold project team in all of these areas.

The Company’s balance sheet was strengthened during the year by the exercise of all outstanding warrants, the redemption of $79 million of the Company’s $95 million outstanding convertible debt, and the lowering of corporate general and administration costs by streamlining the Company’s structure and processes, improving efficiency, and lowering costs. The Company ended the fiscal year with more than $190 million in cash and term deposits, which is believed to be sufficient to repay the balance of the Company’s debt and advance the Donlin Gold project through the remaining expected permitting process.

The Galore Creek 2013 exploration and in-fill drilling program was completed ahead of schedule, under budget, and with zero lost-time injuries. The results from the more than 11,600 meters drilled demonstrated that the copper mineralization extends in and adjacent to the Legacy zone; increased drilling density in the Legacy zone to a level sufficient to support an inferred resource estimate; and provided additional data needed for mine planning and design. The results from the 2013 drilling campaign should enhance the value of Galore Creek and its marketability as we continue to evaluate opportunities to monetize our interest in the project.

During 2013, NOVAGOLD and Donlin Gold engaged with Alaska Native corporations and other local stakeholders on community initiatives, workforce development and local outreach. In recognition of its efforts, Donlin Gold was awarded the Employer of the Year award from the National Association of State Workforce Agencies. Also, during the 2013 Galore Creek field program, ten local Tahltan businesses provided a significant portion of the on-site contract services.

In establishing the individual performance percentages, the Compensation Committee considered the following factors with respect to each of the NEOs.

Mr. Lang was awarded his annual bonus in recognition of his leadership skills and personal performance, as well as the significant contributions he made to the Company in 2013.  Specifically, his leadership led to the successful completion of the transition to the Company’s new leadership team, streamlining Company processes which resulted in significant cost savings to the Company, and advancement of the permitting process at the Donlin Gold Project.

Mr. Deisley was awarded his annual bonus in recognition of his leadership of the legal team and his significant contributions to the Company’s community relations and permitting efforts.  Specifically, he is recognized for his efforts with respect to cost saving measures resulting from the transition of legal matters in-house as well as the savings associated with completion of the continuance of the Company into British Columbia in 2013.  Mr. Deisley has also developed excellent relationships with the stakeholders as well as the state and federal entities involved in the Donlin Gold Project.

Mr. Ottewell was awarded his annual bonus in recognition of his leadership of the Company’s finance and accounting team, including the transition of the finance and accounting functions from Vancouver, B.C., to the new accounting and finance team in Salt Lake City, Utah.  Due in part to efforts by him and of his team, the Company found ways to make its programs and processes more efficient and cost effective.  Additionally, a successful tender offer was completed for most of the Company’s convertible notes resulting in interest savings for the Company.

The following table outlines the annual incentive calculation for 2014:

NEO	Annual Incentive Target (as a % of base salary)	2014 Corporate Rating Weight	2014 Individual Rating Weight
Gregory Lang	100%	80%	20%
David Deisley	80%	80%	20%
David Ottewell	80%	80%	20%

Stock-Based Incentive Plans

Stock-based grants are generally awarded to officers at the commencement of their employment and periodically thereafter. Annual grants of stock options and/or PSUs are made based on a target percentage of base salary for each NEO. The purpose of granting stock options and/or PSUs is to assist the Company in compensating, attracting, retaining and motivating directors, officers, employees and consultants of the Company and to closely align the personal interests of such persons to that of the Shareholders. These equity vehicles were chosen because the Company believes that these vehicles best incentivize the team to focus their efforts on increasing Shareholder value.

The Company targeted the 75th percentile of the total direct compensation data provided by the Compensation Consultant for the NEOs.  Based on the results of the 2013 compensation review, no changes are being made to the stock based compensation targets for 2014.  The Company uses two different plans for stock-based grants for its NEOs, the Stock Award Plan and the PSU Plan. The percentage of stock options versus PSUs granted is determined by the Compensation Committee for each grant.  The Company’s Stock Award Plan was adopted on May 11, 2004, and the PSU Plan was adopted on May 26, 2009.  The Stock Award Plan is for the benefit of the officers, Directors, employees and consultants of the Company or any subsidiary company, and the PSU Plan is for the benefit of the officers, employees and consultants of the Company or any subsidiary company.  Stock options granted to the NEOs pursuant to the Stock Award Plan as of the date hereof each have a five-year life and vest over two years: 1/3 on the grant date, 1/3 on the first anniversary of the grant and 1/3 on the second anniversary of the grant date.  PSUs granted to the NEOs pursuant to the PSU Plan as at the date hereof generally have a two-year period between the grant date and the payout date, when a vesting determination is made.

Stock-Based Grants for 2013

In 2014 the Board of Directors approved the grant of a total of 3,225,350 stock options and 1,303,900 PSUs to Mr. Lang, Mr. Deisley and Mr. Ottewell in recognition of their performance during 2013.  These grants represent awarding 50% of each NEO’s long-term incentive award in stock options and 50% in PSUs.  The value of each NEO’s long-term incentive award is calculated as follows:

[(Individual Performance Rating % x Long Term Incentive (“LTI”) Target %) x Base Salary] = LTI $ Value

Half of the resulting LTI $ Value is then divided by the Black-Scholes value of the Company’s Common Shares at fiscal year-end to arrive at a number of stock options to be granted.  The remaining half of the LTI $ Value is divided by the closing price of the Company’s Common Shares on the TSX at fiscal year-end to determine the number of PSUs to be granted.

The PSUs granted to the NEOs listed below will vest on December 1, 2015.  The number of PSUs vesting for each NEO will be based on the performance of the Company’s Common Share price relative to the share price of the Peer Group companies between the PSU grant date and December 1, 2015.  The Compensation Committee has determined that applying performance criteria to the PSUs based upon Company revenues is inappropriate at this time as the Company’s assets are in the development stage.

These stock options and PSUs granted to the NEOs in 2014 based on performance in 2013 represent approximately 1.4% of the total Common Shares issued and outstanding as of March 24, 2014.

The following table describes the 2013 long-term incentive grants to NEOs made in 2014 based on performance in 2013:

NEO	Long-term Incentive Target (as a % of Base Pay)	Stock Option Grant #	Exercise Price (C$)	PSU Grant #
Gregory Lang	375%	1,865,150	2.90	754,000
David Deisley	250%	782,900	2.90	316,500
David Ottewell	250%	577,300	2.90	233,400

Retirement Plans

The purpose of the Company’s retirement plans is to assist eligible employees with accumulating capital toward their retirement. The Company has an RRSP plan for Canadian employees, whereby employees are able to contribute a portion of their pay and receive a dollar for dollar Company match up to 5% of pay.  During 2013 the Company had a Simple IRA plan for U.S. employees whereby employees were able to contribute a portion of their pay and receive a dollar for dollar Company match up to 3% of their pay.  The Simple IRA plan was discontinued as of December 31, 2013.  Effective January 1, 2014, the Company opened a 401(k) retirement savings plan for U.S. employees whereby employees are able to contribute a portion of their pay and receive a dollar for dollar Company match up to 5% of their pay, subject to IRS limitations.

Benefits

The Company’s benefit programs provide employees with health and welfare benefits. The programs consist of medical, dental and vision benefits, life insurance, disability insurance, accidental death and dismemberment insurance, and an employee assistance plan. The only benefit that NEOs receive beyond those provided to other employees is eligibility for a paid annual executive physical.

Performance Graph

The following graph depicts the Company’s cumulative total Shareholder returns over the five most recently completed fiscal years assuming a C$100 investment in Common Shares on November 30, 2008, compared to an equal investment in the S&P/TSX Composite Index.  The Company does not currently issue dividends. The Common Share performance as set out in the graph is not indicative of future price performance.

(C$)	2009	2010	2011	2012	2013
Value based on C$100 invested in the Company on November 30, 2008(1)	810	2,025	1,621	671	373
Value based on C$100 invested in S&P/TSX Composite Index on November 30, 2008	128	149	144	148	168

(1)	Excludes the value of NovaCopper shares distributed to Shareholders in 2012.

While total Shareholder returns were negative in 2013, the Company achieved all of its goals and objectives and the Compensation Committee approved base salary increases for the Company’s executive officers effective January 1, 2014, and an annual incentive plan payout based on target amounts, the goal achievement and the actual performance of the Company and each individual during 2013.

While total Shareholder returns were negative in 2012, the Company achieved all of its goals and objectives and the Compensation Committee approved base salary increases effective January 1, 2013, and an annual incentive plan payout based on target amounts and the actual performance of the Company, the group and each individual for 2012.

Total Shareholder returns were negative in 2011.  However, the Company achieved all of its goals and objectives and the Compensation Committee approved base salary increases for the Company’s executive officers for January 1, 2012.  They also approved an annual incentive payout based on target amounts and the actual performance of the Company, the group and each individual.

Total Shareholder returns were positive in 2010. Based on this performance, the Compensation Committee approved base salary increases for the Company’s executive officers effective January 1, 2011, and an annual incentive plan payout and stock-based grant for that year.

Total Shareholder returns were positive in 2009. Based on this performance, the Compensation Committee approved base salary increases for the Company’s executive officers effective January 1, 2010, and an annual incentive plan payout and a stock-based long-term incentive grant in 2010, comprised of 50% stock options and 50% PSUs.

Realized and Realizable Pay

To facilitate the Shareholders’ comparison of executive pay and performance, the Company is also disclosing the “realized pay” for each of its NEOs. Another compensation metric known as “realizable pay” is used by some companies and analysts to evaluate executive compensation. At present, there is not a standard means of calculating realized and realizable pay. Generally, “realized pay” is compensation actually received during a specified period and “realizable pay” is the actual and potential value of compensation granted during a specified period, regardless of when the value of that compensation is actually realized. “Realizable pay” typically is presented as a cumulative amount over a defined period. Because the Company’s current NEOs have been employed by the Company for less than two years, the Company believes that reporting each NEO’s “realizable pay” would not provide meaningful information at this time. The Company will continue to monitor developments in executive compensation disclosure and may determine to include information regarding NEO “realizable pay” in future information circulars.

For purposes of the following disclosure, the Company included in “realized pay” the base salary and annual bonus paid during the Company’s fiscal year, the value of PSUs that vested during the Company’s fiscal year, and the value realized with respect to stock options exercised during the Company’s fiscal year. The “realized pay” for each NEO is presented in the following table. Note that these amounts will differ from other disclosure in this Circular because some compensation awarded for performance during the Company’s fiscal year ended November 30, 2013 was not paid until after the end of that period. For example, the bonus reported in the following table was paid during the Company’s fiscal year ended November 30, 2013, but represented the annual bonus for performance during the prior year’s period. Thus, the annual bonus paid for performance during the Company’s fiscal year ended November 30, 2013 will be reported as “realized pay” in next year’s information circular because it was paid after November 30, 2013.

NEO’S REALIZED PAY DURING THE FISCAL YEAR ENDED NOVEMBER 30, 2013

NEO	Base Salary	Annual Bonus	Value of PSUs that Vested	Value Realized from Stock Option Exercise	Total Realized Compensation
Gregory Lang	$668,750	$554,610	Nil	Nil	$1,223,360
David Deisley	$425,000	$49,580	Nil	Nil	$474,580
David Ottewell	$325,000	$26,110	Nil	Nil	$351,110

Executive Share Ownership

In order to align the interests of the Company’s senior executives with those of its Shareholders, the Company also implemented share ownership guidelines for its senior executives in April 2009. Under the guidelines, the senior executive can satisfy his or her respective share ownership requirements by holding Common Shares. Stock options and unvested PSUs do not count toward this requirement. Pursuant to the guidelines, senior executives must meet their share ownership requirements by the later of April 1, 2014, or within five years of becoming a senior executive. There are no equity holding period requirements.

For the President and CEO, the share ownership requirement is that number equal to the value of three times his annual base salary. In the case of the CFO and EVP, the share ownership requirement is that number equal to the value of two times their annual base salary and, in the case of other executives, one time their annual base salary.

The following table outlines the aggregate value of the Common Shares held by each NEO currently employed by the Company, on November 30, 2013.

NEO	Eligible Share Holdings (common shares) #	Share Ownership Guidelines
		Requirement		Proportion of Requirement Met(1)
Gregory Lang	138,444	3 X base salary	$1,800,000(2)	18%
David Deisley	111,752	2 X base salary	$850,000(3)	31%
David Ottewell	49,314	2 X base salary	$650,000(4)	18%

(1)	Based on the closing Common Share price on the NYSE-MKT on November 29, 2013 of $2.34.
(2)
Based on Mr. Lang’s annual salary effective January 9, 2012.  Mr. Lang has until January 9, 2017 to meet the share ownership requirement equal to $1,800,000.  Mr. Lang received an annual salary increase effective January 1, 2013, and another on January 1, 2014, and has until January 1, 2018 and January 1, 2019 to meet the share ownership requirement associated with the salary increase amounts, respectively.

(3)
Based on Mr. Deisley’s annual salary effective November 1, 2012.  Mr. Deisley has until November 1, 2017 to meet the share ownership requirement equal to $850,000.  Mr. Deisley received an annual salary increase effective January 1, 2014, and has until January 1, 2019 to meet the share ownership requirement associated with the salary increase amount.

(4)
Based on Mr. Ottewell’s annual salary effective November 13, 2012.  Mr. Ottewell has until November 13, 2017 to meet the share ownership requirement equal to $650,000.  Mr. Ottewell received an annual salary increase effective January 1, 2014, and has until January 1, 2019 to meet the share ownership requirement associated with the salary increase amount.

Advisory Vote on Executive Compensation

The Company was a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act) during the entirety of the fiscal year ended November 30, 2013 and was not previously required to conduct an advisory vote on executive compensation, commonly referred to as a “Say on Pay” proposal. Effective as of December 1, 2013, the Company no longer qualified as a “foreign private issuer” and in accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking you pursuant to this Circular to consider and, if deemed advisable, pass a non-binding resolution approving the compensation of the Company’s NEOs as disclosed herein (the “Executive Compensation Resolution”). See the “Non-Binding Advisory Vote on Executive Compensation” section in item #4 under Additional Matters to be Acted Upon in this Circular.

Advisory Vote on the Frequency of Advisory Vote on Executive Compensation

The Company was a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act) during the entirety of the fiscal year ended November 30, 2013 and was not previously required to conduct an advisory vote on executive compensation, commonly referred to as a “Say on Pay” proposal. Effective as of December 1, 2013, the Company no longer qualified as a “foreign private issuer” and in accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking you pursuant to this Circular to consider and, if deemed advisable, pass a non-binding resolution establishing the frequency for holding a non-binding vote to approve the compensation of the Company’s NEOs. The Company recommends holding a non-binding vote on NEO compensation ANNUALLY to provide the Company with regular input on matters of executive compensation. See the “Frequency of Non-Binding Advisory Vote on Executive Compensation” section above in item #5 under Additional Matters to be Acted Upon in this Circular.

Compensation Governance

The Compensation Committee is a standing committee of the Board and is appointed by and reports to the Board, with a mandate to assist the Board in fulfilling its oversight responsibilities related to:

•	appointment, performance evaluation and compensation of the Company's CEO and other executive officers of the Company;

•	succession planning relating to the CEO, other executive officers and other key employees, including appointments, reassignments and terminations;

•	compensation structure for the CEO and other executive officers including annual, mid-term and long-term incentive plans involving share issuances or share awards;

•	determination of Director compensation; and

•	share ownership guidelines for the CEO, other executive officers and Directors.

The charter of the Compensation Committee is available at www.novagold.com under the Corporate Governance tab.  More information regarding the responsibilities and operations of the Compensation Committee and the process by which compensation is determined is discussed elsewhere in this “Statement of Executive Compensation” and below under the heading “Director Compensation”.

The Compensation Committee may invite members of Company management to its meetings, as it deems necessary; provided, however, such members of Company management shall not be present during voting deliberations or at meetings at which their individual compensation or performance is discussed or determined.  From time to time, the Compensation Committee may request recommendations concerning executive compensation from Company management as described under the heading “Statement of Executive Compensation - Compensation Elements” above.

For the year ended November 30, 2013, the Compensation Committee consisted of three independent Directors: Mr. Madhavpeddi, Ms. Dowdall and Mr. McConnell.  Mr. Madhavpeddi is the Chair of the Compensation Committee. All members of the Compensation Committee are non-executive Directors of the Company and satisfy all applicable independence standards of the NYSE-MKT.

Mr. Madhavpeddi is President of Azteca Consulting LLC, an advisory firm to the metals and mining sector and Overseas CEO of China Molybdenum Co. Ltd.  He is also on the board of Namibia Rare Earths Inc. and serves as Chair of that company’s compensation committee.  His extensive career in the mining industry spans over 30 years, including serving as Senior Vice President for Phelps Dodge with responsibility for that company’s global business development, acquisitions and divestments, including joint ventures, as well as its global exploration programs. Also, he has considerable experience with compensation matters.  Mr. McConnell is the President and CEO of Namibia Rare Earths Inc. and is also very involved in the development and review of the executive compensation for Namibia Rare Earths Inc.  Ms. Dowdall was previously involved with corporate governance and the review of executive reporting while at Franco-Nevada, and is currently a member of the compensation committees of Olivut Resources Ltd. and Foran Resources Ltd.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee has directly engaged the independent Compensation Consultant to provide specific support to the Compensation Committee in determining compensation for the Company’s officers and Directors, including during the most recently completed fiscal year. Such analysis and advice from the Compensation Consultant includes, but is not limited to, executive compensation policy (for example, the choice of companies to include in the Peer Group and compensation philosophy), total compensation benchmarking for the NEOs, and incentive plan design. In addition, this support has also consisted of (i) the provision of general market observations throughout the year with respect to market trends and issues; (ii) the provision of benchmark market data; and (iii) attendance at one Compensation Committee meeting to review market trends and issues, and one other meeting at which market analysis findings are presented to the Compensation Committee. Decisions made by the Compensation Committee, however, are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by the Compensation Consultant. In addition to this mandate, the Compensation Consultant provides general employee compensation consulting services to the Company; however, these services are limited in size and scope and are of significantly lesser value than those provided related to executive officer and Director compensation.

The Compensation Committee Chair pre-approves a Statement of Work provided by the Compensation Consultant prior to the start of the annual executive officer and Director compensation reviews or any other project that needs to be completed. The Statement of Work confirms the work that the Compensation Consultant is asked to complete and its fees.  The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that the Compensation Consultant’s work for the Compensation Committee does not raise any conflict of interest.

The fees paid to the Compensation Consultant for its services in fiscal year 2013 were C$52,220 to assist the Compensation Committee in developing the Company’s compensation policies and programs.  No other fees were paid to the Compensation Consultant during the fiscal year ended November 30, 2013.  The Compensation Consultant, Mercer (Canada) Limited, is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”).  Marsh, an MMC affiliate, provides insurance services to the Company.  The Compensation Committee does not pre-approve these services.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs to address many issues important in the employer-employee relationship including:

•	term of employment;

•	amount of compensation and any included benefits such as vacation or health plan coverage;

•	the duties, tasks and responsibilities expected of the employee;

•	termination provisions including in the event of a change of control;

•	confidentiality of information to prevent employees from disclosing to others any confidential information during or after the employment ends;

•	non-solicitation restrictions to prevent the employee from attempting to solicit other employees; and

•	any other issues specific to the employment situation.

For the purposes of the employment agreements, a “Change of Control” means any of the following:

•
at least 50% in fair-market value of all of the Company’s assets are sold to a party or parties acting jointly or in concert (as determined pursuant to the Ontario Securities Act, R.S.O. 1990, c.S.5, as amended (the “OSA”), mutatis mutandis) in one or more transactions occurring within a period of two (2) years; or

•
a direct or indirect acquisition by a person or group of persons acting jointly or in concert of voting shares of the Company that when taken together with any voting shares owned directly or indirectly by such person or group of persons at the time of the acquisition, constitutes 40% or more of the Company’s outstanding voting shares, provided that the direct or indirect acquisition by Electrum, including all persons acting jointly or in concert with Electrum, of voting shares of the Company shall not constitute a “Change of Control” unless the acquisition of such additional voting shares when taken together with any voting shares or securities convertible into voting shares (“Convertible Securities”) held directly or indirectly by Electrum at the time of acquisition constitutes 50% or more of the Company’s outstanding voting shares.  All Convertible Securities owned by Electrum will be deemed to be fully converted or exercised and the number of the Company’s outstanding voting shares will be adjusted to reflect such conversion or exercise; or

•
a majority of the nominees of the then-incumbent Board of Directors of the Company standing for election to the Company’s Board of Directors are not elected at any annual or special meeting of the Company’s Shareholders; or

•
the Company is merged, amalgamated, consolidated or reorganized into or with another body corporate or other legal person and, as a result of such business combination, more than 40% of the voting shares of such body corporate or legal person immediately after such transaction are beneficially held in the aggregate by a person or body corporate (or persons or bodies corporate acting jointly or in concert) and such person or body corporate (or persons or bodies corporate acting jointly or in concert) beneficially held less than 40% of the Company’s voting shares immediately prior to such transaction.

Gregory Lang

Pursuant to an employment contract with the Company effective January 9, 2012, Mr. Lang is employed by the Company as President and CEO.  Mr. Lang was entitled to an initial annual salary of $600,000.

Mr. Lang’s salary is to be reviewed at least annually by the Compensation Committee of the Board. The Compensation Committee of the Board can make recommendations to the Board regarding appropriate salary adjustments. Commencing January 1, 2013, Mr. Lang’s salary was increased to $675,000, and effective January 1, 2014, Mr. Lang’s salary was increased to $695,250.  In the event of a Change of Control of the Company, the Company is required to continue to employ Mr. Lang in the same capacity. The Company is obligated to provide Mr. Lang with group life, long-term disability, extended medical and dental insurance coverage in accordance with the policies and procedures of the Company in effect from time to time. The Company is obligated to provide Mr. Lang with director’s and officer’s liability insurance appropriate to the nature of his responsibilities under his employment contract.

Mr. Lang may terminate his obligations under his employment contract (i) at any time upon providing three months’ notice in writing to the Company; or (ii) upon a material breach or default of any term of the agreement by the Company. The Company may terminate Mr. Lang’s employment at any time for just cause or upon Mr. Lang dying or becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 non-consecutive days calculated on a cumulative basis over any two-year period during the term of the agreement, or at any time upon making the severance payment. If Mr. Lang’s employment agreement is terminated by him as a result of a material breach or default of any term of the agreement by the Company, or if it is terminated by the Company at any time or in breach of the agreement, or if within the twelve (12) month period immediately following a Change in Control there is a material change or breach of the agreement, Mr. Lang is entitled to receive within 10 days of the termination a severance payment equal to his annual base salary plus annual incentive earned in the previous fiscal year multiplied by two.  If the employment agreement is terminated due to Mr. Lang’s death or becoming disabled, the Company must pay him (or his estate) his then current salary accrued as of the date of termination and his then current salary for one year after the date of termination.

Mr. Lang’s employment agreement provides a double trigger upon a Change in Control. Mr. Lang is not able to voluntarily leave the Company for any reason following a Change in Control and still receive the Change in Control payment as severance.

Mr. Lang’s contract continues indefinitely, unless and until terminated.

David Deisley and David Ottewell

Pursuant to an employment contract with the Company effective November 1, 2012, Mr. Deisley is employed by the Company as Executive Vice-President, General Counsel and Corporate Secretary.  For the fiscal year ended November 30, 2013, Mr. Deisley was entitled to a salary of $425,000.  Effective January 1, 2014, Mr. Deisley’s salary was increased to $437,750.

Pursuant to an employment contract with the Company effective November 13, 2012, Mr. Ottewell is employed by the Company as Vice-President and Chief Financial Officer.  For the fiscal year ended November 30, 2013, Mr. Ottewell was entitled to a salary of $325,000.  Effective January 1, 2014, Mr. Ottewell’s salary was increased to $341,250.

Mr. Deisley’s and Mr. Ottewell’s employment contracts require that their salary be reviewed at least annually by the CEO. The CEO can make recommendations to the Board or the Compensation Committee of the Board regarding appropriate salary adjustments.

Termination of Employment or Change of Control

The following termination clauses are in effect under the employment contracts for Mr. Deisley and Mr. Ottewell (the “senior officers”).

In the event of a Change of Control of the Company, the Company is required to continue to employ the senior officers in the same capacity. The Company is obligated to provide the senior officers with group life, long-term disability, extended medical and dental insurance coverage in accordance with the policies and procedures of the Company in effect from time to time. The Company is obligated to provide the senior officers with director’s and officer’s liability insurance appropriate to the nature of their responsibilities under their employment contracts.

Any senior officer may terminate his obligations under his employment contract (i) at any time upon providing three months’ notice in writing to the Company; (ii) upon a material breach or default of any term of the agreement by the Company; or (iii) at any time after 90 days following the date on which there is a Change of Control and within 180 days of the date on which there is a Change of Control by providing one month’s notice in writing to the Company. The Company may terminate the senior officer’s employment at any time for just cause or upon the senior officer’s dying or becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 non-consecutive days calculated on a cumulative basis over any two-year period during the term of the agreement, or at any time upon making the severance payment. If the senior officer’s employment agreement is terminated by the senior officer as a result of a material breach or default of any term of the agreement by the Company, or after 90 days following the date on which there is a Change of Control, or if it is terminated by the Company at any time or in breach of the agreement, the senior officer is entitled to receive within 10 days of the termination a severance payment equal to all compensation, which is defined as the annual base salary plus the annual incentive paid to the senior officer for the previous fiscal year multiplied by two. If the employment agreement is terminated due to the senior officer’s death or becoming disabled, the Company must pay to the senior officer (or his estate) his then current salary accrued as of the date of termination and his then current salary for one year after the date of termination.

The contracts of Mr. Deisley and Mr. Ottewell continue indefinitely, unless and until terminated.

Transition to Current Executive Team – 2012 An Anomaly in Executive Compensation

During fiscal year 2012 the Company completed a spin-off of some of its assets into a company called NovaCopper.  The spin-off resulted in: (i) a number of the Company’s then executive officers transitioning their employment from the Company to NovaCopper, and (ii) the Company recruiting and hiring a new executive team.  The transition from the prior executive team to the current executive team was completed at the end of fiscal year 2012.  The exit of the prior executive team resulted in various end of employment payments to those executives in 2012; additionally, the hiring of the Company’s new executive team required the payment of inducements of cash and/or Company equity grants to secure employment of the desired individuals.  The combination of end of employment payments, new hire inducement payments and equity grants in fiscal 2012 made 2012 an anomaly in terms of the Company’s executive compensation.  The details of fiscal year 2012 executive compensation are discussed in the Company’s Management Information Circular dated April 4, 2013, which is available on the Company’s website, www.novagold.com, at www.sedar.com and at www.sec.gov.

Summary Compensation Table

The summary compensation table below sets out NEO compensation information including annual salary, incentive bonuses and all other compensation earned during the fiscal years ended November 30, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary $	Bonus (Annual Incentive Plan) $	Share-Based Awards(1) $	Option-Based Awards(2) $	Non-Equity Incentive Plan Compensation $	Change in pension value and nonqualified deferred compensation earnings $	All Other Compensation(3) $	Total Compensation $
Gregory Lang(4), President and CEO	2013 2012 2011	668,750 537,500 Nil	864,000 554,610 Nil	1,198,897 3,839,135 Nil	1,119,494 3,684,551 Nil	Nil Nil Nil	Nil Nil Nil	73,430 56,032 Nil	3,924,572 8,671,829 Nil
David Ottewell(5), Vice President and CFO	2013 2012 2011	325,000 17,292 Nil	330,200 26,110 Nil	461,114 726,281 Nil	407,089 588,307 Nil	Nil Nil Nil	Nil Nil Nil	92,353 Nil Nil	1,615,756 1,357,990 Nil
David Deisley(6), Executive Vice President, General Counsel and Corporate Secretary	2013 2012 2011	425,000 35,417 Nil	435,200 49,580 Nil	599,449 1,328,729 Nil	525,823 903,330 Nil	Nil Nil Nil	Nil Nil Nil	168,129 885 Nil	2,153,601 2,317,940 Nil

(1)	The amounts in respect of share-based awards are based upon the fair value of the grants as of the date of each grant.
(2)
Amounts in respect of option-based awards are based upon the Black-Scholes valuation model. Option-based awards granted during the years ended November 30, 2012 and 2013 include vested and unvested amounts.

(3)
Amounts in All Other Compensation include Company matching of retirement and share purchase plans, auto allowance, insurance premiums and tax preparation services.  The amounts also include relocation reimbursement and tax gross-ups of $21,574 for Mr. Lang, $63,103 for Mr. Ottewell and $139,738 for Mr. Deisley.

(4)	Mr. Lang was appointed President and CEO of the Company effective January 9, 2012.
(5)	Mr. Ottewell was appointed Vice President and Chief Financial Officer of the Company effective November 13, 2012
(6)	Mr. Deisley was appointed Executive Vice President and General Counsel effective November 1, 2012 and Corporate Secretary effective November 19, 2013.

The annual incentives, share-based awards and option based awards are granted as a target percentage of the base pay for each NEO. The proportion of value assigned to stock options and/or PSUs is determined by the Board.  The number of options granted is determined by dividing the dollar amount to be granted by the value per option determined using the Black-Scholes option valuation model. Inputs used in the Black-Scholes valuation model include the Company’s historical stock prices to determine the stock’s volatility, the expected life of the option, which is based on the average length of time similar option grants in the past have remained outstanding prior to exercise, and the vesting period of the grant. The number of PSUs granted is determined by dividing the dollar amount to be granted by the Common Share price at the time of the grant to determine the number of share-units.

2013 stock grants for Mr. Lang, Mr. Deisley and Mr. Ottewell were recommended by the Compensation Committee and approved by the Board in order to retain their employment.

See “Compensation Discussion and Analysis” for additional details regarding the information provided above.

Incentive Plan Awards

Grants of Plan-Based Awards

No stock option awards were re-priced during fiscal year 2013.

The following table provides information related to grants of plan-based awards to our NEOs in fiscal year 2013.

Grants of Plan-Based Awards
NEO (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (3) (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Gregory Lang	05-Dec-2012	-	-	-	0	260,000	390,000	-	660,000	$4.38	$2,318,391
	n/a	0	675,000	1,012,500	-	-	-	-	-	-	-
David Deisley	05-Dec-2012	-	-	-	0	130,000	195,000	-	310,000	$4.38	$1,125,272
	n/a	0	340,000	510,000	-	-	-	-	-	-	-
David Ottewell	05-Dec-2012	-	-	-	0	100,000	150,000	-	240,000	$4.38	$868,203
	n/a	0	260,000	390,000	-	-	-	-	-	-	-

(1)      Annual Incentive Plan estimated payments based upon performance in fiscal year 2013.
(2)      Performance Share Unit Awards granted December 5, 2012 will be measured and paid out in December 2014.
(3)      Grants under the 2004 Stock Award Plan.

Outstanding Option-Based and Share-Based Awards

The following table sets out information concerning all option-based and share-based awards outstanding for each NEO as of November 30, 2013, which disclosure includes awards granted before the most recently completed financial year.  Stock options include vested and unvested amounts.

NEO	Option-Based Awards					Share-Based Awards
	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the-money Options C$(1)	Number of Shares or Units of Shares that have not Vested	Market or Payout Value of Shares or Units of Shares that have not Vested C$(2)	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed
Gregory Lang	09-Jan-2012	500,000	$10.12(3)	06-Dec-2016	Nil	100,000	$246,000	Nil
	08-Jun-2012	500,000	$6.17	07-Jun-2017	Nil	200,000	$492,000	Nil
	05-Dec-2012	660,000	$4.38	04-Dec-2017	Nil	260,000	$639,600	Nil
David Deisley	01-Nov-2012	500,000	$4.60	03-Sep-2017	Nil	150,000	$369,000	Nil
	05-Dec-2012	310,000	$4.38	04-Dec-2017	Nil	130,000	$319,800	Nil
David Ottewell	13-Nov-2012	300,000	$4.99	09-Sep-2017	Nil	100,000	$246,000	Nil
	05-Dec-2012	240,000	$4.38	04-Dec-2017	Nil	100,000	$246,000	Nil

(1)	Based on the price of the Company’s Common Shares on the TSX as of November 29, 2013 of C$2.46 less the option exercise price.
(2)	Based on the price of the Company’s Common Shares on the TSX as of November 29, 2013 of C$2.46.
(3)
The exercise prices of stock option awards granted prior to April 30, 2012 were adjusted due to the decrease in net assets resulting from the NovaCopper spin-out to 91.1% of the original exercise price.

2013 Option Exercises and Stock Vested

The following table provides information regarding stock that vested and stock options that were exercised by the Company’s NEOs during 2013. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of vested PSUs by the market value of the underlying shares on the vesting date.

NEO	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
Gregory Lang	Nil	Nil	Nil	Nil
David Deisley	Nil	Nil	Nil	Nil
David Ottewell	Nil	Nil	Nil	Nil

Nonqualified Deferred Compensation

The Company has no plans that provide for deferred compensation to its NEOs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company's Compensation Discussion and Analysis included herein. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K, as amended, for the year ended November 30, 2013 and the Company's Circular for the year ended November 30, 2013.

Submitted by the following members of the Compensation Committee of the Board of Directors:

Kalidas Madhavpeddi
Sharon Dowdall
Gerald McConnell

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company has adopted the Stock Award Plan, the PSU Plan and the DSU Plan.  The Company is asking Shareholders at the Meeting to approve certain amendments to the Stock Award Plan and the PSU Plan to allow the Company to take advantage of certain tax deductions potentially available to it under United States tax laws, to approve all unallocated entitlements under the Stock Award Plan, to ratify the Stock Award Plan and all prior grants and issuances under the Stock Award Plan, and to approve amendments to the PSU Plan and the DSU Plan to change them from fixed treasury share pool plans to rolling evergreen treasury plans, with outstanding grants not to exceed 3% and 1% of the issued and outstanding Common Shares of the Company from time to time (on a non-diluted basis), respectively.  The intent of these equity plans is to allow the Company to provide a flexible mix of compensation components to attract, retain, and motivate the performance of the Participants in alignment with the success of the Company and its Shareholders, to encourage share ownership by executive officers and Directors, and to preserve cash where possible. The Company feels that DSUs align Directors’ interests to those of the Shareholders more effectively than other equity programs. These equity plans assist to further align the interests of executive officers and Directors with the long-term interests of Shareholders.

Equity Compensation Plan Information

The Company currently grants equity under the Stock Award Plan, the PSU Plan, and the DSU Plan to attract and retain Directors, officers, employees, or service providers to the Company and motivate them to advance the Company’s interests by affording them the opportunity to acquire an equity interest in the Company through options and performance-based share awards.

The following table sets out information concerning the number and price of securities to be issued under equity compensation plans to employees and others.  All of the compensation plans referenced below have been approved by Shareholders.  The Company does not have any equity compensation plans which have not been approved by Shareholders.

Shares for Issuance from Plans Approved by Shareholders	Stock Award Plan	PSU	DSU	Total
As at November 30, 2013 (most recently completed fiscal year)
Number of Common Shares to be issued upon exercise or vesting of outstanding options, warrants and rights	15,222,614	1,268,450 (1)	107,575	16,598,639
Weighted average exercise price of outstanding options, warrants and rights	C$6.54	n/a	n/a	n/a
Number of Common Shares remaining available for future issuance under equity compensation plans	16,443,555 (2)	1,183,237	30,413	17,657,205
Plan Features
Maximum number of Common Shares authorized for issuance to any one insider or such insider’s associate under each plan within a one-year period	10% of the total Common Shares outstanding
Maximum number of Common Shares reserved for issuance to any one person under each plan	5% of the total Common Shares outstanding	No Limit	No Limit
Maximum number of Common Shares authorized for issuance to insiders, at any time, under all share compensation arrangements of the Company	10% of the total Common Shares outstanding
As at March 24, 2014
Number of Common Shares to be issued upon exercise or vesting of outstanding options, warrants and rights	18,887,421	2,445,350 (1)	150,420	21,483,191
Weighted average exercise price of outstanding options, warrants and rights	C$5.67	n/a	n/a	n/a
Number of Common Shares remaining available for future issuance under equity compensation plans	12,842,365 (2)	0 (3)	0 (3)	12,842,365

(1)	Assumes vesting at 100% of PSU grant. PSUs can vest anywhere from 0% to 150% of the PSU grant amount depending upon established performance criteria.
(2)	The number of options available for future issuances is a number equal to ten percent of the issued and outstanding Common Shares from time to time, less the number of outstanding options.
(3)
Outstanding grants under this plan, plus treasury Common Shares previously paid out under this plan, have exceeded the current pool of treasury Common Shares; therefore, no treasury Common Shares are currently available for future issuances under this plan.  However, awards may be settled in cash or in Common Shares purchased on the open market at the Company’s option.

PSU Plan

A summary of the PSU Plan is provided under the heading “Matters to be Acted Upon at Meeting – Additional Matters to be Acted Upon - Approval of Amendment to Performance Share Unit Plan”.

As at March 24, 2014, 2,445,350 PSUs are outstanding which represent 0.7% of the issued and outstanding Common Shares.  As of March 24, 2014, 877,957 Common Shares from treasury have been paid out pursuant to the PSU Plan.  The aggregate number of treasury Common Shares paid out pursuant to the PSU Plan shall not exceed 3,000,000 treasury Common Shares; however, the Company also has the option to settle vested PSUs in cash or in Common Shares purchased in the open market.

DSU Plan

A summary of the DSU Plan is provided under the heading “Matters to be Acted Upon at Meeting – Additional Matters to be Acted Upon – Approval of Amendment to Deferred Share Unit Plan”.

As at March 24, 2014, 150,420 DSUs are outstanding which represent 0.05% of the issued and outstanding Common Shares.  As of March 24, 2014, 12,012 Common Shares from treasury have been paid out pursuant to the DSU Plan.  The aggregate number of DSUs outstanding pursuant to the DSU Plan shall not exceed 150,000 treasury Common Shares; however, the Company also has the option to settle vested DSUs in cash or in Common Shares purchased in the open market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of March 24, 2014 by:

•	the Company’s NEOs;

•	the Company’s Directors and nominees;

•	all of the Company’s NEOs and Directors as a group; and

•	each person who is known by the Company to beneficially own more than 5% of the Company’s issued and outstanding shares of common stock.

Unless otherwise indicated, the Shareholders listed possess sole voting and investment power with respect to the shares shown. The Company’s Directors and NEOs do not have different voting rights from other Shareholders.

Name	Business Address	Amount and Nature (1)	Percentage of Class (2)
Gregory Lang	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	2,177,126 (3)	*
David Deisley	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	997,928(4)	*
David Ottewell	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	658,778 (5)	*
Thomas Kaplan	535 Madison Avenue, 12th Floor New York, NY 10022 USA	85,054,893 (6)	26.8%
Sharon Dowdall	789 West Pender Street, Suite 720 Vancouver, BC V6C 1H2 Canada	398,182 (7)	*
Marc Faber	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	517,270 (8)	*

Name	Business Address	Amount and Nature (1)	Percentage of Class (2)
Gillyeard Leathley	789 West Pender Street, Suite 720 Vancouver, BC V6C 1H2 Canada	776,009 (9)	*
Igor Levental	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	660,303 (10)	*
Kalidas Madhavpeddi	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	771,867 (11)	*
Gerald McConnell	789 West Pender Street, Suite 720 Vancouver, BC V6C 1H2 Canada	847,555 (12)	*
Clynton Nauman	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	930,474 (13)	*
Rick Van Nieuwenhuyse	789 West Pender Street, Suite 720 Vancouver, BC V6C 1H2 Canada	3,273,395 (14)	1.0%
Anthony Walsh	789 West Pender Street, Suite 720 Vancouver, BC V6C 1H2 Canada	389,100 (15)	*
All Directors and Named Executive Officers as a group	201 South Main, Suite 400 Salt Lake City, Utah 84111 USA	97,452,880	30.7%
Electrum Strategic Holdings, LLC	535 Madison Avenue, 12th Floor New York, NY 10022	84,569,479(16)	26.7%
Paulson & Co. Inc.	1251 Avenue of the Americas, 50th Floor, New York, NY 10020	35,839,014	11.3%
The Baupost Group, LLC	10 Saint James Avenue, Suite 1700 Boston, MA 02116	21,688,300	6.8%

(1)
Under applicable U.S. securities laws, a person is considered to be the beneficial owner of securities owned by him or her (or certain persons whose ownership is attributed to him or her) or securities that can be acquired by him or her within 60 days, including upon the exercise of options, warrants or convertible securities.

(2)	Based on 317,297,868 Common Shares outstanding as of March 24, 2014, plus any Common Shares deemed to be beneficially owned pursuant to options that are exercisable within 60 days from March 24, 2014.
(3)	Includes 1,894,716 stock options exercisable within 60 days of March 24, 2014.
(4)	Includes 800,965 stock options exercisable within 60 days of March 24, 2014.
(5)	Includes 552,433 stock options exercisable within 60 days of March 24, 2014.
(6)
Includes 84,569,479 Common Shares all held by Electrum.  Dr. Kaplan is the Chairman and Chief Investment Officer of Electrum Strategic Resources L.P. and thereby has voting and investment power over such shares.  Dr. Kaplan disclaims beneficial ownership in the Electrum shares except to the extent of a minor pecuniary interest.

(7)	Includes 389,100 stock options exercisable within 60 days of March 24, 2014.
(8)	Includes 504,850 stock options exercisable within 60 days of March 24, 2014.
(9)	Includes 720,400 stock options exercisable within 60 days of March 24, 2014.
(10)	Includes 637,100 stock options exercisable within 60 days of March 24, 2014.
(11)	Includes 737,100 stock options exercisable within 60 days of March 24, 2014.
(12)	Includes 787,100 stock options exercisable within 60 days of March 24, 2014.
(13)	Includes 787,100 stock options exercisable within 60 days of March 24, 2014.
(14)	Includes 2,563,750 stock options exercisable within 60 days of March 24, 2014.
(15)	Includes 389,100 stock options exercisable within 60 days of March 24, 2014.
(16)
Electrum holds 84,569,479 Common Shares.   Dr. Thomas Kaplan, chairman of the Board of Directors of the Company, is also Chairman and Chief Investment Officer of each of Electrum and The Electrum Group, a privately-held global natural resources investment management company which manages the portfolio of Electrum, and therefore has voting and investment power over the Common Shares held by Electrum.  Dr. Kaplan disclaims beneficial ownership in the Electrum shares except to the extent of a minor pecuniary interest.

*	Percentage of Common Shares beneficially owned or over which control or direction is exercised is less than 1%.

As of March 24, 2014, there were approximately 686 current active registered holders of the Company’s Common Shares.

The Company has no knowledge of any other arrangements, including any pledge by any person of the Company’s securities, the operation of which may at a subsequent date result in a Change of Control of the Company.

DIRECTOR COMPENSATION

At the request of the Compensation Committee, a review of Directors’ compensation was conducted in October 2013. The Compensation Committee, after referring to market information provided by Mercer, determined to leave the Directors’ compensation program unchanged from that established by the Board in fiscal year 2012.  The Directors’ compensation program is described below.

The Company has targeted Directors’ compensation above the median of the Peer Group for the following reasons:

•	the Company seeks to attract directors with experience working for larger companies than that of our Peer Group because of our large joint venture partners; and

•
the Company seeks to attract directors with experience working for larger companies than that of our Peer Group because of the scale and quality of the Company’s assets under development in comparison to our Peer Group’s assets.

Compensation targets for Directors are:

•	For annual retainers, chair fees and meeting fees – 62.5th percentile of the market

•	For total direct compensation including stock based awards – 75th percentile of the market

Market compensation data was sourced from compensation data disclosed in the proxy statements of other publicly traded companies. As with the Company’s NEOs, the data was collected from the proxy statements of the companies included in the Company’s Peer Group.

Based upon the information provided by Mercer during the compensation review conducted in the fall of 2013, the actual total cash compensation paid to the Chairman and to the non-executive Directors was below the 25th percentile relative to the Peer Group. Stock options were awarded to align the total direct compensation at the expected 75th percentile of the Peer Group. Therefore, the Compensation Committee recommended, and the Board approved, leaving the Directors’ compensation package unchanged for 2014.  The largest portion of compensation paid to the Directors is in DSUs and stock option awards, which aligns the long-term interests of the Directors with those of Shareholders as the value of the DSUs and stock option awards is dependent upon the Company’s share price performance.  It also aligns Director compensation with the Company’s strategy of preservation of the Company’s treasury.

The table below describes the compensation structure approved for non-executive Directors for 2014.

Activity	Compensation
Membership on Board – Annual Retainer(1)	$33,600	per annum
Chairman of the Board	$35,000	per annum
Preparation and attendance at Board and Committee meetings	$1,750	per meeting
Audit Committee Chair	$15,000	per annum
All Other Committee Chairs	$9,000	per annum

(1)       At least 50% of the annual retainers are paid to Directors in the form of DSUs.

Director Compensation Table

The summary compensation table below sets out the compensation provided to the Company’s Directors (excluding NEOs) for the fiscal year ended November 30, 2013.

Director (a)	Fiscal Year	Fees Earned or Paid in Cash (b)	Share-Based Awards(1) (c)	Option-Based Awards(2) (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Sharon Dowdall	2013	$60,300	$16,800	$220,586	Nil	Nil	Nil	$297,686
Marc Faber	2013	$34,300	$16,800	$220,586	Nil	Nil	Nil	$271,686
Tony Giardini(3)	2013	$11,700	$4,200	$220,586	Nil	Nil	Nil	$236,486
Thomas Kaplan	2013	$43,750	$33,600	$220,586	Nil	Nil	Nil	$297,936
Gillyeard Leathley	2013	$31,250	$33,600	$220,586	Nil	Nil	Nil	$285,436
Igor Levental	2013	$40,750	$33,600	$220,586	Nil	Nil	Nil	$294,936
Kalidas Madhavpeddi	2013	$73,050	$16,800	$220,586	Nil	Nil	Nil	$310,436
Gerald McConnell	2013	$37,000	$33,600	$220,586	Nil	Nil	Nil	$291,186
Clynton Nauman	2013	$36,050	$16,800	$220,586	Nil	Nil	Nil	$273,436
Rick Van Nieuwenhuyse	2013	$32,550	$16,800	$220,586	Nil	Nil	Nil	$269,936
Anthony Walsh	2013	$61,550	$16,800	$220,586	Nil	Nil	Nil	$298,936

(1)	The 2013 share-based grants for Directors are vested when the Directors retire from the Board of the Company.
(2)	The 2013 stock option grants for Directors are vested 100% on grant date. The values of the option-based awards are based upon the Black-Scholes valuation model.
(3)	Mr. Giardini resigned from the Board on March 1, 2013. The Board granted an extension of the option expiration dates to the earlier of February 28, 2014 or the original expiration date.

DSU Plan for Directors

The DSU Plan has been established by the Company to promote the interests of the Company by attracting and retaining qualified persons to serve on the Board and to provide the Directors with an opportunity to receive a portion of their compensation for serving as a Director in the form of securities of the Company. This vehicle also aligns the interests of Directors with those of the Shareholders by tying Directors’ compensation to long-term Shareholder value.  A summary of the DSU Plan is provided under the heading “Matters to be Acted Upon at Meeting – Additional Matters to be Acted Upon – Approval of Amendment to Deferred Share Unit Plan”.

Under the DSU Plan, each Director can elect to receive between a minimum of 50% to a maximum of 100% of the Director’s annual retainer as DSUs. Directors are not eligible to receive the underlying Common Shares until they retire from service with the Company. This plan has been in effect since December 1, 2009.

The number of DSUs is determined by dividing the retainer amount by the volume weighted adjusted share price for the last five days of each quarter. The following table sets forth the 2013 DSU payments made to each non-executive Director for fiscal year 2013 and the aggregate value of such payments is based on the closing price of the Common Stock on November 30, 2013, which was C$2.46.

2013 DSU Payments
	Q1		Q2		Q3		Q4		Total
Director	Value C$	# of DSUs	Value C$	# of DSUs	Value C$	# of DSUs	Value C$	# of DSUs	Value C$	# of DSUs
Sharon Dowdall	2,561	1,041	4,148	1,686	3,525	1,433	4,659	1,894	14,893	6,054
Marc Faber	2,561	1,041	4,148	1,686	3,525	1,433	4,659	1,894	14,893	6,054
Tony Giardini(1)	2,561	1,041	Nil	Nil	Nil	Nil	Nil	Nil	2,561	1,041
Thomas Kaplan	5,124	2,083	8,298	3,373	7,050	2,866	9,318	3,788	29,790	12,110
Gillyeard Leathley	5,124	2,083	8,298	3,373	7,050	2,866	9,318	3,788	29,790	12,110
Igor Levental	5,124	2,083	8,298	3,373	7,050	2,866	9,318	3,788	29,790	12,110
Kalidas Madhavpeddi	2,561	1,041	4,148	1,686	3,525	1,433	4,659	1,894	14,893	6,054
Gerald McConnell	5,124	2,083	8,298	3,373	7,050	2,866	9,318	3,788	29,790	12,110
Clynton Nauman	2,561	1,041	4,148	1,686	3,525	1,433	4,659	1,894	14,893	6,054
Rick Van Nieuwenhuyse	2,561	1,041	4,148	1,686	3,525	1,433	4,659	1,894	14,893	6,054
Anthony Walsh	2,561	1,041	4,148	1,686	3,525	1,433	4,659	1,894	14,893	6,054

(1)      Mr. Giardini resigned from the Board on March 1, 2013.

Director’s Share Ownership

The Board established a policy in April 2009 requiring each Director to maintain a minimum holding of Common Shares and/or DSUs equal to C$50,000.  Directors must meet these share ownership requirements by April 2014 or, if they became a Director subsequent to April 2009, within five years of becoming a Director. There are no equity holding period requirements.  Upon meeting the share ownership requirement, a Director is deemed to have met the share ownership requirement going forward, regardless of changes in the price of a Common Share, so long as: (i) the Director’s share ownership does not drop below the number of shares held at the time they first met the share ownership requirement, and (ii) the applicable share ownership requirement remains the same.  Directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the Director.  Directors are also not permitted to pledge Company securities to secure personal debts or loans.

The following table outlines the aggregate value of the Common Shares and/or DSUs held by each Director (excluding NEOs) on November 30, 2013.

Director	Eligible Holdings(1) #	Share Ownership Guidelines
		Requirement C$	Proportion of Requirement Met(2)
Sharon Dowdall	6,021	50,000	30%
Marc Faber	9,359	50,000	46%
Thomas Kaplan	14,444	50,000	71%
Gillyeard Leathley	92,488	50,000	100%
Igor Levental	17,082	50,000	84%
Kalidas Madhavpeddi	16,936	50,000	100%
Gerald McConnell	53,450	50,000	100%
Clynton Nauman	140,313	50,000	100%
Rick Van Nieuwenhuyse	706,014	50,000	100%
Anthony Walsh	6,021	50,000	30%

(1)	Common Shares and/or DSUs.
(2)	Based on the Company’s closing Common Share price on the TSX as of November 29, 2013 of C$2.46, or upon a Director having previously met 100% of the share ownership requirement.

Incentive Plan Awards

Outstanding Option-Based and Share-Based Awards

The following table sets information concerning all option-based and share-based awards outstanding for each non-executive Director as of November 30, 2013 including awards granted before the most recently completed fiscal year.

	Option-Based Awards					Share-Based Awards
Director	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the-money Options(1) C$	Number of Shares or Units of Shares that have not Vested	Market or Payout Value of Shares or Units of Shares that have not Vested(2) C$	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed
Sharon Dowdall	16-Apr-2012	100,000	6.33	15-Apr-2017	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						6,021	14,812	Nil
Marc Faber	05-July-2010	100,000	6.18	04-Jul-2015	Nil
	03-Dec-2010	40,000	13.24	02-Dec-2015	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						9,359	23,023	Nil
Tony Giardini(3)	28-May-2008	80,000	7.44	28-Feb-2014	Nil
	08-Jan-2009	40,000	2.23	07-Jan-2014	9,200
	29-May-2009	130,000	4.78	28-Feb-2014	Nil
	21-Jan-2010	82,250	5.83	28-Feb-2014	Nil
	03-Dec-2010	40,000	13.24	28-Feb-2014	Nil
	07-Dec-2011	75,750	10.12	28-Feb-2014	Nil
	05-Dec-2012	130,050	4.38	28-Feb-2014	Nil
						Nil	Nil	Nil

	Option-Based Awards					Share-Based Awards
Director	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the-money Options(1) C$	Number of Shares or Units of Shares that have not Vested	Market or Payout Value of Shares or Units of Shares that have not Vested(2) C$	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed
Thomas Kaplan(4)	07-Dec-2011	100,000	10.12	06-Dec-2016	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						14,444	35,532	Nil
Gillyeard Leathley	21-Jan-2010	50,000	5.83	20-Jan-2015	Nil
	23-Nov-2010	125,000	13.58	20-Nov-2015	Nil
	07-Dec-2011	170,866	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						8,321	20,470	Nil

Igor Levental	08-Jan-2009	100,000	2.23	07-Jan-2014	23,000
	29-May-2009	150,000	4.78	28-May-2014	Nil
	21-Jan-2010	82,250	5.83	20-Jan-2015	Nil
	03-Dec-2010	40,000	13.24	02-Dec-2015	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						16,082	39,562	Nil
Kalidas Madhavpeddi	31-May-2007	100,000	14.82	30-May-2017	Nil
	05-Apr-2008	35,000(4)	7.47	04-Apr-2018	Nil
	08-Jan-2009	60,000	2.23	07-Jan-2014	13,800
	29-May-2009	150,000	4.78	28-May-2014	Nil
	21-Jan-2010	82,250	5.83	20-Jan-2015	Nil
	03-Dec-2010	40,000	13.24	02-Dec-2015	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						10,870	26,740	Nil
Gerald McConnell	08-Mar-2004	100,000	6.01	07-Mar-2014	Nil
	17-Jan-2005	75,000	8.07	16-Jan-2015	Nil
	10-Mar-2006	75,000	12.81	09-Mar-2016	Nil
	05-Apr-2008	35,000(4)	7.47	04-Apr-2018	Nil
	08-Jan-2009	5,146	2.23	07-Jan-2014	1,184
	29-May-2009	150,000	4.78	28-May-2014	Nil
	21-Jan-2010	82,250	5.83	20-Jan-2015	Nil
	03-Dec-2010	40,000	13.24	02-Dec-2015	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						19,568	48,137	Nil
Clynton Nauman	08-Mar-2004	100,000	6.01	07-Mar-2014	Nil
	17-Jan-2005	75,000	8.07	16-Jan-2015	Nil
	10-Mar-2006	75,000	12.81	09-Mar-2016	Nil
	05-Apr-2008	35,000(4)	7.47	04-Apr-2018	Nil
	08-Jan-2009	100,000	2.23	07-Jan-2014	23,000
	29-May-2009	150,000	4.78	28-May-2014	Nil
	21-Jan-2010	82,250	5.83	20-Jan-2015	Nil
	03-Dec-2010	40,000	13.24	02-Dec-2015	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						10,870	26,740	Nil

	Option-Based Awards					Share-Based Awards
Director	Grant Date	Number of Securities Underlying Unexercised Options	Option Exercise Price C$	Option Expiration Date	Value of Unexercised in-the-money Options(1) C$	Number of Shares or Units of Shares that have not Vested	Market or Payout Value of Shares or Units of Shares that have not Vested(2) C$	Market or Payout Value of Vested Share-Based Awards not Paid Out or Distributed
Rick Van Nieuwenhuyse	08-Mar-2004	250,000	6.01	07-Mar-2014	Nil
	17-Jan-2005	250,000	8.07	16-Jan-2015	Nil
	10-Mar-2006	200,000	12.81	09-Mar-2016	Nil
	05-Apr-2008	250,000(4)	7.47	04-Apr-2018	Nil
	08-Jan-2009	838,000	2.23	07-Jan-2014	192,740
	29-May-2009	483,050	4.78	28-May-2014	Nil
	29-May-2009	702,300	4.78	28-May-2014	Nil
	21-Jan-2010	231,250	5.83	20-Jan-2015	Nil
	03-Dec-2010	332,300	13.24	02-Dec-2015	Nil
	07-Dec-2011	75,750	10.12	06-Dec-2016	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						6,021	14,812	Nil
Anthony Walsh	02-Apr-2012	100,000	6.52	01-Apr-2017	Nil
	05-Dec-2012	130,050	4.38	04-Dec-2017	Nil
						6,021	14,812	Nil

(1)	Based on the price of the Company’s Common Shares on the TSX as of November 29, 2013 of C$2.46 less the option exercise price.
(2)	Based on the price of the Company’s Common Shares on the TSX as of November 29, 2013 of C$2.46.
(3)	Mr. Giardini resigned from the Board effective March 1, 2013. The Board granted an extension of the option expiration dates to the earlier of February 28, 2014 or the original expiration date.
(4)	These options are unvested.

Value Vested or Earned During the Year

The following table sets out information concerning the value of incentive plan awards, option-based and share-based awards as well as non-equity incentive plan compensation, vested or earned by each non-executive Director during the fiscal year ended November 30, 2013.

Director	Option-based Awards		Share-based Awards		Non-equity Incentive Plan Compensation – Value Earned During the Year
	Number of Securities Underlying Options Vested	Value Vested During the Year(1) C$	Number of Shares or Units of Shares Vested	Value Vested During the Year C$
Sharon Dowdall	130,050	Nil	Nil	Nil	Nil
Marc Faber	130,050	Nil	Nil	Nil	Nil
Tony Giardini(2)	130,050	Nil	7,750	31,855(3)	Nil
Thomas Kaplan	130,050	Nil	Nil	Nil	Nil
Gillyeard Leathley	130,050	Nil	Nil	Nil	Nil
Igor Levental	130,050	Nil	Nil	Nil	Nil
Kalidas Madhavpeddi	130,050	Nil	Nil	Nil	Nil
Gerald McConnell	130,050	Nil	Nil	Nil	Nil
Clynton Nauman	130,050	Nil	Nil	Nil	Nil
Rick Van Nieuwenhuyse	130,050	Nil	Nil	Nil	Nil
Anthony Walsh	130,050	Nil	Nil	Nil	Nil
(1)	Based on the closing price of the Company’s Common Shares on the TSX as of November 29, 2013 of C$2.46 less the option exercise price of C$4.38.
(2)	Mr. Giardini resigned from the Board effective March 1, 2013. The Board granted an extension of the option expiration dates to the earlier of February 28, 2014 or the original expiration date.
(3)	Based on the opening price of the Company’s Common Shares on the TSX as of March 19, 2013 of C$4.11.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of November 30, 2013, and the date hereof, the aggregate indebtedness to the Company and its subsidiaries of all executive officers, Directors and employees, and their respective associates, and former executive officers, Directors and employees of the Company or any of its subsidiaries was $nil.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, nor any proposed nominee for election as Director, nor any associate or affiliate of such informed person or proposed nominee, has had any material interest, direct or indirect, in any transaction entered into by the Company since the beginning of the most recently completed fiscal year, or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board is committed to sound corporate governance practices, which are both in the interest of Shareholders and contribute to effective and efficient decision making. As part of the Company’s commitment to effective corporate governance, the Board, with the assistance of the Audit and Corporate Governance and Nominations Committees, monitors changes in legal requirements and best practices.

Set out below is a description of certain corporate governance practices of the Company, as required by National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 – Corporate Governance Guidelines (“NP 58-201”).

Board of Directors

NP 58-201 recommends that boards of directors of reporting issuers be composed of a majority of independent directors. With 7 of the 11 current Directors considered independent, the Board is currently composed of a majority of independent directors. The 7 independent Directors are: Sharon Dowdall, Marc Faber, Igor Levental, Kalidas Madhavpeddi, Gerald McConnell, Clynton Nauman and Anthony Walsh.  Gregory Lang is the President and CEO of the Company and therefore not considered independent and Rick Van Nieuwenhuyse was recently the President and CEO of the Company and therefore not considered independent. Gillyeard Leathley was recently the Senior Vice President and COO of the Company and therefore not considered independent.  Dr. Kaplan, the Chairman of the Board, is not considered to be independent as a result of his relationship with the Company’s largest shareholder.  The Board has appointed Gerry McConnell as independent lead Director.  In such role, Mr. McConnell provides leadership to the other independent Directors on the Board.

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Board holds regular meetings every quarter.  Between the scheduled meetings, the Board meets as required.  The independent Directors meet on an as-needed basis.  In order to facilitate open and candid discussion among the independent Directors at such meetings, the non-independent Directors and any representatives of management in attendance at meetings of the Board are expected to be excused.  Management also communicates informally with the Directors on a regular basis, and solicits advice from members or advisors on matters falling within their special knowledge or experience.

The Board has five standing subcommittees: Compensation Committee, Audit Committee, Corporate Governance and Nominations Committee, EHSS and Technical Committee and Corporate Communications Committee.  Special committees are appointed from time to time with respect to specific matters.

The Board and its standing subcommittees meet regularly outside the presence of Company management to engage in open discussion about Company strategy, Company management’s performance, and any items of special concern or note that may impact the Company.  Depending upon the topic, the Board or its standing subcommittees may meet with experts of their choosing, such as the Compensation Consultant, the Company’s Auditors or outside legal counsel, for example, outside the presence of management.  The Board believes this practice of meeting without Company management from time to time results in frank discussions, assessments and oversight of risks and opportunities facing the Company.

The following Directors currently serve on the following boards of directors of other reporting issuers:

Name	Reporting Issuer
Sharon Dowdall	Foran Mining Corporation (TSX-V:FOM) Olivut Resources Ltd. (TSX-V:OLV)
Marc Faber	Ivanplats Limited (TSX:IVP) Sprott Inc. (TSX:SII)
Thomas Kaplan	NovaCopper Inc. (TSX, NYSE-MKT:NCQ)
Gregory Lang	NovaCopper Inc. (TSX, NYSE-MKT:NCQ) Sunward Resources Ltd. (TSX:SWD)
Gillyeard Leathley	Lariat Energy Ltd. (TSX-V:LE) Mawson Resources Limited (TSX:MAW) Sunward Resources Ltd. (TSX:SWD) Tasman Metals Ltd. (TSX-V:TSM)
Igor Levental	Gabriel Resources Ltd. (TSX:GBU) NovaCopper Inc. (TSX, NYSE-MKT:NCQ) Sunward Resources Ltd. (TSX:SWD)
Kalidas Madhavpeddi	Capstone Mining Corp. (TSX: CS) Namibia Rare Earths Inc. (TSX:NRE) NovaCopper Inc. (TSX, NYSE-MKT:NCQ)
Gerald McConnell	Namibia Rare Earths Inc. (TSX:NRE) NovaCopper Inc. (TSX, NYSE-MKT:NCQ)
Clynton Nauman	Alexco Resource Corp. (TSX:AXR) NovaCopper Inc. (TSX,NYSE-MKT:NCQ)
Rick Van Nieuwenhuyse	Alexco Resource Corp. (TSX:AXR) AsiaBaseMetals Inc. (TSX-V:ABZ) Mantra Capital Inc. (TSX-V : MTR) NovaCopper Inc. (TSX, NYSE-MKT:NCQ) Tintina Resources Inc. (TSX-V:TAU)
Anthony Walsh	Avala Resources Ltd. (TSX-V:AVZ) Dundee Precious Metals Inc. (TSX:DPM) Quaterra Resources Inc. (NYSE-AMEX:QMM) Sabina Gold & Silver Corporation (TSX:SBB) The TMX Group Inc. (TSX:X)

Board Mandate

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through the delegation of specific responsibilities to committees of the Board. The Board works with management to establish the goals and strategies of the Company, to identify principal risks, to select and assess senior management and to review significant operational and financial matters. The Board does not have a written mandate.  The Board delineates its role and responsibilities based on the statutory and common law applicable to the Company.

The Board has appointed an Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditors’ qualifications and independence, (iii) the performance of the Company’s internal financial controls and audit function and the independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The members of the Audit Committee are elected annually by the Board at the annual organizational meeting. The members of the Audit Committee are required to meet the independence and experience requirements of the NYSE-MKT and Section 10A(m)(3) of the Exchange Act, and the rules and regulations of the SEC. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the SEC. The Company’s Audit Committee consists of fully independent members and the Company’s “audit committee financial expert” is Anthony Walsh. The Audit Committee meetings are held quarterly at a minimum. The Company’s Audit Committee Charter is available on the Company’s website at www.novagold.comunder the Corporate Governance tab.

Position Descriptions

The position descriptions for the chairs of each Board committee are contained in the committee charters. The chair of each of the Audit Committee, Corporate Governance and Nominating Committee, EHSS and Technical Committee, Compensation Committee, and the Corporate Communications Committee is required to ensure the Committee meets regularly and performs the duties as set forth in its charter, and reports to the Board on the activities of the Committee. The Board has developed a written position description for the Chair of the Board and this position is presently held by Dr. Thomas Kaplan. The Chair of the Board is principally responsible for overseeing the operations and affairs of the Board.

The Board has also developed a written position description for the CEO. The CEO is primarily responsible for the overall management of the business and affairs of the Company. In this capacity, the CEO shall establish the strategic and operational priorities of the Company and provide leadership to the management team. The CEO is directly responsible to the Board for all activities of the Company.

Orientation and Continuing Education

The Company provides an orientation and education program to new directors. This program consists of providing education regarding directors’ responsibilities, corporate governance issues, committee charters and recent and developing issues related to corporate governance and regulatory reporting. The Company provides orientation in matters material to the Company’s business and in areas outside of the specific expertise of the Board members. All new members of the Board have historically been experienced in the mining sector; therefore general mining orientation has not been necessary.

Continuing education helps Directors keep up to date on changing governance issues and requirements and legislation or regulations in their field of experience.  The Board recognizes the importance of ongoing education for the Directors and senior management of the Company and the need for each Director and officer to take personal responsibility for this process.  To facilitate ongoing education, the CEO or the Board may from time to time, as required:

•	Request that Directors or officers determine their training and education needs;
•	Arrange visits to the Company’s projects or operations;
•	Arrange funding for the attendance at seminars or conferences of interest and relevance to their position; and
•	Encourage participation or facilitate presentations by members of management or outside experts on matters of particular importance or emerging significance.

During the 2013 fiscal year, Directors participated in educational sessions and received educational materials on the topics outlined below.

Educational Programs	Date	Audience
Considerations for determining Directors’ status as independent or non-independent	April 2013	Corporate Governance and Nominations Committee
Compensation strategies	August 2013	Compensation Committee
Executive and Director’s Compensation Update	September 2013	Compensation Committee
U.S. GAAP Reporting Standards Update	October 2013	Audit Committee
U.S. Domestic Filer Matters -Section 16 -SEC Industry Guide 7	November 2013	Board of Directors

The Board also encourages senior management to participate in professional development programs and courses and supports management’s commitment to training and developing employees.

Ethical Business Conduct

The Board has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for the Company’s Directors, officers and employees. A copy of the Ethics Code is available on the Company’s website at www.novagold.com under the Corporate Governance tab, or may be obtained by contacting the Company at the address given under “Additional Information” at the end of this Circular.

It is ultimately the Board’s responsibility for monitoring compliance with the Ethics Code.  The Board has delegated this responsibility to the Corporate Governance & Nominations Committee which, among other things, reviews the Ethics Code periodically.  The Company has also established a Whistle Blower Policy whereby the Board has delegated the responsibility of monitoring complaints regarding accounting, internal controls or auditing matters to the Audit Committee.  Monitoring of accounting, internal control and auditing matters, as well as violations of the law, the Ethics Code and other Company policies or directives, occurs through the reporting of complaints or concerns through an anonymous whistleblower hotline accessible by telephone, email or internet.

Certain of the Company’s Directors serve as directors or officers of other reporting issuers or have significant shareholdings in other companies.  To the extent that such other companies may participate in business ventures in which the Company may participate, the Directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation.  In the event that such a conflict of interest arises at a meeting of the Board, a Director who has such a conflict will not participate in discussing, and will abstain from voting for or against, the approval of such participation or such terms and will not participate in negotiating and concluding terms of any proposed transaction.  Any Director or officer who may have an interest in a transaction or agreement with the Company is required to disclose such interest and abstain from discussions and voting in respect to same if the interest is material or if required to do so by corporate or securities law.

Nomination of Directors

The Corporate Governance and Nominations Committee advises and makes recommendations to the Board on recruitment and nomination of members to the Board. On an annual basis, the Committee assesses the appropriate size of the Board with a view to determining the impact of the number of directors and the effectiveness of the Board, and recommending to the Board, if necessary, a reduction or increase in the size of the Board. Annually or as required, the Committee recruits and identifies potential candidates and considers their appropriateness for membership on the Board. The Corporate Governance and Nominations Committee is responsible for reviewing any Shareholder proposals to nominate candidates for Director.  Shareholders may submit names of persons to be considered for nomination, and the Corporate Governance and Nominations Committee will consider such persons in the same way it evaluates other individuals for nomination as a new Director.  For the Company’s policies regarding Shareholder requests for nominations, see the section entitled “Shareholder Proposals” in this Circular.  None of the current nominees were nominated by a Shareholder.  The Corporate Governance and Nominations Committee abides by a diversity policy contained in the Committee’s Charter aimed at selecting nominees to the Board with a variety of personal qualities, relevant experience, educational achievement, ethnicity, age, gender and cultural background.  The Committee’s Charter is available on the Company website at: www.novagold.com under the Corporate Governance tab.  All members of the Corporate Governance and Nominations Committee are independent Directors.

During the fiscal year ended November 30, 2013, Mr. Tony Giardini resigned from the Board upon accepting employment with Kinross Gold Company. The Company determined not to appoint a new Director to replace Mr. Giardini. The Company aims to have a well-rounded Board that will guide the organization’s strategy on economic, environmental and societal topics of highest relevance during the current and future lifecycle of its operations.

Insider Trading Policy

The Board has adopted an Insider Trading Policy applicable to all Directors and employees.  The Insider Trading Policy prohibits Directors and employees from trading in the Company’s securities during blackout periods and while in possession of material, non-public information about the Company.  It also discusses requirements applicable to Directors and certain officers regarding obligations to report their transactions in the Company’s securities.  A copy of the Insider Trading Policy can be found on the Company website at: www.novagold.com under the Corporate Governance tab.

Other Board Committees

In addition to the Audit Committee, Compensation Committee, and Corporate Governance and Nominations Committee, the Company also has the EHSS and Technical Committee and the Corporate Communications Committee. The EHSS and Technical Committee’s objective is to provide oversight for the development, implementation and monitoring of the Company’s health, safety, environment and sustainability policies. The Corporate Communications Committee has general responsibility for all regulatory disclosure requirements and for overseeing the Company’s disclosure practices in accordance with its Disclosure Policy and shall, together with management, be primarily responsible for the preparation of all press releases, investor presentations and other investor communications.

Assessments

The Board is responsible for selecting and appointing executive officers and senior management and for monitoring their performance. The performance of senior management is measured annually against pre-set objectives and the performance of mining companies of comparable size. The Corporate Governance and Nominations Committee is responsible for overseeing the development and implementation of a process for assessing the effectiveness of the Board, its committees and its members. The Corporate Governance and Nominations Committee requests that each Director to provide his or her assessment of the effectiveness of the Board annually.  Each evaluation considers the competencies and skills each Director is expected to bring to his or her particular role on the Board or on a committee, as well as any other relevant facts.

Majority Voting Policy

See “Matters to be Acted Upon at Meeting – Election of Directors” for a description of the Company’s Majority Voting Policy.

Compensation Committee Interlocks and Insider Participation

The Board has a Compensation Committee, as more fully described under the heading “Statement of Executive Compensation – Compensation Discussion and Analysis”.

None of the Compensation Committee is or had been an executive officer or employee of the Company or its subsidiary, except for Mr. McConnell, who was President of the Company from December 1984 to January 1998, and Chairman and CEO of the Company from January 1998 to May 1999.  No executive officer of the Company is or has been a director or member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Company.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the person named in the proxy to vote the shares represented thereby in accordance with his/her best judgment on such matter.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the Company’s website at www.novagold.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. To request hard copies of the Company’s financial statements and management’s discussion and analysis, free of charge, Shareholders should contact Investor Relations at NOVAGOLD RESOURCES INC., Suite 720, 789 West Pender Street, Vancouver, British Columbia, V6C 1H2, Canada.  Telephone 604-638-8088, Toll-Free 866-669-6227, Fax 604-669-6272. Financial information is provided in the Company’s annual financial statements and management’s discussion and analysis for its most recently completed fiscal year.

OTHER MATERIAL FACTS

There are no other material facts to the knowledge of the Board relating to the matters for which this Circular is issued which are not disclosed herein.

SHAREHOLDER PROPOSALS

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2015 annual meeting of the Shareholders of the Company, and to be included in the Company’s proxy materials for the 2015 annual meeting of the Shareholders of the Company, must be received by us at our office in Vancouver, British Columbia by no later than December 12, 2014, which is 120 calendar days before the anniversary date on which our Circular was released to Shareholders in connection with this year's annual meeting of the Shareholders of the Company, if such proposals are to be considered timely. If the date of the next annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting of the Shareholders of the Company, then the deadline to submit a proposal to be considered for inclusion in next year’s proxy circular and form of proxy, is a reasonable time before we begin to print and mail proxy circular materials. The inclusion of any shareholder proposal in the proxy materials for the 2015 annual meeting of the Shareholders of the Company will be subject to the applicable rules of the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2015 annual general meeting of the Shareholders. However, the Business Corporations Act (British Columbia) (the “BCBCA”), in Part 5, Division 7, “Shareholder Proposals”, sets forth the procedure by which a person who:

a)	is a registered owner or beneficial owner of one or more shares of the Company that carry the right to vote at general meetings; and

b)
has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal, may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the Company (a “proposal”).

The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be:

supported in writing by holders of shares that, in the aggregate, either (i) constitute at least 1% of the issued shares of the Company that carry the right to vote at general meetings; or (ii) have a fair market value of C$2,000;

accompanied by a declaration containing certain prescribed information; and

submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and the sending of the Circular have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS THIS 11TH DAY OF APRIL, 2014.

/s/ Gregory A. Lang
Gregory A. Lang
President and Chief Executive Officer

APPENDIX A

2004 STOCK AWARD PLAN

NOVAGOLD RESOURCES INC.

2004 STOCK AWARD PLAN (AS AMENDED)

Effective May 11, 2004, as amended April 26, 2005

(with effective date of amendment of March 10, 2006),

As Further Amended May 31, 2007, As Further Amended March 10, 2009

(with effective date of amendment of May 26, 2009), As Further Amended April 25, 2012

As Further Amended [____], 2014

NOVAGOLD RESOURCES INC.

2004 STOCK AWARD PLAN (AS AMENDED)

PART 1

INTERPRETATION

1.01                      Definitions  In this Plan the following words and phrases shall have the following meanings, namely:

(a)	“Award” shall mean any award or benefit granted under the Plan, including Options, SARs and Tandem SARs;

(b)
“Award Agreement” means the written or electronic agreement between the Company and an Awardee relating to the granting of an Award, in the form or substantially in the form of Exhibit A attached to this Plan, and containing such terms and conditions as are required by Exchange Policy and Securities Laws;

(c)	“Awardee” shall mean the holder of an outstanding Award;

(d)
“Award Price” means the price at which an Option or a SAR may be granted in accordance with Exchange Policy and Securities Laws.  The Award Price shall not be less than the Fair Market Value of a Share on the date of grant of the Award;

(e)	“Board” means the board of directors of the Company and includes any committee of directors appointed by the directors as contemplated by Section 3.01 hereof;

(f)
“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities as defined in the Securities Act) of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company;

(g)	“Company” means NovaGold Resources Inc.;

(h)
“Designated Subsidiary” means an entity (including a partnership) in which the Company holds, directly or indirectly, a majority voting interest and which has been designated by the Company for the purposes of the Plan from time to time;

(i)	“Director” means any director of the Company or of any of its Designated Subsidiaries;

(j)
“Employee” means any individual in the employment of the Company or any of its Designated Subsidiaries or any combination or partnership of such companies or of a company providing management or administrative services to the Company;

(k)	“Exchange” means The Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading;

(l)
“Exchange Policy” means the policies, bylaws, rules and regulations of the Exchange governing the granting of awards by the Company pursuant to Security Based Compensation Arrangements, as amended from time to time;

(m)
“Expiry Date” means not later than five years from the date of grant of the Award; provided, however, that if at any time the expiry of the term of an Award should be determined to occur either during a period in which the trading of Shares by the Awardee is restricted under the insider trading policy or other policy of the Company or within ten business days following such a period, such Expiry Date shall be deemed to be the date that is the tenth business day following the date of expiry of such restriction;

(n)
“Fair Market Value” means, with respect to any property (including, without limitation, any Shares), the fair market value of such property determined by such methods or procedures as are established from time to time by the Board in accordance with Exchange Policy.  Unless otherwise determined by the Board, the fair market value of a Share as of a given date will be (a) the price at which the last recorded sale of a board lot of Shares took place on the Exchange during the trading day immediately preceding the date in question or (b) if there was no such sale, the price of the last recorded sale of a board lot of Shares on the Exchange on the most recent preceding date on which such a sale took place;

(o)	“Insider” has the meaning ascribed thereto in Exchange Policy;

(p)	“Joint Actor” means a person acting “jointly or in concert with” another person as that phrase is interpreted in section 96 of the Securities Act;

(q)
“Nonqualified Stock Option” means an Option granted to a U.S. Participant that is not intended to qualify as an “incentive stock option” within the meaning of section 422 of the U.S. Internal Revenue Code of 1986, as amended;

(r)	“Option” means an option to acquire Shares granted under this Plan;

(s)	“Officer” means any senior officer of the Company or of any of its Designated Subsidiaries;

(t)	“Participant” means a Director, Officer or Service Provider;

(u)	“Plan” means this stock award plan as from time to time amended;

(v)
“SAR” or “Stock Appreciation Right” means the right to receive an amount, in Shares, equal to the excess of the Fair Market Value of a specified number of Shares as of the date the SAR is exercised over the SAR Price for such shares.

(w)	“SAR Price” means the Award Price of a SAR, determined on the grant date of the SAR, as set forth in the Award Agreement.

(x)	“Securities Act” means the Securities Act (British Columbia), as amended, from time to time;

(y)	“Securities Laws” means the act, policies, bylaws, rules and regulations of the securities commissions governing the Company, as amended from time to time;

(z)	“Security Based Compensation Arrangement” has the meaning ascribed thereto in the TSX Company Manual;

(aa)
“Service Provider” means an Employee of the Company or any of its Designated Subsidiaries and includes any other person who is engaged to provide either directly or through a corporation, ongoing management or consulting services to the Company or its affiliates;

(bb)	“Shares” means common shares of the Company;

(cc)
“Tandem SAR” means a SAR granted in tandem with a related Option which gives the Awardee the right to surrender to the Company all or a portion of the related Option and to receive a distribution in Shares in an amount equal to the excess of the Fair Market Value of a specified number of Shares as of the date the SAR is exercised over the SAR Price for such Shares, which shall be the same price as the Award Price of the related Option.  A Tandem SAR will have the same other terms and provisions as the related Option.  To the extent a Tandem SAR is exercised, the related Option will terminate at the time of such exercise.

(dd)	“Vested” means that an Award has become exercisable in accordance with the terms of this Plan and any applicable Award Agreement.

1.02                      Gender  Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2

PURPOSE OF PLAN

2.01                      Purpose  The purpose of this Plan is to attract and retain Service Providers, Officers or Directors to the Company and to motivate them to promote the success of the Company’s business by aligning their financial interests to those of the Company and to long-term shareholder value.

PART 3

GRANTING OF STOCK AWARD

3.01                      Administration  This Plan shall be administered by the Board or, if the Board so elects, by a committee (which may consist of only one person) appointed by the Board from its members.

3.02                      Committee’s Recommendations  The Board may accept all or any part of recommendations of the committee or may refer all or any part thereof back to the committee for further consideration and recommendation.

3.03                      Grant by Resolution  The Board, on its own initiative or, a committee of the Board duly appointed for the purpose of administering this Plan,  may, by resolution, designate all eligible persons who are Service Providers, Officers or Directors, or corporations employing or wholly owned by such Service Provider, Officer or Director, to whom an Award should be granted and specify the terms of such Award which shall be in accordance with Exchange Policy and Securities Laws. Awards that are intended to be “qualified performance-based compensation” within the meaning of section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) shall be granted by a committee consisting of two or more “outside directors” as defined under Section 162(m).

3.04                      Award Types.  Awards granted hereunder may be Options, SARs or Tandem SARs, at the discretion of the Board and as reflected in the terms of the Award Agreement.

3.05                      Terms of Award  The resolution of the Board shall specify the number of Shares that should be placed under Award to each such Service Provider, Officer or Director, the Award Price of each such Award, and the period during which such Award may be exercised.

3.06                      Stock Options  Options may be granted to Participants at any time as determined by the Board.  The Board shall determine the number of Shares subject to each Option.  Options granted under the Plan shall be Nonqualified Stock Options.

3.07                      Stock Appreciate Rights   Stock Appreciation Rights may be granted to Participants at any time as determined by the Board.  A SAR may be granted in tandem with an Option granted under this Plan or on a free-standing basis.  A SAR may be exercised upon such terms and conditions and for the term as the Board, in its sole discretion, determines, provided, however, that the term shall not exceed the Option term in the case of a Tandem SAR or five years in the case of a free-standing SAR.  Upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a Share on the date of exercise over the Award Price of the SAR by the number of Shares with respect to which the SAR is exercised.  The payment shall be made in Shares, the number of which shall be calculated by dividing the payment amount by the Fair Market Value of the Shares on the exercise date.

3.08                      Award Agreement  Every Award granted under this Plan shall be evidenced by an Award Agreement and, where not expressly set out in the Award Agreement, the provisions of such Award Agreement shall conform to and be governed by this Plan.  In the event of any inconsistency between the terms of any Award Agreement and this Plan, the terms of this Plan shall govern.

PART 4

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF AN AWARD

4.01                      Exercise Price  The exercise price of an Award granted under this Plan shall not be less than the Award Price at the time of granting the Award.

4.02                      Expiry Date  Each Award shall, unless sooner terminated, expire on a date to be determined by the Board, and as set forth in the Award Agreement on the date of grant, which will not be later than the Expiry Date.

4.03                      Different Exercise Periods, Prices and Number  The Board may, in its absolute discretion, upon granting an Award under this Plan, and subject to the provisions of Section 6.03 hereof, specify a particular time period or periods following the date of granting the Award during which the Awardee may exercise his Award, may designate the Award Price in respect of which such Awardee may exercise his Award during each such time period and may determine and impose terms upon which each Award shall become Vested.

4.04                      Number of Shares , To ~~one~~One Person  The number of Shares reserved for issuance to any one person pursuant to Awards granted under this Plan shall not exceed 5% of the outstanding Shares at the time of granting of the Award, and no one person may be granted any Award or Awards for more than Ten Million (10,000,000) Shares (subject to adjustment as provided for in Part 6), in the aggregate in any calendar year.

4.05                      Termination of Employment  If a Director, Officer or Service Provider ceases to be so engaged by the Company for any reason other than death, such Director, Officer or Service Provider shall have such rights to exercise any Vested Award not exercised prior to such termination within the lesser of six months from the date of the termination, unless otherwise extended by the Board, in its absolute discretion, or the Expiry Date of the Award; provided that if the termination is for just cause the right to exercise the Vested Award shall terminate on the date of termination unless otherwise determined by the Directors.  All non-Vested Awards shall terminate on the date of termination.

4.06                      Death of Awardee  If a Director, Officer or Service Provider dies prior to the expiry of his Award, his legal representatives may, within the lesser of one year from the date of the Awardee’s death or the Expiry Date of the Award, exercise that portion of a Vested Award granted to the Director, Officer or Service Provider under this Plan which remains outstanding.

4.07                      Assignment  No Award granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by all applicable Securities Laws and the rules and policies of the Exchange, an Awardee shall have the right to assign any Award granted to him hereunder to a trust or similar legal entity established by such Awardee.

4.08                      Notice  Awards shall be exercised only by written notice to the Company in accordance with the terms and conditions of this Plan and the applicable Award Agreement.

4.09                      Payment  Vested Awards may be exercised  at any time in whole or in part prior to their lapse or termination.  Payment in respect of the exercise of an Option may be made in cash or by check, or the Board may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as the Board may determine to be appropriate.

4.10                      Securities Laws  Notwithstanding any other provision contained in this Plan, no holder may exercise any Award granted under this Plan and no Shares may be issued upon exercise of an Award unless such exercise and issuance are in compliance with all applicable Securities Laws.

PART 5

RESERVE OF SHARES FOR AWARDS

5.01                      Sufficient Authorized Shares to be Reserved  Whenever the Memorandum or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of Awards granted under this Plan.  Shares that were the subject of Awards that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an Award granted under this Plan.

5.02                      Shares Subject to the Plan  Subject to adjustment as provided in Part 6, the shares to be offered under the Plan shall consist of shares of the Corporation’s authorized but unissued common shares.  The aggregate number of Shares to be delivered upon the exercise of all Awards granted under the Plan shall not exceed 10% of the issued and outstanding Shares of the Corporation at the time of granting of Awards (on a non-diluted basis).

5.03                      Maximum Number of Shares Reserved  The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares.  The maximum number of Shares issued to Insiders pursuant to the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares.

PART 6

CHANGES IN AWARDS

6.01                      Share Consolidation or Subdivision  In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for granting of Awards and the price payable for any Shares that are then subject to Awards shall be adjusted accordingly.

6.02                      Stock Dividend  In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for granting of Awards and the price payable for any Shares that are then subject to Awards may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03                      Effect of a Take-Over Bid  If a bona fide offer (an “Offer”) for Shares is made to the Awardee or to shareholders of the Company generally or to a class of shareholders which includes the Awardee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Awardee of full particulars of the Offer, whereupon all Options or SARs subject to such Award will become Vested and the Award may be exercised in whole or in part by the Awardee so as to permit the Awardee to tender the Shares received upon such exercise, pursuant to the Offer.  However, if:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Shares tendered by the Awardee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Shares received upon such exercise, or in the case of clause (b) above, the Shares that are not taken up and paid for, may be returned by the Awardee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Shares, the Award shall be reinstated as if it had not been exercised and the terms upon which such Awards were to become Vested pursuant to this section shall be reinstated.  If any Shares are returned to the Company under this section 6.03, the Company shall immediately refund the exercise price to the Awardee for such Shares.

6.04                      Acceleration of Expiry Date  If an Offer is made by an offeror at any time when an Award granted under the Plan remains unexercised, in whole or in part the Directors may, upon notifying each Awardee of full particulars of the Offer, declare all Shares issuable upon the exercise of Awards granted under the Plan, Vested, and declare that the Expiry Date for the exercise of all unexercised Awards granted under the Plan is accelerated so that all Awards will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

6.05                      Effect of a Change of Control  If a Change of Control occurs, all Shares subject to each outstanding Award will become Vested, whereupon such Award may be exercised in whole or in part by the Awardee.

PART 7

EXCHANGE’S RULES AND POLICIES APPLY

7.01                      Exchange’s Rules and Policies Apply  This Plan and the granting and exercise of any Awards hereunder are also subject to such other terms and conditions as are set out from time to time in the rules and policies on security based compensation awards of the Exchange and any securities commission having authority and such rules and policies shall be deemed to be incorporated into and become a part of this Plan.  In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

PART 8

AMENDMENT OF PLAN

8.01                      Board May Amend  The Board of Directors shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without shareholder approval, amend, suspend or terminate the Plan or any Award granted under the Plan, including, without limiting the generality of the foregoing, changes of a clerical or grammatical nature and changes regarding the vesting of Awards; provided however that:

(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Shares are listed;

(b)
no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of an Awardee with respect to any then outstanding Award, as determined by the Board of Directors acting in good faith, without his or her consent in writing;

(c)	the Board of Directors shall obtain shareholder approval of the following:

(i)	any amendment to the maximum number of Shares specified in subsection 5.02 in respect of which Awards may be granted under the Plan (other than pursuant to Part 6);

(ii)	any amendment that would reduce the Award Price of an outstanding Award (other than pursuant to Part 6); and

(iii)	any amendment that would extend the term of any Award granted under the Plan beyond the Expiry Date.

8.02                      Powers of the Board  Following Termination of the Plan.  If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors and in force on the date of termination will continue in effect as long as any Award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board of Directors shall remain able to make such amendments to the Plan or the Award as they would have been entitled to make if the Plan were still in effect.

PART 9

MISCELLANEOUS

9.01                      Other Plans Not Affected  This Plan is in addition to any other existing plans and shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers and Service Providers.

9.02                      No Rights Until Award Exercised  An Awardee shall be entitled to the rights pertaining to share ownership, such as to dividends, only with respect to Shares that have been fully paid for and issued to him upon exercise of an Award.

9.03                      No Right to Employment  This Plan will not confer upon any Awardee any right with respect to continuation of such Awardee’s employment, consulting or other service relationship with the Company, and will not interfere in any way with the Company’s right to terminate such Awardee’s employment, consulting or other service relationship at any time, with or without cause.

9.04                      Tax Withholding  The Company or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Company or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Company shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.  For the purposes of assisting a Participant who is a U.S. citizen or a U.S. resident for U.S. federal income tax purposes in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Award, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant, subject to applicable laws, to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Award having a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares (other than Shares issuable upon exercise of such Award) having a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

9.05                      No Trust Fund  Neither this Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and an awardee or any other person.  To the extent that any awardee acquires a right to receive payments from the Company pursuant to an Award, such right will be no greater than the right of any unsecured general creditor of the Company.

9.06                      Governing Law  The validity, construction and effect of this Plan and any Award Agreement will be determined in accordance with the internal laws, and not the law of conflicts, of the Province of British Columbia and the laws of Canada applicable therein.

9.07                      Effective Date  This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company; provided, however, that Awards may be granted under this Plan prior to the receipt of approval of the Exchange.  In the event that this Plan is not adopted by the shareholders of the Company within 12 months after approval by the Board, this Plan will terminate.

EFFECTIVE DATE OF AMENDMENT: ~~April 25, 2012~~__________________, 2014

Exhibit A

NOVAGOLD RESOURCES INC. AWARD AGREEMENT

This Award Agreement is entered into between NovaGold Resources Inc. (the “Company”) and the Awardee named below pursuant to the 2004 Stock Award Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	on [insert grant date] (the “Grant Date”);

2.	[insert name] (the “Awardee”);

3.	was granted the [insert type of Award] (the “ Award”) [insert particulars of Award] of the Company;

4.	for the price (the “Award Price”) of $● per Award;

5.	which shall be exercisable (“Vested”) on ● , 200●;

6.	terminating on the [insert date] (the “Expiry Date”);

all on the terms and subject to the conditions set out in the Plan.  For greater certainty, once Awards have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Award Agreement and the Plan.

By signing this Award Agreement, the Awardee consents to Solium Capital maintaining and administering the award in accordance with the terms and conditions of the Plan.

By signing this Award Agreement, the Awardee acknowledges that the Awardee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Award Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Award Agreement as of the ● day of ●, 200●.

NOVAGOLD RESOURCES INC.

_________________________                                      Per: _______________________________
AWARDEE                                                                                  Authorized Signatory

APPENDIX B

STOCK AWARD PLAN RESOLUTION

WHEREAS the Company’s Board of Directors has presented certain amendments to the Company’s 2004 Stock Award Plan (the “Stock Award Plan”) to the Toronto Stock Exchange (the “TSX”) and to the Company’s shareholders (the “Shareholders”), which amendments allow the Company to take advantage of U.S. tax deductions available to it now that the Company is treated as a U.S. domestic filer;

AND WHEREAS the Board recommends that the Shareholders approve the existing evergreen provisions of the Stock Award Plan share pool as required at least every three years;

NOW THEREFORE IT IS RESOLVED THAT:

1.	The amendments to the Stock Award Plan shown on Appendix A to the Company’s 2014 Management Information Circular are hereby approved;

2.
The unallocated entitlements under the Stock Award Plan are hereby approved and the Company will have the ability to issue Awards (as defined in the Stock Award Plan) which may be settled in Common Shares from treasury until June 5, 2017; and

3.
Any director or officer of the Company is hereby authorized and instructed to make any such changes to the Stock Award Plan amendments set forth on Appendix A as such director or officer deems necessary in their discretion to satisfy the intent of the foregoing resolutions.

APPENDIX C

2009 PERFORMANCE SHARE UNIT PLAN

NOVAGOLD RESOURCES INC.

2009 PERFORMANCE SHARE UNIT PLAN

Effective May 26, 2009, as amended May 29, ~~2012~~ 2012, as further amended on [●], 2014.

NOVAGOLD RESOURCES INC.

2009 PERFORMANCE SHARE UNIT PLAN

1.	PURPOSE

1.1
This Plan has been established by the Corporation to assist the Corporation in the recruitment and retention of highly qualified employees and consultants by providing a means to reward superior performance, to motivate Participants under the Plan to achieve important corporate and personal objectives and, through the issuance of Shares in the Corporation to Participants under the Plan, to better align the interests of Participants with the long-term interests of Shareholders.

2.	PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a)	“Account” means the bookkeeping account established and maintained by the Corporation for each Participant in which the number of Share Units of the Participant are recorded;

(b)
“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;

(c)
“Beneficiary” means any person designated by the Participant as his or her beneficiary under the Plan in accordance with Section 13.1 or, failing any such effective designation, the Participant’s estate;

(d)	“Board” means the Board of Directors of the Corporation;

(e)
“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities (as defined in the Securities Act (British Columbia)) of the Corporation, which, when added to all other voting securities of the Corporation at the time held by such person or by such person and a Joint Actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Corporation or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Corporation.

(f)	“Committee” means the Compensation Committee of the Board or any other committee or person designated by the Board to administer the Plan;

(g)
“Corporation” means NovaGold Resources Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee;

(h)
“Designated Subsidiary” means an entity (including a partnership) in which the Corporation holds, directly or indirectly, a majority voting interest and which has been designated by the Corporation for purposes of the Plan from time to time;

(i)	“Director” means a director of the Corporation;

(j)
“Eligible Consultant” means an individual, other than an Employee that (i) is engaged to provide on a bona fide basis consulting, technical, management or other services to the Corporation or any Designated Subsidiary under a written contract between the Corporation or the Designated Subsidiary and the individual or a company of which the individual consultant is an employee and (ii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or a Designated Subsidiary.

(k)	“Employee” means an employee of the Corporation or any of its Designated Subsidiaries or any combination or partnership of such corporations;

(l)
“Employer” means the Corporation, the Designated Subsidiary or the combination or partnership of such corporations that employs the Participant or that employed the Participant immediately prior to the Participant’s Termination Date;

(m)
“Expiry Date” means, with respect to Share Units granted to a Participant, the date determined by the Corporation for such purpose for such grant, which date shall be no later than the date which is two years after the Participant’s Termination Date and shall, in all cases, be in compliance with the requirements pertaining to the exception to the application of the salary deferral arrangement rules of Section 248(1)(k) of the Income Tax Act (Canada), as such section may be amended or re-enacted from time to time;

(n)	“Fiscal Year” means a fiscal year of the Corporation;

(o)
“Grant Agreement” means an agreement between the Corporation and a Participant under which Share Units are granted, together with such amendments, deletions or changes thereto as are permitted under the Plan;

(p)	“Grant Date” of a Share Unit means the date a Share Unit is granted to a Participant under the Plan;

(q)	“Insider” has the meaning provided for purposes of the TSX relating to Security Based Compensation Arrangements;

(r)
“Joint Actor” means a person acting “jointly or in concert with” another person within the meaning of Section 96 of the Securities Act (British Columbia) or as such section may be amended or re-enacted from time to time.

(s)
“Market Value” with respect to a Share as at any date means the arithmetic average of the closing price of the Shares traded on the TSX for the five (5) trading days on which a board lot was traded immediately preceding such date (or, if the Shares are not then listed and posted for trading on the TSX, on such stock exchange on which the Shares are then listed and posted for trading as may be selected for such purpose by the Corporation).  In the event that the Shares are not listed and posted for trading on any stock exchange, the Market Value shall be the Market Value of the Shares as determined by the Board in its discretion, acting reasonably and in good faith;

(t)	“Participant” means a bona fide full-time or part-time Employee or an Eligible Consultant who, in any such case, has been designated by the Corporation for participation in the Plan;

(u)	“Payout Date” means a date selected by the Corporation, in accordance with and as contemplated by Section 3.2 and Section 6.1;

(v)
“Performance Goal” means one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

Financial Performance Goals:

●	economic value added (EVA);
●	sales or revenue;
●	costs or expenses;
●	performance relative to budget;

●	net profit after tax;
●	gross profit;
●	income (including without limitation operating income, pre tax income and income attributable to the Company);
●	cash flow (including without limitation free cash flow and cash flow from operating, investing or financing activities or any combination thereof);
●
earnings (including without limitation earnings before or after taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;

●	net working capital;
●	margins (including one or more of gross, operating and net income margin);

Shareholder Performance Goals:

●	earnings per share (EPS) (basic or diluted);
●	earnings per share from continuing operations;
●
returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, revenue, sales, capital and net capital employed, total shareholder return (TSR) and total business return (TBR));

●	ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk);
●	stock price;
●	value creation;
●	market capitalization;

Corporate Performance Goals:

●	safety performance;
●	environmental performance;
●	development and implementation of exploration programs;
●	advancement of governmental permitting and approval processes;
●	development and implementation of corporate social responsibility/sustainable development initiatives;
●	engagement with key stakeholders;
●	evaluation of corporate development opportunities;
●	corporate compliance and reporting;
●	implementation or completion of key corporate initiatives or projects;
●	strategic plan development and implementation;
●	workforce satisfaction;
●	employee retention;
●	productivity metrics;
●	career development;

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee.  To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).  To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to Shareholders and obtaining Shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining Shareholder approval;

(w)	“Plan” means this 2009 Performance Share Unit Plan;

(x)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization;

(y)	“Section 162(m)” means Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.

(z)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.

(aa)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements;

(bb)	“Shareholders” means the holders of Shares;

(cc)
“Shares” mean Common Shares of the Corporation and includes any securities of the Corporation into which such Common Shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed, pursuant to a Reorganization or otherwise;

(dd)
“Share Unit” means a unit credited by means of an entry on the books of the Corporation to a Participant pursuant to the Plan, representing the right to receive, subject to and in accordance with the Plan, for each Vested Share Unit one Share, at the time, in the manner, and subject to the terms, set forth in the Plan and the applicable Grant Agreement;

(ee)	“Stock Exchange Rules” means the applicable rules of any stock exchange upon which Shares are listed;

(ff)
“Termination Date” means the date on which a Participant ceases, for any reason including resignation, termination, death or disability, to be an active Employee or an Eligible Consultant, as the case may be, and, in the case of a Participant who is an Employee, where the employment is terminated by the Employer, whether wrongful or for cause or otherwise, such date shall be the date notice of termination is provided and, in the case of a Participant who is an Eligible Consultant, the date the written contract between the Eligible Consultant and the Corporation or any Designated Subsidiary is terminated or expires and the Eligible Consultant no longer provides services thereunder;

(gg)	“TSX” means the Toronto Stock Exchange; and

(hh)
“Vested Share Units” shall mean Shares in respect of which all vesting terms and conditions set forth in the Plan and the applicable Grant Agreement have been either satisfied or waived in accordance with the Plan.

2.2
In this Plan, unless the context requires otherwise, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.	GRANT OF SHARE UNITS AND TERMS

3.1
The Corporation may grant Share Units to such Participant or Participants in such number and at such times as the Corporation may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the Participant for a Fiscal Year or otherwise as compensation, including as an incentive for future performance by the Participant.

3.2	In granting any Share Units pursuant to Section 3.1, the Corporation shall designate:

(a)	the number of Share Units which are being granted to the Participant;

(b)	any time or performance based or other conditions as to vesting of the Share Units to become Vested Share Units; and

(c)	the Payout Date, which shall in no event be later than the Expiry Date and, unless otherwise determined on the Grant Date, shall be the third anniversary of the Grant Date; and

(d)	the Expiry Date;

which shall be set out in the Grant Agreement.

3.3
Subject to the terms of the Plan, the Corporation may determine any other terms or conditions with respect to the vesting of Share Units granted pursuant to Section 3.1, in whole or in part, to become Vested Share Units or the provision of Shares under the Plan, including without limitation, provisions which make the vesting of Share Units conditional upon (i) the achievement of corporate or personal objectives, including the attainment of milestones relating to financial, operational, strategic or other objectives of the Corporation, (ii) the market price of Shares from time to time and/or the return to Shareholders, and/or (iii) any other performance criteria relating to the Participant, the Corporation, a subsidiary, or business unit.  Any such conditions shall be set out in the Grant Agreement.

The conditions may relate to all or any portion of the Share Units in a grant and may be graduated such that different percentages of the Share Units in a grant will become Vested Share Units depending on the extent of satisfaction of one or more such conditions. The Corporation may, in its discretion and having regard to the best interests of the Corporation, subsequent to the Grant Date of a Share Unit, waive any such terms or conditions or determine that they have been satisfied.

3.4
Share Units that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) shall be conditioned solely on the achievement of one or more objective Performance Goals established within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below:

(a)
for each Share Unit, a committee consisting of two or more “outside directors” as defined under Section 162(m) (the “Committee”) shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal.  The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.  To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount; and

(b)
following the close of each performance period and prior to payment of any amount to a Participant with respect to a Share Unit, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

No Share Units that are intended to be “qualified performance-based compensation” shall be granted under the Plan after the first stockholder meeting to occur in the fifth year following the year in which Shareholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the Shareholders.

4.	GRANT AGREEMENT

4.1
Each grant of a Share Unit will be set forth in a Grant Agreement containing terms and conditions required under the Plan and such other terms and conditions not inconsistent herewith as the Corporation may, in its sole discretion, deem appropriate.

5.	SHARE UNIT GRANTS AND ACCOUNTS

5.1	An Account shall be maintained by the Corporation for each Participant. On the Grant Date, the Account will be credited with the Share Units granted to a Participant on that date.

6.	PAYOUTS

6.1
On each Payout Date and subject to Section 6.5, the Participant shall be entitled to receive, and the Corporation shall issue or provide, Shares equal in number to the Vested Share Units in the Participant’s Account to which the Payout Date relates.

6.2
The number of Shares to be issued or provided shall be equal to the whole number of Vested Share Units.  Where the number of Share Units would result in the issue of a fractional Share Unit in the form of a fractional Share, the number of Share Units to be issued in the form of Shares shall be rounded down to the next whole number of Share Units.  No fractional Shares shall be issued and such fractional Share entitlement shall be satisfied by a cash payment to the Participant in an amount equal to such fractional Share entitlement multiplied by the Market Value on the Payout Date.

6.3
Shares issued by the Corporation from treasury under this Plan shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Corporation would have received if the Shares had been issued for money.

6.4
Subject to and in accordance with any Applicable Law, the Corporation may, but is not obligated to, acquire issued and outstanding Shares in the market for the purposes of providing Shares to Participants under the Plan.  The Shares acquired for this purpose shall not be included for the purpose of determining the maximum number of Shares to be issued under the Plan in accordance with Section 10.1.

6.5
If so determined by the Corporation, in lieu of the issue or provision of Shares, the Corporation may satisfy the issuance or provision of Shares under the Plan, in whole or in part, by the payment of a cash amount to a Participant on the Payout Date.  The amount of such payment shall be equal to the number of Shares in respect of which the Corporation makes such a determination, multiplied by the Market Value on the Payout Date, subject to any applicable withholding tax.  An entitlement so paid in cash shall not be included for the purpose of determining the maximum number of Shares to be issued under the Plan in accordance with Section 10.1.

7.	TERMINATION OF EMPLOYMENT AND FORFEITURES

7.1
Unless otherwise determined by the Corporation pursuant to Section 7.2, on a Participant’s Termination Date, any Share Units in a Participant’s Account which are not Vested Share Units shall terminate and be forfeited.

7.2
Notwithstanding Section 7.1, where a Participant ceases to be an Employee as a result of the termination of his or her employment without cause, then in respect of each grant of Share Units made to such Participant, at the Corporation’s discretion, all or a portion of such Participant’s Share Units may be permitted to continue to vest, in accordance with their terms, during any statutory or common law severance period or any period of reasonable notice required by law or as otherwise may be determined by the Corporation in its sole discretion.

7.3
In the event a Participant’s Termination Date is prior to the Payout Date with respect to any Vested Share Units in such Participant’s Account, the Payout Date with respect to such Vested Share Units shall, notwithstanding any provision in the Grant Agreement, be accelerated to the Participant’s Termination Date and the Corporation shall, as soon as practicable following such Termination Date, issue or provide Shares or make payment to such Participant with respect to such Vested Share Units in accordance with Section 6.

8.	FORFEITED UNITS

8.1
Notwithstanding any other provision of the Plan or a Grant Agreement, Share Units granted hereunder shall terminate on, if not redeemed or previously terminated and forfeited in accordance with the Plan, and be of no further force and effect after, the Expiry Date.

9.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

9.1
In the event that the Shares shall be subdivided or consolidated into a different number of Shares or a distribution shall be declared upon the Shares payable in Shares, the number of Share Units then recorded in the Participant’s Account shall be adjusted by replacing such number by a number equal to the number of Shares which would be held by the Participant immediately after the distribution, subdivision or consolidation, should the Participant have held a number of Shares equal to the number of Share Units recorded in the Participant’s Account on the record date fixed for such distribution, subdivision or consolidation.

9.2
In the event there shall be any change, other than as specified in Section 9.1, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Share referred to in the Plan or for each share into which such Share shall have been so changed or exchanged, the kind of securities into which each outstanding Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of Share Units then recorded in the Participant’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

9.3
Notwithstanding the conditions as to vesting of Share Units contained in any individual Grant Agreement, all outstanding Share Units shall become Vested Share Units on any Change of Control and the Payout Date in connection with such Vested Share Units shall, notwithstanding any provisions in the Grant Agreement, be accelerated to the date of such Change of Control and the Corporation shall, as soon as practicable following such Change of Control, issue or provide Shares or make payments to such Participants with respect to such Vested Share Units in accordance with Section 6.

9.4
In the case of any such substitution, change or adjustment as provided for in this Section 9, the variation shall generally require that the aggregate Market Value of the Share Units then recorded in the Participant’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied so that it be equal to such aggregate Market Value after the variation.

10.	~~MAXIMUM NUMBER OF SHARES TO BE ISSUED~~RESTRICTIONS ON ISSUANCE

10.1
~~Subject to adjustment~~Share Units may be granted by the Corporation in accordance with ~~Section 9~~this Plan provided the ~~maximum~~aggregate number of ~~Shares which the Corporation may issue from treasury in connection with~~Share Units ~~granted under the Plan shall be 3,000,000 Shares~~outstanding pursuant to the Plan from time to time shall not exceed 3% of the number of issued and outstanding Shares from time to time.

10.2
The maximum number of Shares issuable to Insiders pursuant to the Plan, together with any Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Shares.  The maximum number of Shares issued to Insiders pursuant to the Plan, together with any Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Shares.  No one person may be granted any Share Units (whether ultimately settled for Shares or cash) for more than 9,500,000 Shares (subject to adjustment as provided for in Part 9), in the aggregate in any calendar year.

11.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

11.1
The Corporation may, without notice, at any time and from time to time, and without shareholder approval, amend the Plan or any provisions thereof in such manner as the Corporation, in its sole discretion, determines appropriate:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan,

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan,

(c)	to change the vesting provisions of Share Units to reflect revised performance metrics or to accelerate vesting in the event that performance criteria is achieved earlier than expected;

(d)	to change the termination provisions of Share Units or the Plan which does not entail an extension beyond the original Expiry Date of the Share Units; or

(e)	the amendments contemplated by Section 15.1(f);

provided, however, that:

(f)
no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(g)	shareholder approval shall be obtained in accordance with the requirements of the TSX for any amendment that results in:

(i)	an increase in the maximum number of Shares issuable pursuant to the Plan (other than pursuant to Section 9);

(ii)	an extension of the Expiry Date for Share Units granted under the Plan;

(iii)	other types of compensation through Share issuance;

(iv)	an expansion of the rights of a Participant to assign Share Units other than as set forth in Section 14.2; or

(v)	the addition of additional categories of participants (other than as contemplated by Section 9);

(vi)	changes in eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis; or

(vii)	any amendments to this Section 11.1 that will increase the Corporation’s ability to amend the Plan without shareholder approval.

11.2
If the Corporation terminates the Plan, Share Units previously credited shall, at the discretion of the Corporation, either (a) be settled immediately in accordance with the terms of the Plan in effect at such time, or (b) remain outstanding and in effect and settled in due course in accordance with the applicable terms and conditions, in either case without shareholder approval.

12.	ADMINISTRATION

12.1
Unless otherwise determined by the Board, the Plan shall be administered by the Committee subject to Applicable Laws.  The Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations and to make such other determinations as it deems necessary or desirable for the administration of the Plan.  All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, each Designated Subsidiary and the Corporation.  All expenses of administration of the Plan shall be borne by the Corporation.

12.2
The Corporation shall keep or cause to be kept such records and accounts as may be necessary or appropriate in connection with the administration of the Plan and the discharge of its duties.  At such times as the Corporation shall determine, the Corporation shall furnish the Participant with a statement setting forth the details of his or her Share Units including the Grant Date and the Vested Share Units and unvested Share Units held by each Participant.  Such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is given to the Corporation within 30 days after such statement is given to the Participant.

12.3
The Corporation may, at its discretion, appoint one or more persons or companies to provide services in connection with the Plan including without limitation, administrative and record-keeping services.

13.	BENEFICIARIES AND CLAIMS FOR BENEFITS

13.1
Subject to the requirements of Applicable Law, a Participant may designate in writing a Beneficiary to receive any benefits that are payable under the Plan upon the death of such Participant.  The Participant may, subject to Applicable Law, change such designation from time to time.  Such designation or change shall be in such form and executed and filed in such manner as the Corporation may from time to time determine.

14.	GENERAL

14.1
The transfer of an employee from the Corporation to a Designated Subsidiary, from a Designated Subsidiary to the Corporation or from a Designated Subsidiary to another Designated Subsidiary, shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Corporation as continuing intact the employment relationship.

14.2
The Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns.  The interest of any Participant under the Plan or in any Share Unit shall not be transferable or assignable other than by operation of law, except, if and on such terms as the Corporation may permit, to a spouse or minor children or grandchildren or a personal holding company or family trust controlled by a Participant, the shareholders or beneficiaries of which, as the case may be, are any combination of the Participant, the Participant’s spouse, the Participant’s minor children or the Participant’s minor grandchildren, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant’s Beneficiary.

14.3
The Corporation’s grant of any Share Units or issuance of any Shares hereunder is subject to compliance with Applicable Law applicable thereto.   As a condition of participating in the Plan, each Participant agrees to comply with all Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

14.4
The Corporation or a Designated Subsidiary may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation or the Designated Subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Shares which would otherwise be issued or provided to a Participant hereunder.

14.5	A Participant shall not have the right or be entitled to exercise any voting rights, receive any distribution or have or be entitled to any other rights as a Shareholder in respect of any Share Units.

14.6
Neither designation of an employee as a Participant nor the grant of any Share Units to any Participant entitles any Participant to the grant, or any additional grant, as the case may be, of any Share Units under the Plan.  Neither the Plan nor any action taken thereunder shall interfere with the right of an Employer of a Participant to terminate a Participant’s employment at any time.  Neither any period of notice, if any, nor any payment in lieu thereof, upon termination of employment, wrongful or otherwise, shall be considered as extending the period of employment for the purposes of the Plan.

14.7	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any employee’s employment with the Corporation or a Designated Subsidiary.

14.8
The Plan shall be an unfunded obligation of the Corporation.  Neither the establishment of the Plan nor the grant of any Share Units or the setting aside of assets by the Corporation (if, in its sole discretion, it chooses to do so) shall be deemed to create a trust.  The right of the Participant or Beneficiary to receive payment pursuant to the Plan shall be no greater than the right of other unsecured creditors of the Corporation.

14.9
This Plan is established under the laws of the Province of British Columbia and the rights of all parties and the construction of each and every provision of the Plan and any Share Units granted hereunder shall be construed according to the laws of the Province of British Columbia.

15.	SECTION 409A

15.1
It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding anything in the Plan to the contrary, the Corporation may provide in the applicable Grant Agreement with respect to Share Units granted to Participants whose benefits under the Plan are or may become subject to Section 409A, such terms and conditions as may be required for compliance with Section 409A.  In addition, the following will apply to the extent that a Participant’s Share Units are subject to Section 409A.

(a)
Except as permitted under Section 409A, any Share Units, or payment with respect to Share Units,  may not be reduced by, or offset against, any amount owing by the Participant to the Corporation or any Designated Subsidiary.

(b)
If a Participant otherwise would become entitled to receive payment in respect of any Share Units as a result of his or her ceasing to be an Employee or Eligible Consultant upon a Termination Date, any payment made on account of such person ceasing to be an Employee or Eligible Consultant shall be made at that time only if the Participant has experienced a “separation from service” (within the meaning of Section 409A).

(c)
If a Participant is a “specified employee” (within the meaning of Section 409A) at the time he or she otherwise would be entitled to payment as a result of his or her separation from service, any payment that otherwise would be payable during the six-month period following such separation from service will be delayed and shall be paid on the first day of the seventh month following the date of such separation from service or, if earlier, the Participant’s date of death.

(d)
A Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(e)
Each Participant, any beneficiary or the Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Designated Subsidiary or affiliate shall have any obligation to indemnify or otherwise hold such Participant or beneficiary or the Participant’s estate harmless from any or all of such taxes or penalties.

(f)
If and to the extent that Share Units would otherwise become payable upon a Change of Control as defined in the Plan, such payment will occur at that time only if such change of control also constitutes a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets of the Corporation” as defined under Section 409A and applicable regulations (a “409A Change in Control”).  If a Change of Control as defined in the  Plan is not also a 409A Change in Control, unless otherwise permitted under Section 409A the time for the payment of Share Units will not be accelerated and will be payable pursuant to the terms of the Plan and applicable Grant Agreement as if such Change of Control had not occurred.

(g)
In the event that the Committee determines that any amounts payable under the Plan will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and  Grant Agreement and/or (ii) take such other actions as the Corporation determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

EFFECTIVE DATE:  May 26, 2009, as amended MAY 29, ~~2012~~2012, as further amended [●], 2014.

APPENDIX D

PSU PLAN RESOLUTION

WHEREAS the Company’s Board of Directors has presented certain amendments to the Company’s 2009 Performance Share Unit Plan (the “PSU Plan”) to the TSX and to the Shareholders, which amendments: i) allow the Company to take advantage of U.S. tax deductions available to it now that the Company is treated as a U.S. domestic filer, and ii) convert the PSU Plan share pool from a fixed pool of Company treasury shares to an evergreen pool of Company treasury shares not to exceed 3% of the Company’s issued and outstanding shares from time to time;

AND WHEREAS the Board recommends that the Shareholders approve the amendments to the PSU Plan;

NOW THEREFORE IT IS RESOLVED THAT:

1.	The amendments to the PSU Plan shown on Appendix C to the Company’s 2014 Management Information Circular be and hereby are approved;

2.
The unallocated entitlements under the PSU Plan are hereby approved and the Company will have the ability to issue Performance Share Units which may be settled in Common Shares from treasury until June 5, 2017;

3.
The issuance of Common Shares pursuant to all prior issuances of Performance Share Units, as described in the Management Information Circular and subject to the terms of the Performance Share Unit Plan, is hereby ratified and approved; and

4.
Any director or officer of the Company is hereby authorized and instructed to make any such changes to the PSU Plan amendments set forth on Appendix C as such officer or director deems necessary in their discretion to satisfy the intent of the foregoing resolutions.

APPENDIX E

2009 NON-EXECUTIVE DIRECTOR DEFERRED SHARE UNIT PLAN

NOVAGOLD RESOURCES INC.

2009 NON-EMPLOYEE DIRECTORS DEFERRED
SHARE UNIT PLAN

Effective December 1, 2009, as amended May 29, 2012,
as further amended on February 6, 2014,
[as further amended on [●], 2014 ]

NOVAGOLD RESOURCES INC.

2009 NON-EMPLOYEE DIRECTORS DEFERRED SHARE UNIT PLAN

1.	PURPOSE OF THE PLAN

1.1
This Plan has been established by the Corporation to promote the interests of the Corporation by attracting and retaining qualified persons to serve on the Board and to afford such Participants an opportunity to receive a portion of their compensation for serving as a director of the Corporation in the form of securities of the Corporation.

2.	PLAN DEFINITIONS AND INTERPRETATIONS

In this Plan, the following terms have the following meanings:

(a)	“Account” means an account maintained for each Participant on the books of the Corporation which will be credited with Deferred Share Units, in accordance with the terms of the Plan.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Committee” means the Compensation Committee of the Board.

(d)	“Common Shares” means the common shares of the Corporation and “Common Share” shall mean a common share of the Corporation.

(e)
“Corporation” means NovaGold Resources Inc. and its respective successors and assigns, and any reference in the Plan to action by the Corporation means action by or under the authority of the Board or any person or committee that has been designated for the purpose by the Board including, without limitation, the Committee.

(f)	“DSU” or “Deferred Share Unit” means a bookkeeping entry equivalent in value to a Common Share credited to a Participant’s Account.

(g)	“Grant” means any Deferred Share Unit credited to the Account of a Participant.

(h)
“Notice of Redemption” means written notice, on a prescribed form, by the Participant, or the administrator or liquidator of the estate of the Participant, to the Corporation of the Participant’s wish to redeem his or her Deferred Share Units.

(i)	“Participant” means a director of the Corporation who is designated by the Committee as eligible to participate in the Plan.

(j)	“Plan” means this Deferred Share Unit Plan.

(k)
“Redemption Date” means the date that a Notice of Redemption is received by the Corporation; provided in the case of a U.S. Eligible Participant, however, the Redemption Date will be made the earlier of (i) “separation from service” within the meaning of Section 409A, or (ii) within 90 days of the U.S. Eligible Participant’s death.

(l)	“Reorganization” means any (i) capital reorganization, (ii) merger, (iii) amalgamation, or (iv) arrangement or other scheme of reorganization.

(m)	“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect from time to time.

(n)	“Security Based Compensation Arrangement” has the meaning defined in the provisions of the TSX Company Manual relating to security based compensation arrangements.

(o)
“Share Price” means the closing price of a Common Share on the Toronto Stock Exchange averaged over the five (5) consecutive trading days immediately preceding either (a) in the case of a Grant, the last day of the fiscal quarter preceding the date of Grant in respect of a director, or (b) in the case of a redemption, the Redemption Date, as applicable, or in the event such shares are not traded on the Toronto Stock Exchange, the fair market value of such shares as determined by the Committee acting in good faith.

(p)
“Termination Date” means the date of a Participant’s death, or retirement from, or loss of office or employment with the Corporation, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada), including the Participant’s resignation, retirement, removal from the Board, death or otherwise.

(q)
“U.S. Eligible Participant” refers to a Participant who, at any time during the period from the date Deferred Share Units are granted to the Participant to the date such Deferred Share Units are redeemed by the Participant, is subject to income taxation in the United States on the income received for his or her services as a director of the Corporation and who is not otherwise exempt from U.S. income taxation under the relevant provisions of the U.S. Internal Revenue Code of 1986, as amended,  or the Canada-U.S. Income Tax Convention, as amended from time to time.

3.	NON-EMPLOYEE DIRECTOR COMPENSATION

3.1	Establishment of Annual Base Compensation

An annual compensation amount (the “Annual Base Compensation”) payable to Non-Employee Directors (hereafter “Directors”) of the Corporation shall be established from time-to-time by the Board. The amount of Annual Base Compensation will be reported annually in the Corporation’s management information circular.

3.2	Payment of Annual Base Compensation

(a)
The Annual Base Compensation shall be payable in quarterly installments, with each installment payable as promptly as practicable following the last business day of the calendar quarter to which it applies. Quarterly payments shall be pro rated if Board service commences or terminates during a calendar quarter.

(b)
The Annual Base Compensation shall be paid fifty percent (50%) in Deferred Share Units and fifty percent (50%) in cash. The number of DSUs to be paid and the terms of the DSUs shall be determined as provided in the following sections of this Plan.

(c)
Each Director may also elect to receive in DSUs all or part of that portion of his or her Annual Base Compensation otherwise payable in cash by completing and delivering a written election to the Corporation on or before November 15th of the calendar year ending immediately before the calendar year with respect to which the election is made.  Such election will be effective with respect to compensation payable for fiscal quarters beginning during the calendar year following the date of such election. In addition, so long a Director has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, a Director may elect on or before November 15, 2009 to receive his or her compensation for the fiscal quarter beginning December 1, 2009 in DSUs.  Further, where an individual becomes a Director for the first time during a calendar year and such individual has not previously participated in a plan that is required to be aggregated with this Plan for purposes of Section 409A, such individual may elect to participate in the Plan with respect to fiscal quarters of the Corporation commencing after the Corporation receives such individual’s written election, which election must be received by the Corporation no later than 30 days after such individual’s appointment as a Director. For greater certainty, new Directors will not be entitled to receive DSUs pursuant to an election for the quarter in which they submit their first election to the Corporation or any previous quarter.  Elections hereunder shall be irrevocable with respect to compensation earned during period to which such election relates.

(d)	All DSUs granted with respect to Annual Base Compensation will be credited to the Director’s Account when such Annual Base Compensation is payable (the “Payment Date”).

(e)
The Director’s Account will be credited with the number of DSUs calculated to the nearest thousandths of a DSU, determined by dividing the dollar amount of compensation granted in DSUs on the Payment Date by the Share Price.  Fractional Shares will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(f)
The Corporation may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. The Corporation shall also have the right in its discretion to satisfy any such withholding tax liability by retaining, acquiring or selling on behalf of a Participant any Common Shares which would otherwise be issued or provided to a Participant hereunder.

4.	ADMINISTRATION OF DSU ACCOUNTS

4.1	Administration of Plan

The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan and to amend and rescind such rules and regulations from time to time;

(b)
to interpret and construe the Plan and to determine all questions arising out of the Plan and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)	to prescribe the form of the instruments used in conjunction with the Plan; and

(d)	to determine which members of the Board are eligible to participate in the Plan.

4.2	Redemption of Deferred Share Units

(a)
Each Participant shall be entitled to redeem his or her Deferred Share Units during the period commencing on the business day immediately following the Termination Date and ending on the 90th day following the Termination Date by providing a written Notice of Redemption to the Corporation.  In the event of death of a Participant, the Notice of Redemption shall be filed by the administrator or liquidator of the estate of the Participant.  In the case of a U.S. Eligible Participant, however, the redemption will be deemed to be made on the earlier of (i) “separation from service” within the meaning of Section 409A, or (ii) within 90 days of the U.S. Eligible Participant’s death.

(b)	Upon redemption, the Participant shall be entitled to receive, and the Corporation shall issue or provide:

(i)
subject to the limitations set forth in Section 6.2 below, a number of Common Shares issued from treasury equal to the number of DSUs in the Participant’s Account, subject to any applicable deductions and  withholdings;

(ii)
subject to and in accordance with any Applicable Law, a number of Common Shares purchased by an independent administrator of the Plan in the open market for the purposes of providing Common Shares to Participants under the Plan equal in number to the DSUs in the Participant’s Account, subject to any applicable deductions and withholdings;

(iii)	the payment of a cash amount to a Participant equal to the number of DSUs multiplied by the Share Price, subject to any applicable deductions and withholdings; or

(iv)	any combination of the foregoing,

as determined by the Corporation, in its sole discretion; provided, however that any DSUs issued prior to December 31, 2013 shall be settled in Common Shares in the manner contemplated by Section 4.2(b)(i) or Section 4.2(b)(ii), as determined by the Corporation in its sole discretion.

4.3	Payment Notwithstanding

Notwithstanding any other provision of this Plan, all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31 of the calendar year commencing immediately after the Participant’s Termination Date.

5.	ALTERATION OF NUMBER OF SHARES SUBJECT TO THE PLAN

5.1	Subdivisions or Consolidations

In the event that the Common Shares shall be subdivided or consolidated into a different number of Common Shares or a distribution shall be declared upon the Common Shares payable in Common Shares, the number of DSUs then recorded in the Director’s Account shall be adjusted by replacing such number by a number equal to the number of Common Shares which would be held by the Director immediately after the distribution, subdivision or consolidation, should the Director have held a number of Common Shares equal to the number of DSUs recorded in the Director’s Account on the record date fixed for such distribution, subdivision or consolidation.

5.2	Reorganizations

In the event there shall be any change, other than as specified in Section 5.1, in the number or kind of outstanding Common Shares or of any shares or other securities into which such Common Shares shall have been changed or for which they shall have been exchanged, pursuant to a Reorganization or otherwise, then there shall be substituted for each Common Share referred to in the Plan or for each share into which such Common Share shall have been so changed or exchanged, the kind of securities into which each outstanding Common Share shall be so changed or exchanged and an equitable adjustment shall be made, if required, in the number of DSUs then recorded in the Director’s Account, such adjustment, if any, to be reasonably determined by the Committee and to be effective and binding for all purposes.

5.3	Adjustments

In the case of any such substitution, change or adjustment as provided for in this Section 5, the variation shall generally require that the number of DSUs then recorded in the Director’s Account prior to such substitution, change or adjustment will be proportionately and appropriately varied.

6.	~~MAXIMUM NUMBER OF SHARES TO BE ISSUED~~RESTRICTIONS ON ISSUANCES

6.1	Maximum Number of ~~Shares~~DSUs
~~Subject to adjustment in accordance with Section 5, the maximum number of Common Shares which the Corporation may issue from treasury in connection with Deferred Share Units granted under the Plan shall be 150,000 Common Shares, or such greater number as may be approved from time to time by the Corporation’s shareholders.~~DSUs may be granted by the Corporation in accordance with this Plan provided the aggregate number of DSUs outstanding pursuant to the Plan from time to time shall not exceed 1% of the number of issued and outstanding Common Shares from time to time.

6.2	Maximum Number of Shares to Insiders

The maximum number of Common Shares issuable to Insiders (as defined in the TSX Company Manual) pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issuable pursuant to any other Security Based Compensation Arrangement, at any time, shall not exceed 10% of the total number of outstanding Common Shares.  The maximum number of Common Shares issued to Insiders pursuant to Section 4.2(b)(i) of the Plan, together with any Common Shares issued pursuant to any other Security Based Compensation Arrangement, within any one year period, shall not exceed 10% of the total number of outstanding Common Shares.

7.	AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

7.1	Amendment to the Plan

The Board may at any time, and from time to time, and without shareholder approval, amend any provision of the Plan, subject to any regulatory or stock exchange requirement at the time of such amendment, including, without limitation:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan including amendments of a “clerical” or “housekeeping” nature;

(b)	to correct any ambiguity, defective provision, error or omission in the provisions of the Plan;

(c)	amendments to the termination provisions of Section 7.2;

(d)	amendments necessary or advisable because of any change in applicable securities laws;

(e)	amendments to the transferability of Deferred Share Units provided for in Section 8.9;

(f)	amendments to Section 4.1 relating to the administration of the Plan;

(g)	any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws or the rules of the Toronto Stock Exchange;

provided, however, that:

(h)
no such amendment of the Plan may be made without the consent of each affected Participant in the Plan if such amendment would adversely affect the rights of such affected Participant(s) under the Plan; and

(i)	shareholder approval shall be obtained in accordance with the requirements of the Toronto Stock Exchange for any amendment:

(i)	to Section 6.1 in order to increase the maximum number of Deferred Share Units which may be issued under this Plan (other than pursuant to Section 5);

(ii)	to Section 7.1 in any manner; or

(iii)	to the definition of “Participant”.

7.2	Plan Termination

The Committee may decide to discontinue granting awards under the Plan at any time in which case no further Deferred Share Units shall be awarded or credited under the Plan.  Any Deferred Share Units which remain outstanding in a Participant’s Account at that time shall continue to be dealt with according to the terms of the Plan.  The Plan shall terminate when all payments owing pursuant to Section 4.2 of the Plan have been made and all Deferred Share Units have been cancelled in all Participants’ Accounts

8.	GENERAL PROVISIONS

8.1	Assignability

No right to receive payment of deferred compensation or retirement awards, DSUs and other benefits under the Plan shall be transferable or assignable by a Participant except by will or laws of descent and distribution.

8.2	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded.  To the extent any Participant or his or her estate holds any rights by virtue of a grant of Deferred Share Units under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured creditor of the Corporation.

8.3	Final Determination

Any determination or decision by or opinion of the Committee made or held pursuant to the terms of the Plan shall be final, conclusive and binding on all parties concerned. All rights, entitlements and obligations of Participants under the Plan are set forth in the terms of the Plan and cannot be modified by any other documents, statements or communications, except by Plan amendments referred to in Section 7.1 of the Plan.

8.4	No Right to Employment

Participation in the Plan shall not be construed to give any Participant a right to be retained as a Director.

8.5	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of Common Shares nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

8.6	No Shareholder Rights

Under no circumstances shall Deferred Share Units be considered Common Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Common Shares nor shall any Participant be considered the owner of Common Shares by virtue of the award of Deferred Share Units.

8.7	Reorganization of the Corporation

The existence of any Deferred Share Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

8.8	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation.

8.9	General Restrictions and Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

8.10	Section 409A

It is intended that the provisions of this Plan comply with Section 409A, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding anything in the Plan to the contrary, the following will apply with respect to the rights and benefits of U.S. Eligible Participants under the Plan:

(a)
Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to or for the benefit of a U.S. Eligible Participant may not be reduced by, or offset against, any amount owing by the U.S. Eligible Participant to the Corporation or any of its affiliates.

(b)
If a U.S. Eligible Participant becomes entitled to receive payment in respect of any Deferred Share Units as a result of his or her “separation from service” (within the meaning of Section 409A), and the U.S Eligible Participant is a “specified employee” (within the meaning of Section 409A) at the time of his or her separation from service, and the Committee makes a good faith determination that (i) all or a portion of the Deferred Share Units constitute “deferred compensation” (within the meaning of Section 409A) and (ii) any such deferred compensation that would otherwise be payable during the six-month period following such separation from service is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then payment of such “deferred compensation” shall not be made to the U.S Eligible Participant before the date which is six months after the date of his or her separation from service (and shall be paid in a single lump sum on the first day of the seventh month following the date of such separation from service) or, if earlier, the U.S Eligible Participant’s date of death.

(c)
A U.S. Eligible Participant’s status as a specified employee shall be determined by the Corporation as required by Section 409A on a basis consistent with the regulations under Section 409A and such basis for determination will be consistently applied to all plans, programs, contracts, agreements, etc. maintained by the Corporation that are subject to Section 409A.

(d)
Each U.S Eligible Participant, any beneficiary or the U.S Eligible Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S Eligible Participant in connection with this Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate shall have any obligation to indemnify or otherwise hold such U.S Eligible Participant or beneficiary or the U.S Eligible Participant’s estate harmless from any or all of such taxes or penalties.

(e)
In the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A prior to payment to such Participant of such amount, the Corporation may (i) adopt such amendments to the Plan and Deferred Share Units and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Deferred Share Units hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A.

(f)
In the event the Corporation terminates the Plan in accordance with Section 7, the time and manner of payment of amounts that are subject to Section 409A will be made in accordance with the rules under Section 409A.  The Plan will not be terminated except as permitted under Section 409A.

8.11	Forfeiture Provision

If a Participant is subject to tax under the Income Tax Act (Canada) and also is a U.S. Eligible Participant with respect to DSUs, the following special rules regarding forfeiture of such Deferred Share Units will apply if the Participant’s DSUs are subject to Section 409A.  For greater clarity, these forfeiture provisions are intended to avoid adverse tax consequences under Section 409A and/or under paragraph 6801(d) of the regulations under the Income Tax Act (Canada), that may result because of the different requirements as to the time of settlement of Deferred Share Units with respect to a Participant’s “separation from service” (within the meaning of Section 409A) (“Separation From Service”) and his retirement or loss of office (under tax laws of Canada).  If a Participant otherwise would be entitled to payment of DSUs in any of the following circumstances, such DSUs shall instead be immediately and irrevocably forfeited (for greater certainty, without any compensation therefore):

(a)
a Participant experiences a Separation From Service as a result of a permanent decrease in the level of services provided to less than 20% of his past service in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(b)
a Participant experiences a Separation From Service upon ceasing to be a director while continuing to provide services as an employee in circumstances that do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(c)
a Participant experiences a serious disability that continues for more than 29 months in circumstances that constitute a Separation From Service and do not constitute a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada); or

(d)
a Participant experiences a retirement from, or loss of office or employment with, the Corporation or an affiliate thereof, within the meaning of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) by virtue of ceasing employment as both an employee and as a director, but he continues to provide services as an independent contractor such that he has not experienced a Separation From Service.

8.12	Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.

8.13	Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.14	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

8.15	Effective Date

The effective date of this Plan shall be December 1, 2009, as amended May 29, 2012, as further amended February 6, ~~2014,~~2014[, and as further amended [●], 2014].

APPENDIX F

DSU PLAN RESOLUTION

WHEREAS the Company’s Board of Directors has presented certain amendments to the Company’s 2009 Non-Executive Director Deferred Share Unit Plan (the “DSU Plan”) to the TSX and to the Shareholders, which amendments convert the DSU Plan share pool from a fixed pool of Company treasury shares to an evergreen pool of Company treasury shares not to exceed 1% of the Company’s issued and outstanding shares from time to time;

AND WHEREAS the Board recommends that the Shareholders approve the amendments to the DSU Plan;

NOW THEREFORE IT IS RESOLVED THAT:

1.	The amendments to the DSU Plan shown on Appendix E attached to the Company’s 2014 Management Information Circular be and hereby are approved;

2.
The unallocated entitlements under the DSU Plan are hereby approved and the Company will have the ability to issue Deferred Share Units which may be settled in Common Shares from treasury until June 5, 2017;

3.
The issuance of Common Shares pursuant to all prior issuances of Deferred Share Units, as described in the Management Information Circular and subject to the terms of the Deferred Share Unit Plan, is hereby ratified and approved; and

4.
Any director or officer of the Company is hereby authorized and instructed to make any such changes to the DSU Plan amendments set forth on Appendix E as such director or officer deems necessary in their discretion to satisfy the intent of the foregoing resolutions.

Any questions and requests for assistance may be directed to the
Proxy Solicitation Agent:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2
www.kingsdaleshareholder.com

North American Toll Free Phone:

1-866-228-8818

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

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Outside North America, Banks and Brokers Call Collect: 416-867-2272